As filed with the Securities and Exchange Commission on February 9, 2006 Registration No. 333-126687
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM SB-2
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                              PharmaFrontiers Corp.
                 (Name of small business issuer on its charter)

             Texas                            2834                76-0333165
(State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)         Classification          Identification
                                       Code Number)                 Number)


                          2635 N. Crescent Ridge Drive
                           The Woodlands, Texas 77381
                                 (281) 272-9331


                          (Address and telephone number
         of principal executive offices and principal place of business)
                               -------------------
                                C. William Rouse
                          2635 N. Crescent Ridge Drive
                           The Woodlands, Texas 77381
                                 (281) 272-9331
                       (Name, address and telephone number
                              of agent for service)
                               -------------------
                                    Copy to:
                                Michael C. Blaney
                             Vinson & Elkins L.L.P.
                             1001 Fannin, Suite 2300
                                Houston, TX 77002
                                 (713) 758-2222
                               -------------------


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: |_|

================================================================================

                              PharmaFrontiers Corp.

                        35,906,722 Shares of Common Stock

         This prospectus relates to the resale from time to time by the selling stockholders of up to 35,906,722 shares of our common stock, including 12,723,562 shares of common stock previously issued and 23,183,160 shares of common stock issuable upon the exercise of common stock purchase warrants. The selling stockholders may sell the shares of common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

         Shares of our common stock are traded on the NASD OTC Bulletin Board under the symbol "PFTR.OB." On February 2, 2006, the last reported sales price for our common stock on the OTC Bulletin Board was $0.52 per share.

         We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus.

                       -----------------------------------

         Investing in our common stock involves a high degree of risk. You should read carefully this entire prospectus, including the section captioned "Risk Factors" beginning on page 3, before making a decision to purchase our stock.

                       -----------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.







                The date of this prospectus is February 9, 2006.

                                TABLE OF CONTENTS

                                                                          Page

PROSPECTUS SUMMARY...........................................................1
RISK FACTORS.................................................................3
FORWARD LOOKING STATEMENTS...................................................9
USE OF PROCEEDS..............................................................9
PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY..........................9
SELECTED HISTORICAL FINANCIAL DATA..........................................10
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF
  FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS............................11
OUR BUSINESS................................................................16
MANAGEMENT..................................................................30
EXECUTIVE COMPENSATION......................................................34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............35
SELLING STOCKHOLDERS........................................................37
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS........................54
DESCRIPTION OF SECURITIES...................................................55
PLAN OF DISTRIBUTION........................................................57
LEGAL MATTERS...............................................................59
EXPERTS  59
WHERE YOU CAN FIND MORE INFORMATION.........................................59
INDEX TO FINANCIAL STATEMENTS..............................................F-1
INFORMATION NOT REQUIRED IN PROSPECTUS.....................................I-1

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these shares of our common stock. The information in this prospectus may only be accurate as of the date of this prospectus.

         This prospectus provides you with a general description of the shares of our common stock that the selling stockholders may offer. Each time a selling stockholder sells shares of our common stock, the selling stockholder is required to provide you with a prospectus containing specific information about the selling stockholder and the terms of the shares of our common stock being offered to you.

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission for a continuous offering. Under this prospectus, the selling stockholders may, from time to time, sell the shares of our common stock described in this prospectus in one or more offerings. This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so modified will be deemed to constitute a part of this prospectus.

         The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the selling stockholders and the shares of our common stock offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

                               PROSPECTUS SUMMARY

         The following summary highlights selected information from this prospectus and does not contain all of the information that you should consider before investing in our common stock. This prospectus contains information
regarding  our  businesses  and  detailed  financial  information.   You  should
carefully read this entire prospectus, including the historical financial statements and related notes, before making an investment decision.

         In this prospectus,  "PharmaFrontiers Corp.," the "company," "we," "us"
or  "our"  refer  to  PharmaFrontiers  Corp.,  a  Texas  corporation,   and  its
subsidiaries, except where otherwise indicated or required by context.

Our Business

         We are a biopharmaceutical company engaged in developing autologous personalized cell therapies. Our strategy is to develop and commercialize cell therapies to treat several major diseases including multiple sclerosis, cardiovascular diseases, and diabetes. We have an exclusive license to an individualized T cell therapy that is in FDA Phase I/II human dose ranging clinical trials to evaluate its safety and effectiveness in treating multiple sclerosis. We also have an exclusive license to a stem cell technology in which adult pluripotent stem cells are derived from monocytes obtained from the patient's own blood. We are initially pursuing indications in heart failure and Type I diabetes with our stem cell therapy.

         Autologous therapies use cells or other materials from the patient's own body to create treatments for the patient, thus preventing rejection complications that result when "foreign" or "non-self" cells are introduced into a patient. Cellular therapies are expected to play a large role in the treatment and cure of a broad spectrum of human diseases. According to independent market researchers, cellular therapies along with their related technologies, such as diagnostics and blood banking, may exceed $30 billion by 2010.

         Our multiple sclerosis cell therapy, Tovaxin(TM), is currently in Phase I/II studies. Tovaxin(TM) consists of modified autoreactive T cells. Multiple sclerosis is a result of a person's own T cells attacking the myelin sheath that coats the nerve cells of the central nervous system. These T cells, that attack a person's own body, are referred to as "autoreactive" T cells. In our treatment the T cells are taken from the patient, modified and returned to the patient. The modified T cells cause an immune response directed at the autoreactive T cells in the patient's body. This immune response reduces the level of autoreactive T cells and potentially allows the myelin sheath to be repaired. In addition, we are evaluating whether this technology will allow us to diagnose multiple sclerosis and determine the severity of the disease through an analysis of the level of autoreactive T cells in a patient's blood.

         Two clinical studies of Tovaxin(TM) have reached critical milestones:

         o The dose escalation study was designed for patients with relapsing-remitting or secondary-progressive MS, intolerant of, or having failed, current therapy. Blood was obtained from each patient from which T cells reactive to two peptides each of three proteins (MBP, PLP, and MOG) were expanded ex vivo and prepared as a trivalent formulation of MRTCs. The MRTCs were attenuated by Cesium137 irradiation prior to patients receiving subcutaneous injections of either 6-9 million cells (Dose 1) or 30-45 million cells (Dose 2) at weeks 0, 4, 12 and
                  20. MRTC frequencies were performed at baseline and weeks 5, 13, 21, 28 and 52. Patients were evaluated for changes in EDSS, MSIS and exacerbations.

         Tovaxin is a patient-specific therapeutic vaccination strategy for MS patients. To formulate Tovaxin T cell vaccine, the patient's own myelin peptide-specific activated T cell lines are harvested and attenuated on the day of vaccine administration.

         The study's results demonstrated that MRTCs in the peripheral blood were depleted in a dose dependent manner and analyses showed reductions in all three types of MRTCs at all follow-up visits. All patients in the Dose 2 group had a 100% reduction in MRTC counts at the week five follow-up visit. Percentage reductions were greater in the Dose 2 group than in the Dose 1 group at every follow-up visit. Correlation between the reduction in overall MRTC frequencies and the physical component of the MSIS (p=0.0086) was strong. There was a trend to improved EDSS (p=0.0561). The annual relapse rate (ARR) for the patients prior two years before therapy was 1.28 and following therapy the ARR was 0.10 (92 percent reduction) adjusted for the number of months in the study. The treatment appears to be safe and well tolerated with minimal adverse events and no dose-limiting toxicities.

         o Phase I/II extension study: The analysis of data on ten (10) patients that have been enrolled in a Phase I/II open-label extension study of Tovaxin(TM) T-Cell vaccine in worsening multiple sclerosis indicates that the treatment is safe and well-tolerated. Adverse events were mild or moderate in severity. None of the ten patients reported an MS exacerbation while on study. Analysis of myelin-reactive T-cell (MRTC) counts showed a percentage reduction from baseline at 3, 6, and 9 months, for all three types of MRTC, as well as the Total MRTC. Reductions in disease assessment disability scores were observed at all follow-up visits. No therapy induced lesions were observed on week 52 MRI's for three patients. These results suggest that MRTC vaccination is safe and well tolerated and also suggest that MRTC vaccination reduces MRTC counts, as well as EDSS and MSIS scores.

         In October 2005, the FDA approved the protocol for our Phase IIb clinical trial of Tovaxin. We intend to commence this pivotal Phase IIb study by the end of 2005 or early 2006.

         Our stem cell technology allows us to create adult pluripotent stem cells from monocytes isolated from blood drawn from the patient. We believe that these stem cells, if successfully developed, may provide the basis for therapies to treat a variety of diseases and conditions. We anticipate that our stem cell technology will have a significant competitive advantage over many of the other stem cell technologies. The peripheral blood monocytes, used by our technology to produce stem cells, have the advantage of being relatively abundant and easy and cost effective to obtain. Our technology does not have the collection and storage difficulties presented by umbilical cord blood or the controversial ethical and regulatory issues associated with embryonic stem cells. In addition, our technology is less difficult and less risky than collecting adult stem cells from tissues such as bone marrow, spinal fluid or adipose (fat) tissue. Furthermore, our stem cells are pluripotent, whereas adult stem cells used in competitive technologies are not likely to be pluripotent.

         Our stem cell technology will also avoid rejection issues because it is autologous ("self"). This is as opposed to the embryonic, umbilical, and some adult stem cell technologies, which in some cases must be taken from one individual and given to another. Further, we believe our stem cell therapies will be regulated as autologous "manipulated" non-homologous use cell therapies. Thus, we use an individuals' own stem cells, and we therefore do not expect to encounter the same significant pre-clinical and clinical development regulatory hurdles that embryonic, umbilical, and some adult stem cells therapies are expected to face.

         Initially we are conducting pre-clinical research to develop stem cell therapies to treat heart failure and Type I diabetes. We plan to move expeditiously through pre-clinical development of our cardiac stem cell therapy and, if successful, initiate human testing in 2006.

         We believe that with our stem cell technology plus our additional technology related to the differentiation of stem cells into islet cells, we will be able to create insulin producing islet cells derived from the patient's own blood. We are currently conducting laboratory research and plan to move expeditiously through pre-clinical development of our diabetes stem cell therapy and, if successful, initiate human testing in 2006.

Our Executive Offices

         Our principal executive and administrative office facility is located in The Woodlands, Texas at 2635 N. Crescent Ridge Drive, The Woodlands, Texas 77381 and our telephone number is (281) 272-9331. We maintain a website at www.pharmafrontierscorp.com, however the information on our website is not part of this prospectus, and you should rely only on information contained in this prospectus when making a decision as to whether or not to invest in shares of our common stock.

                                  RISK FACTORS

         The shares offered hereby have not been approved or disapproved by the SEC or the securities regulatory authority of any state, nor has any such regulatory body reviewed this memorandum for accuracy or completeness. The shares offered hereby are speculative, involve an unusually high degree of risk and should only be purchased by those who can afford to lose their entire investment. Therefore, prospective investors should carefully consider the following risk factors before purchasing the shares offered hereby.

         The following factors affect our business and the industry in which we operate. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known or that we currently consider immaterial may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

Risks Related to Our Business

Our business is at an early stage of development.

         Our business is at an early stage of development. We do not have any products in late-stage clinical trials or on the market. We are still in the early stages of identifying and conducting research on potential products. Only one of our products has progressed to the stage of being studied in human clinical trials. Our potential products will require significant research and development and preclinical and clinical testing prior to regulatory approval in the United States and other countries. We may not be able to develop any products, to obtain regulatory approvals, to enter clinical trials for any of our product candidates, or to commercialize any products. Our product candidates may prove to have undesirable and unintended side effects or other characteristics adversely affecting their safety, efficacy or cost-effectiveness that could prevent or limit their use. Any product using any of our technology may fail to provide the intended therapeutic benefits, or achieve therapeutic benefits equal to or better than the standard of treatment at the time of testing or production.

We have a history of operating losses and do not expect to be profitable in the near future.

         We have not generated any profits since our entry into the biotechnology business, have no source of revenues, and have incurred significant operating losses. We expect to incur additional operating losses for the foreseeable future and, as we increase our research and development activities, we expect our operating losses to increase significantly. We do not have any sources of revenues and may not have any in the foreseeable future.

We will need additional capital to conduct our operations and develop our products and our ability to obtain the necessary funding is uncertain.

         We need to obtain significant additional capital resources from sources including equity and/or debt financings, license arrangements, grants and/or collaborative research arrangements in order to develop products and continue our business. As of December 31, 2005, we had cash and cash equivalents of approximately $2,097,893. Our current burn rate is approximately $400,000 per month excluding capital expenditures. However, this burn rate is expected to increase to $800,000 per month once the Phase IIb clinical trails begin. The timing and degree of any future capital requirements will depend on many factors, including:

         o the accuracy of the assumptions underlying our estimates for capital needs in 2006 and beyond;

         o        scientific progress in our research and development programs;

         o the magnitude and scope of our research and development programs;

         o our ability to establish, enforce and maintain strategic arrangements for research, development, clinical testing, manufacturing and marketing;

         o        our progress with preclinical development and clinical trials;

         o        the time and costs involved in obtaining regulatory approvals;

         o        the  costs   involved  in  preparing,   filing,   prosecuting,
                  maintaining, defending and enforcing patent claims; and

         o        the number and type of product candidates that we pursue.

         We do not have any committed sources of capital. Additional financing through strategic collaborations, public or private equity financings, capital lease transactions or other financing sources may not be available on acceptable terms, or at all. Additional equity financings could result in significant dilution to our stockholders. Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize ourselves. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our programs, any of which could have a material adverse effect on our financial condition or business prospects.

Clinical trials are subject to extensive regulatory requirements, very expensive, time-consuming and difficult to design and implement. Our products may fail to achieve necessary safety and efficacy endpoints during clinical trials.

         Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time consuming. We estimate that clinical trials of our product candidates will take at least several years to complete.
Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

         o        unforeseen safety issues;

         o        determination of dosing issues;

         o        lack of effectiveness during clinical trials;

         o        slower than expected rates of patient recruitment;

         o inability to monitor patients adequately during or after treatment; and

         o inability or unwillingness of medical investigators to follow our clinical protocols.

         In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our IND submissions or the conduct of these trials.

We are dependent upon our management team and a small number of employees.

         Our business strategy is dependent upon the skills and knowledge of our management team. We believe that the special knowledge of these individuals gives us a competitive advantage. If any critical employee leaves, we may be unable on a timely basis to hire suitable replacements to operate our business. We also operate with a very small number of employees and thus have little or no backup capability for their activities. The loss of the services of any member of our management team or the loss of a number of other employees could have a material adverse effect on our business.

We are dependent on contract research organizations and other contractors for clinical testing and for certain research and development activities, thus the timing and adequacy of our clinical trials and such research activities are, to a certain extent, beyond our control.

         The nature of clinical trials and our business strategy requires us to rely on contract research organizations, independent clinical investigators and other third party service providers to assist us with clinical testing and certain research and development activities. As a result, our success is dependent upon the success of these outside parties in performing their responsibilities. Although we believe our contractors are economically motivated to perform on their contractual obligations, we cannot directly control the adequacy and timeliness of the resources and expertise applied to these activities by our contractors. If our contractors do not perform their activities in an adequate or timely manner, the development and commercialization of our drug candidates could be delayed.

Our current research and manufacturing facility is not large enough to manufacture future stem cell and T-cell therapies.

         We conduct our research and development in a 10,000 square foot facility in The Woodlands, Texas, which includes a 1,200 square foot suite of three rooms for the future manufacture of stem cell and T-cell therapies through Phase III trials. Our current facility is not large enough to conduct future commercial-scale manufacturing operations. We will need to expand further our manufacturing staff and facility, obtain a new facility or contract with corporate collaborators or other third parties to assist with future drug production.

         In the event that we decide to establish a commercial-scale manufacturing facility, we will require substantial additional funds and will be required to hire and train significant numbers of employees and comply with applicable regulations, which are extensive. We do not have funds available for building a manufacturing facility, and we may not be able to build a manufacturing facility that both meets regulatory requirements and is sufficient for our commercial-scale manufacturing.

         We may arrange with third parties for the manufacture of our future products. However, our third-party sourcing strategy may not result in a cost-effective means for manufacturing our future products. If we employ third-party manufacturers, we will not control many aspects of the manufacturing process, including compliance by these third parties with the FDA's current Good Manufacturing Practices and other regulatory requirements. We further may not be able to obtain adequate supplies from third-party manufacturers in a timely fashion for development or commercialization purposes, and commercial quantities of products may not be available from contract manufacturers at acceptable costs.

Patents obtained by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of potential products.

         A number of pharmaceutical, biotechnology and other companies, universities and research institutions have filed patent applications or have been issued patents relating to cell therapy, stem cells, T-cells, and other technologies potentially relevant to or required by our expected products. We cannot predict which, if any, of such applications will issue as patents or the claims that might be allowed. We are aware that a number of companies have filed applications relating to stem cells. We are also aware of a number of patent applications and patents claiming use of stem cells and other modified cells to treat disease, disorder or injury.

         If third party patents or patent applications contain claims infringed by either our licensed technology or other technology required to make and use our potential products and such claims are ultimately determined to be valid, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. If we are unable to obtain such licenses at a reasonable cost, we may not be able to develop some products commercially. There can be no assurance that we will not be obliged to defend ourselves in court against allegations of infringement of third party patents. Patent litigation is very expensive and could consume substantial resources and create significant uncertainties. An adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.

If we are unable to obtain future patents and other proprietary rights our operations will be significantly harmed.

         Our ability to compete effectively is dependent in part upon obtaining patent protection relating to our technologies. The patent positions of pharmaceutical and biotechnology companies, including ours, are uncertain and involve complex and evolving legal and factual questions. The coverage sought in a patent application can be denied or significantly reduced before or after the patent is issued. Consequently, we do not know whether the patent applications for our technology will result in the issuance of patents, or if any future patents will provide significant protection or commercial advantage or will be circumvented by others. Since patent applications are secret until the applications are published (usually eighteen months after the earliest effective filing date), and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that the inventors of our licensed patents were the first to make the inventions covered by the patent applications or that the licensed patent applications were the first to be filed for such inventions. There can be no assurance that patents will issue from the patent applications or, if issued, that such patents will be of commercial benefit to us, afford us adequate protection from competing products, or not be challenged or declared invalid.

Our competition includes fully integrated biopharmaceutical and pharmaceutical companies that have significant advantages over us.

         The markets for therapeutic stem cell products, multiple sclerosis products, and rheumatoid arthritis are highly competitive. We expect that our most significant competitors are fully integrated pharmaceutical companies and more established biotechnology companies. These companies are developing stem cell-based products and they have significantly greater capital resources and expertise in research and development, manufacturing, testing, obtaining regulatory approvals, and marketing than we currently do. Many of these potential competitors are further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve. Competitive products may render any products or product candidates that we develop obsolete.

If we fail to meet our obligations under our license agreements, we may lose our rights to key technologies on which our business depends.

         Our business depends on two licenses from third parties. Additionally, any business relating to a T cell vaccine for rheumatoid arthritis depends upon a license from the Shanghai Institute for Biological Science. These third party license agreements impose obligations on us, such as payment obligations and obligations to diligently pursue development of commercial products under the licensed patents. If a licensor believes that we have failed to meet our obligations under a license agreement, the licensor could seek to limit or terminate our license rights, which could lead to costly and time-consuming litigation and, potentially, a loss of the licensed rights. During the period of any such litigation, our ability to carry out the development and commercialization of potential products could be significantly and negatively affected. If our license rights were restricted or ultimately lost, our ability to continue our business based on the affected technology platform could be severely adversely affected.

Restrictive and extensive government regulation could slow or hinder our production of a cellular product.

         The research and development of stem cell therapies is subject to and restricted by extensive regulation by governmental authorities in the United States and other countries. The process of obtaining U.S. Food and Drug Administration, or FDA, and other necessary regulatory approvals is lengthy, expensive and uncertain. We may fail to obtain the necessary approvals to continue our research and development, which would hinder our ability to manufacture or market any future product.

To be successful, our product candidates must be accepted by the health care community, which can be very slow to adopt or unreceptive to new technologies and products.

         Our product candidates, if approved for marketing, may not achieve market acceptance since hospitals, physicians, patients or the medical community in general may decide to not accept and utilize these products. The product candidates that we are attempting to develop represent substantial departures from established treatment methods and will compete with a number of more conventional drugs and therapies manufactured and marketed by major pharmaceutical companies. The degree of market acceptance of any of our developed products will depend on a number of factors, including:

         o our establishment and demonstration to the medical community of the clinical efficacy and safety of our product candidates;

         o        our  ability  to  create   products   that  are   superior  to
                  alternatives currently on the market;

         o        our  ability  to  establish  in  the  medical   community  the
                  potential   advantage  of  our  treatments  over   alternative
                  treatment methods; and

         o        reimbursement policies of government and third-party payers.

         If the health care community does not accept our products for any of the foregoing reasons, or for any other reason, our business would be materially harmed.

Risks Related to Our Stock

There is currently a limited market for our common stock, and any trading market that exists in our common stock may be highly illiquid and may not reflect the underlying value of the Company's net assets or business prospects.

         Although our common stock is currently traded on the OTC Bulletin Board, there is currently a limited market for our common stock and there can be no assurance that an improved market will ever develop. Investors are cautioned not to rely on the possibility that an active trading market may develop.

As our share price is volatile, we may be or become the target of securities litigation, which is costly and time-consuming to defend.

         In the past, following periods of market volatility in the price of a company's securities or the reporting of unfavorable news, security holders have often instituted class action litigation. If the market value of our common stock experiences adverse fluctuations and we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management's attention could be diverted from the operation of our business, causing our business to suffer.

Our "blank check" preferred stock could be issued to prevent a business combination not desired by management or our current majority shareholders.

         Our articles of incorporation authorize the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined by our board of directors without shareholder approval. Our preferred stock could be utilized as a method of discouraging, delaying, or preventing a change in our control and as a method of preventing shareholders from receiving a premium for their shares in connection with a change of control.

Future sales of our common stock in the public market could lower our stock price.

         We may sell additional shares of common stock in subsequent public or private offerings. We may also issue additional shares of common stock to finance future acquisitions. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

We presently do not intend to pay cash dividends on our common stock.

         We currently anticipate that no cash dividends will be paid on the common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that all earnings, if any, will be retained to finance the future expansion of the our business. Therefore, prospective investors who anticipate the need for immediate income by way of cash dividends from their investment should not purchase the shares offered in this offering.

                           FORWARD LOOKING STATEMENTS

         This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements relate to future events and/or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or the industry in which it operates to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. These risks and other factors include those listed under "Risk Factors" and those described elsewhere in this Memorandum.

         In some cases, you can identify forward-looking statements by the Company's use of terms such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause the Company's actual results to differ materially from any forward-looking statement.

         Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The Company does not intend to update any of the forward-looking statements after the date of this Memorandum to conform prior statements to actual results.

                                 USE OF PROCEEDS

         The selling stockholders will receive all of the proceeds from any sales of shares of our common stock. We will not receive any of the proceeds from any such sale by any selling stockholder. See "Selling Stockholders."

               PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY

         Shares of our common stock are traded on the National Association of Securities Dealers Inc. Over the Counter Bulletin Board under the symbol "PFTR.OB." Our Common Stock trades on a limited, sporadic and volatile basis. As of February 2, 2006, the last reported sales price of our common stock on the OTC Bulletin Board was $0.52. As of December 31, 2005, there were 20,619,545 shares of our common stock outstanding that were held of record by 428 persons.

         The following table sets forth, for the periods indicated, the range of high and low bid information for our common stock. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

                                                                                             Price Ranges
                                                                                  -----------------------------------
                                                                                       High                Low
                                                                                  ---------------      --------------
Fiscal Year Ended December 31, 2003
      First Quarter...........................................................           1.50               0.25
      Second Quarter..........................................................           1.50               0.25
      Third Quarter...........................................................           1.50               0.25
      Fourth Quarter..........................................................           1.50               0.30
Fiscal Year Ended December 31, 2004
      First Quarter...........................................................           0.03               0.01
      Second Quarter..........................................................          14.25               0.01
      Third Quarter...........................................................           8.15               6.50
      Fourth Quarter..........................................................           9.50               5.90
Fiscal Year Ended December 31, 2005
      First Quarter...........................................................           8.70               4.50
      Second Quarter..........................................................           5.50               2.46
      Third Quarter...........................................................           1.41               1.25
      Fourth Quarter..........................................................           0.63               0.59

         Holders of shares of common stock will be entitled to receive cash dividends when, as and if declared by our Board of Directors, out of funds legally available for payment thereof. However, if dividends are not declared by our Board of Directors, no dividends shall be paid. We have not paid any dividends on our common stock since our inception.

         We do not anticipate that any cash dividends will be paid in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, we anticipate that all earnings, if any, will be retained to finance our future expansion. Therefore, prospective investors who anticipate the need for immediate income by way of cash dividends from their investment should not purchase the shares offered by this prospectus.

                       SELECTED HISTORICAL FINANCIAL DATA

         The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus. The selected consolidated financial data in this section is not intended to replace the consolidated financial statements and accompanying footnotes. We were originally incorporated in 1986 and until May 2004 operated under the name "Sportan Industries, Inc." In May 2004 we acquired PharmaFrontiers Corp. and changed our name to PharmaFrontiers Corp. For the purposes of this selected consolidated financial data, our acquisition of PharmaFrontiers Corp. in May 2004 has been accounted for as a reverse acquisition, which is equivalent to the issuance of stock by the original PharmaFrontiers Corp. for our assets. Accordingly, the selected historical financial data is that of the original PharmaFrontiers Corp. we acquired in May 2004. The selected consolidated statements of operations data for the period from January 22, 2003 (date of inception) to December 31, 2003 and for the year ended December 31, 2004 and the selected consolidated balance sheet data as of December 31, 2003 and 2004 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated statements of operations for the nine months ended September 30, 2004 and 2005 and the selected consolidated balance sheet data as of September 30, 2005 have been derived from the unaudited consolidated financial information included in this prospectus. The unaudited financial information includes all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the results of operations for the nine month period ended September 30, 2004 and 2005. Historical results are not necessarily indicative of the results to be expected in the future.

                                                  Period from
                                                 January 22,
                                                 2003 (date
                                                     of
                                                  inception)       Year Ended    Nine Months Ended September 30,
                                                to December 31    December 31,  ---------------------------------
                                                     2003             2004             2004             2005
                                                --------------    ------------  ----------------  ---------------
Consolidated Statements of Operations Data:
Revenues                                        $            -    $          -   $             -   $            -
Operating Expenses:
   General and administrative...............            80,801       3,127,488         1,685,714         7,092,615
   Research and development.................                 -         632,621                 -         1,877,787
                                                --------------    ------------  ----------------   ---------------
     Net operating loss.....................           (80,801)     (3,760,109)       (1,685,714)       (8,970,402)

Interest Income.............................                             5,992             2,475            50,474
Other Income................................                             2,379             1,882            21,903
Interest expense............................           (45,202)       (868,926)         (169,966)       (7,323,573)
                                                --------------    ------------  ----------------   ---------------
      Net loss..............................    $     (126,003)   $ (4,620,664)  $    (1,851,323)  $   (16,221,894)
                                                ==============    ============  ================   ===============
Net loss per common share, basic and diluted    $          N/A    $      (0.73)  $         (0.31)  $         (1.16)
                                                ==============    ============  ================   ===============
Weighted average number of common shares
   outstanding, basic and diluted...........               N/A       6,309,145         5,890,241        16,221,894
                                                ==============    ============  ================   ===============


                                                       As of December 31,              As of
                                                ------------------------------      September 30,
                                                     2003             2004             2005
                                                --------------    ------------     -------------
Consolidated Balance Sheet Data:
Cash and cash equivalents and prepaid expenses              68         946,329         4,523,272
Intangible assets...........................                 -      26,791,073        26,539,721
                                                --------------    ------------     -------------
Total assets................................                68      28,079,386        31,407,703
Current liabilities.........................            69,036       4,883,165         2,276,055
Common stock................................                 -         502,992                 -
                                                --------------    -------------    --------------
                                                --------------    -------------    --------------
Total stockholders' equity..................           (68,968)     23,196,221        29,131,648


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

         The following discussion of our financial condition and results of operations should be read together with the consolidated financial statements and related notes that are included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors", "Disclosure Regarding Forward-Looking Statements" or in other parts of this prospectus. We undertake no obligation to update any information in our forward-looking statements except as required by law.

Overview

         We are a development-stage company and have a limited operating history. Our predecessor company for financial reporting purposes was formed on January 22, 2003 to acquire rights to our adult stem cell technology. In November 2004 we acquired Opexa Pharmaceuticals, Inc. and its Multiple Sclerosis treatment technology. We are still developing all of our technology, and to date, we have not generated any revenues from our operations. As we continue to execute our operations plan, we expect our development and operating expenses to increase.

         Research and development. We have made and expect to continue to make substantial investments in research and development in order to develop and market our technology. Research and development costs consist primarily of general and administrative and operating expenses related to research and development activities. We expense research and development costs as incurred. Property, plant and equipment for research and development that have an alternative future use are capitalized and the related depreciation is expensed as research and development costs. We expect our research and development expense to increase as we continue to invest in the development of our technology.

         General and administrative. General and administrative expenses consist primarily of salaries and benefits, office expense, professional services fees, and other corporate overhead costs. We anticipate increases in general and administrative expenses as we continue to develop and prepare for commercialization of our technology

Results of Operations

Comparison of Nine Months Ended September 30, 2005 with Nine Months Ended September 30, 2004

         Net Sales. We recorded no sales for the nine months ended September 30, 2005 which resulted in no change from the same period in 2004.

         General and Administrative Expenses. Our general and administrative expenses increased to $7,092,826 during the nine months ended September 30, 2005, as compared to $1,685,714 from the same period in 2004. The increase in general and administrative expenses is due primarily to the start-up of operations which included the hiring of new personnel including employees and directors and scientific advisory board members. These individuals have agreements with the Company which provide for salary payments. The increase in operations is also attributable to the acquisition of Opexa Pharmaceuticals and the assumption of its operations. Also included are professional fees incurred from legal, accounting, and consulting services. Anticipated future expenses include expenses associated with the expansion of facilities.

         Research and Development Expenses. Research and development expense increased to $1,877,787 for the nine months ended September 30, 2005, compared to $0 from the same period in 2004. The increase is primarily related to the acquisition of Opexa Pharmaceuticals and the assumption of its operations and research and development programs, including its ongoing Phase I/II Clinical Trial for Tovaxin as well as the beginning of the pre-clinical studies for our cardiac and diabetes stem cell therapies. Also included are professional fees incurred from consulting services and legal fees to secure and expand our license patent claims. Anticipated future expenses include expenses associated with the expansion of the laboratory/manufacturing facilities.

         Interest Expense. Interest expense increased to $7,323,573 for the nine months ended September 30, 2005, as compared to $169,966 from the same period in 2004. The increase is primarily related to the accrued interest on the 15% Exchangeable Convertible Subordinated Notes (the "Bridge Notes"). Interest accrued on the Bridge Notes at a rate of 15% per annum. The accrued interest and all principal of the Bridge Notes were converted into shares of common stock and warrants for common stock in an exchange in June 2005.

         Net loss. The Company had a net loss for the nine months ended September 30, 2005, of ($16,221,894), or ($1.16) per share (basic and diluted), compared with a net loss of ($1,851,323), or ($0.31) per share (basic and diluted), from the same period in 2004. The primary reason for the increase in net loss is due primarily to the amortization of the remaining discount under the beneficial conversion feature of the Bridge Notes and the accrued interest on the Bridge Notes that was converted into shares of common stock, along with start-up of operations which included the hiring of new personnel including employees and directors and scientific advisory board members. These individuals have agreements with us which provide for salary payments. The increase in net loss is also attributable to the acquisition of Opexa Pharmaceuticals and the assumption of its operations and research and development programs. Also included are professional fees incurred from legal, accounting, and consulting services to secure and expand our license patent claims. Anticipated future expenses include research and development, professional and consulting fees, and expenses associated with the expansion of the office and laboratory/manufacturing facilities.

Comparison of Year Ended December 31, 2004 with the Period from January 22, 2003 (date of inception) to December 31, 2003

         Net Sales. We recorded no sales for the twelve months ended December 31, 2004 or the period ended December 31, 2003.

         General and  Administrative  Expenses.  Our general and  administrative expenses increased during the twelve months ended December 31, 2004, to $3,127,488 as compared to $80,801 from January 22, 2003 (inception) to December 31, 2003. The increase in general and administrative expenses is due primarily to the start-up of operations which included the hiring of new personnel including employees and directors and scientific advisory board members. These individuals have agreements with the Company which provide for salary payments. The increase in operations is also attributable to the acquisition of Opexa Pharmaceuticals and the assumption of its operations and research and development programs. Also included are professional fees incurred from legal, accounting, and consulting services to secure and expand our license patent claims as well as license milestone fees to the University of Chicago. Such anticipated future expenses may include research and development, professional and consulting fees, and expenses associated with manufacturing facilities.

         Research and Development Expense. Research and development expense increased to 632,621 for the twelve months ended December 31, 2004, compared to $ 0 from inception to December 31, 2003. The increase is primarily related to the acquisition of Opexa Pharmaceuticals and its ongoing Phase I/II Clinical Trial for Tovaxin as well as the beginning of the pre-clinical studies for our cardiac and diabetes stem cell therapies.

         Interest Expense. Interest accrued on the Notes at a rate of 15% per annum.

         Net loss. We had a net loss for the year ended December 31, 2004, of $4,620,664 or ($.73) per share (basic and diluted), compared with a net loss of $126,003, from inception to December 31, 2003. The primary reason for the increase in net loss is due to the start-up of operations which included the hiring of new personnel including employees and directors and scientific advisory board members. These individuals have agreements with us which provide for salary payments. The increase in net loss is also attributable to the acquisition of Opexa Pharmaceuticals, Inc. and the assumption of its operations and research and development programs. Also included are professional fees incurred from legal, accounting, and consulting services to secure and expand our license patent claims as well as license milestone fees to the University of Chicago. Such anticipated future expenses may include research and development, professional and consulting fees, and expenses associated with manufacturing facilities.

Liquidity and Capital Resources

         Since our inception, the Company has financed its operations from the sale of its debt and equity securities (including the issuance of its securities in exchange for goods and services) to accredited investors. Between September 2004 and February 2005, the Company privately placed an aggregate principal amount of $6.1 million of Bridge Notes. In June 3, 2005, the Company exchanged its Bridge Notes aggregating approximately $6.7 million in principal and interest for 4,433,598 units at a purchase price of $1.50 per unit; each unit comprised of one share of common stock and three separate types of warrants to purchase a total of 2.75 shares of common stock as follows: a series A warrant for 1.25 shares with an exercise price of $2.00 which expires on the later of January 25, 2006 or 5 months after registration statement is effective; a series B warrant for one-half of a share with an exercise price of $2.90 which expires on September 25, 2006 or 12 months after registration statement is effective; and a Series C Warrant for one share with an exercise price of $4.00 that expires on May 25, 2010.

         In June 2005, the Company completed a private placement of approximately $5.08 million to accredited investors by issuing 3,387,217 units at a purchase price of $1.50 per unit; each unit identical to those issued in the Bridge Note exchange. On July 18, 2005 the Company completed a follow-on private placement of approximately $760,000 to accredited investors and issued 507,292 additional units at a purchase price of $1.50 per unit.

         As of September 30, 2005, the Company had cash of approximately $4,353,000. We believe we have sufficient cash to fund current operations through February 2006. The Company's burn rate in the third quarter of 2005 was $550,000 per month. Our burn rate is expected to increase in the fourth quarter of 2005 as we prepare for our Tovaxin Phase 2b clinical trial. The Company believes that we will need a minimum of $2,600,000 to fund our operations for the fourth quarter of 2005. This money will be used for the ramp-up of our Tovaxin Phase 2b clinical trial, for research and development, capital expenditures and for general and administrative expenses. The Company anticipates that it will need to engage in best efforts sales of its securities to raise needed working capital. Failure to raise necessary working capital will cause us to curtail operations.

         Contractual Commitments

         We have exercised our option with the landlord of our facilities to renew the lease on our executive offices and research facilities for a term of five years with an option for an additional five years at the then prevailing market rate. We are waiting on final construction pricing in order to finalize the rental rate on the lease renewal.

         In our acquisition of Opexa Pharmaceuticals, Inc. in November 2004, we assumed a lease on a 32,041 square foot office/warehouse facility used as Opexa's headquarters located in Houston, Texas. We determined that this facility was unsuitable for future expansion and we negotiated a lease termination agreement which terminated the remaining eight year obligation and reduced the annual facility expenses by $215,000. The lease termination required a final monthly lease payment for February 2005, surrender of the security deposit in the amount of $15,380, and a lease termination fee of $56,763. The agreement also contains mutual release provisions releasing both parties from any claims each may hold against the other under the lease dated on or about May 31, 2002.

Off-Balance Sheet Arrangements

         As of September 30, 2005, we had no off-balance sheet arrangements.

Related Party Transactions

         For more information on these transactions, please read "Certain Relationships and Related Party Transactions," in this prospectus.

Critical Accounting Policies

         Our discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our most significant judgments and estimates used in preparation of our consolidated financial statements.

         Reverse Acquisition. We treat the merger of PharmaFrontiers Corp. into Sportan as a reverse acquisition. Pursuant to the guidance in Appendix B of SEC Accounting Disclosure Rules and Practices Official Text, the "merger of a private operating company into a non-operating public shell corporation with nominal net assets typically results in the owners and management of the private company having actual or effective operating control of the combined company after the transaction, with the shareholders of the former public shell continuing only as passive investors. These transactions are considered by the staff to be capital transactions in substance, rather than business combinations. That is, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation, accompanied by a recapitalization." Accordingly, the reverse acquisition has been accounted for as a recapitalization. For accounting purposes, the original PharmaFrontiers Corp. is considered the acquirer in the reverse acquisition. The historical financial statements are those of the original PharmaFrontiers Corp. Earnings per share for periods prior to the merger are restated to reflect the number of equivalent shares received by the acquiring company.

         Impairment of Long-Lived Assets. We review long-lived assets and certain identifiable assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, further impairment analysis is performed. An impairment loss is measured as the amount by which the carrying amount exceeds the fair value of assets.

         Stock-Based Compensation. We have adopted FAS No. 123, "Accounting for Stock-Based Compensation" for non-cash stock-based compensation issued to employees, directors and non-employees for goods or services. FAS No. 123 allows companies to continue to measure compensation costs for employees and directors using the intrinsic value method as prescribed by APB Opinion 25; however, the fair value method must be used to measure compensation costs issued to non-employees. FAS No. 123 states that the fair value method of accounting for stock-based compensation is preferable to the intrinsic value method; therefore, we use the fair value method to measure all stock-based compensation, including stock-based compensation to our employees and directors. Under this method, compensation cost is measured at the fair value of the award on the applicable measurement date. See Note 1 of the Notes to Consolidated Financial Statements for the pro forma net income and net income per share amounts, for Fiscal 2003 through Fiscal 2004, as if the Company had used a fair-value-based method similar to the methods required under SFAS 123R to measure compensation expense for employee stock incentive awards. The Company is evaluating the terms and structure of its current share based payments and does not expect the adoption to have a significant, adverse impact on the consolidated statements of income and net income per share as it relates to current granted options and warrants as of the date of the adoption.

         Consolidation of Variable Interest Entities. In January 2003, the FASB issued Interpretation No. 46(R) ("FIN 46"), Consolidation of Variable Interest Entities. FIN 46 addresses consolidation by business enterprises of variable interest entities (formerly special purpose entities). In general, a variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. The objective of FIN 46 is not to restrict the use of variable interest entities, but to improve financial reporting by companies involved with variable interest entities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements are effective for the first period that ends after March 15, 2004; the Company elected to adopt the requirements effective for the reporting period ending December 31, 2004. The adoption of FIN 46 had no effect on the consolidated financial statements.

         Research and Development. The costs of materials and equipment or facilities that are acquired or constructed for research and development activities and that have alternative future uses are capitalized as tangible assets when acquired or constructed. The cost of such materials consumed in research and development activities and the depreciation of such equipment or facilities used in those activities are research and development costs. However, the costs of materials, equipment, or facilities acquired or constructed for research and development activities that have no alternative future uses are considered research and development costs and are expensed at the time the costs are incurred.

                                  OUR BUSINESS

Overview

         We are a biopharmaceutical company engaged in developing autologous personalized cell therapies. Our strategy is to develop and commercialize cell therapies to treat several major diseases including multiple sclerosis, cardiovascular diseases, and diabetes. We have an exclusive license to an individualized T cell therapy that is in FDA Phase I/II human dose ranging clinical trials to evaluate its safety and effectiveness in treating multiple sclerosis. We also have an exclusive license to a stem cell technology in which adult pluripotent stem cells are derived from monocytes obtained from the patient's own blood. We are initially pursuing indications in heart failure and Type I diabetes with our stem cell therapy.

         Our lead product, Tovaxin(TM), is a T-cell-based therapeutic vaccine for MS, offering a unique and personalized approach to treating the disease by inducing an immune response against the pathogenic myelin autoreactive T-cells. Tovaxin has just been accepted by the U.S. Food and Drug Administration's (FDA) Center for Biologics Evaluation and Research (CBER) for a Phase IIb clinical study, entitled "A Multicenter, Randomized, Double-Blind, Placebo-Controlled Study of Subcutaneous Tovaxin(TM) in Subjects with Clinically Isolated Syndrome or Relapsing Remitting Multiple Sclerosis" following two successful Phase I/II open-label studies. The results from two Tovaxin Phase I/II clinical trials provided safety and effectiveness information. Human trials have shown that the our T-cell vaccination (TCV) safely induces immune responses that deplete and regulate myelin autoreactive T-cells, thus stabilizing the disease and it is the first MS drug to demonstrate sustained improvement in many of the patients and sustained reversal of disability in some of the patients that were treated. Moreover, we are evaluating T-cell assay technology, which can be used to monitor T-cell therapy and may have the potential for early diagnosis of MS.

         We also hold the exclusive worldwide license to adult pluripotent stem cells derived from peripheral blood monocytes that allow for the isolation, propagation, and differentiation into cells and tissues for patient-specific cell-based therapies. We are currently pursuing indications for congestive heart failure (CHF) and Type 1 diabetes (T1D) with its stem cell technology. We expect to conduct basic research to determine the potential use of its stem cells in other indications, such as macular degeneration, stroke, and Parkinson's disease.


           Overview of PharmaFrontiers Corp Technologies and Programs


                             AUTOLOGOUS CELL-BASED
                                   THERAPIES
                                       |
                                       |
--------------------------------------------------------------------------------
          T CELL THERAPY                               ADULT PLURIPOTENT
                                                       STEM CELL THERAPY
                  |                                           |
                  |                                           |
-------------------------------------------    ---------------------------------
MULTIPLE SCLEROSIS    MULTIPLE SCLEROSIS        CARDIAC           DIABETES
  THERAPY             MONITORING                THERAPY           THERAPY
                  |                                           |
                  |                                           |
-------------------------------------------    ---------------------------------
OTHER: TYPE 1 DIABETES, CROHN'S, PSORIASIS,     OTHER: MACULAR DEGENERATION,
              RHEUMATOID ARTHRITIS                     STROKE, PARKINSON'S



         In the United States, approximately 400,000 people suffer from multiple sclerosis, a chronic progressive autoimmune disease of the central nervous system (CNS) that is caused by myelin autoreactive T-cells progressively eroding the myelin that surrounds and insulates nerve fibers of the brain and spinal cord. Globally, there are approximately 2.5 million MS patients representing a drug market in excess of $4 billion. The US markets accounted for 50 per cent of global MS sales in 2004, at US$2.3 billion. MS remains a challenging autoimmune disease to study because the pathophysiologic mechanisms are diverse, and the chronic, unpredictable course of the disease makes it difficult to determine whether the favorable effects of short-term treatment will be sustained. Therapies that can prevent or stop the progression of disease and allow reversal of the neurological damage and disability caused by the disease represent the greatest unmet need in MS.

         In recent years, the understanding of MS pathogenesis has evolved to comprise an initial, T-cell-mediated inflammatory activity followed by selective demyelination (erosion of the myelin coating of the nerve fibers) and then neurodegeneration. The discovery of disease-relevant immune responses has accelerated the development of targeted therapeutic products for the treatment of the early stages of MS. Healthy individuals have been found to have autoreactive T-cells, which recognize a variety of self-antigens (e.g., myelin basic protein [MBP], proteolipid protein [PLP], and myelin oligodendrocyte glycoprotein [MOG]) as part of the normal T-cell repertoire and circulate naturally in the periphery without causing an autoimmune disease.

         Some subjects unfortunately who have the appropriate genetic background have increased susceptibility for the in vivo activation and clonal expansion of myelin autoreactive T-cells. These myelin autoreactive T-cells may remain dormant, but at some point they are activated in the periphery, possibly by molecular mimicry (i.e., recognition of epitopes that are common to autoantigens and microbial antigens as exogenous triggers), thus enabling them to cross the blood-brain barrier (BBB) and infiltrate the healthy tissue of the brain and spinal cord. The cascade of pathogenic events leads to demyelination of axons, which causes nerve impulse transmissions to diffuse into the tissue.

Current Therapy for Multiple Sclerosis

         Current MS disease modifying drugs on the market are only palliative and generally work through a mechanism of immunomodulation or immunosuppression (Appendix A). These therapies for MS are dominated by three forms of interferon that require frequent subcutaneous or intramuscular injections. Copaxone is an immunomodulator composed of a random copolymer of amino acids that is administered daily. Novantrone (mitoxanthrone) is an immunosuppressive drug that can only be given four times per year with a life time limit of 8 to 12 doses. All of the current therapies only slow the progression of MS and they have significant patient compliance challenges because of the dosing schedule, limited decrease in relapse rate, side effects profile (e.g., the interferon formulations produce severe flu-like symptoms, injection site reactions, infection and neutralizing antibodies (range from 5% to 45%) are developed that limits the efficacy of treatment; copaxone causes significant injection site reactions; while novantrone causes infections, bone marrow suppression, nausea, hair thinning, bladder infections, and mouth sores). These drugs must be administered daily to weekly and they reduce relapses by about 38-75% (as compared to a patient's prior 2-year history).

         Tysabri, a selective adhesion molecule inhibitor (an alpha 4 integrin antagonist), represents another class of MS drugs which works by preventing immune system cells (all leukocytes carrying the alpha 4 integrin glycoprotein on their surface) from crossing the BBB and move into the CNS. Unfortunately, Tysabri blocks the movement of all inflammatory T-cells not just the myelin autoreactive T-cells and leaves patients at a risk of life threatening infections. Tysabri with a reduction in relapse rates of 67% (versus placebo) was still expected to generate $2 to 3 billion in peak annual sales in an existing products market of approximately $4 billion had it not been for the severe side effects.

         A number of companies have committed resources to research and development programs to develop novel MS drug therapies (Appendix B). These programs represent incremental improvements over current therapy and their mechanisms of action are similar to current therapy. Tovaxin is the only whole T-cell based vaccination strategy that safely and effectively eliminates the myelin autoreactive T-cells and induces immune tolerance with the potential to prevent the disease or stop disease progression and perhaps to allow the reversal of disease symptoms and progression to severe disability.

         In our open-label Phase I/II studies, Tovaxin has shown a reduction in relapses in excess of 90% with virtually no side effects based on only 4 injections annually administered over 3-4 months. Furthermore, approximately 40% of the MS patients treated with Tovaxin demonstrated a reversal of disability as measured by the Kurtzke Expanded Disability Status Scale (EDSS; a method of quantifying disability of MS patients) while the remainder of patients (except for one relapse) experienced no progression of disease. Based on the results of the Phase I/II studies a Phase IIb clinical trial to study Tovaxin therapy in early (clinically isolated syndrome (CIS) and early relapsing remitting (RR)) MS patients has been cleared by the FDA and is scheduled to be initiated the first half of 2006.


Tovaxin(TM) for Multiple Sclerosis

         Tovaxin works selectively on the myelin autoreactive T-cells by harnessing the body's natural immune defense system and feedback mechanisms to deplete these T-cells and induce favorable immune regulatory responses which rebalance the immune system. Tovaxin induces immune responses that deplete (Appendix C) and regulate the myelin autoreactive pro-inflammatory T-cells that cause the inflammation and erosion of the myelin sheath resulting in MS. Specifically, Tovaxin is manufactured by taking the MRTCs from the blood, expanding them to a therapeutic dose ex-vivo, and attenuating them with gamma irradiation to prevent DNA replication. These attenuated MRTCs are then injected subcutaneously into the body in large quantities. The body recognizes specific T-cell receptor molecules of these MRTCs as foreign and mounts an immune response reaction against them, not only destroying the injected attenuated MRTCs, but also the circulating, myelin autoreactive T-cells carrying the peptide-specific T-cell receptor molecules. In addition, T-cell activation molecules on the surface of the activated MRTCs used as vaccine induce favorable immune regulatory responses, which promote anti-inflammatory responses. Because the therapy uses an individual's own cells, the only directly identifiable side effect is injection site reaction in a small percentage of the patients. These reactions clear within 24 hours. Clinical studies indicate that following TCV therapy the body does not attack normal T-cells so the patient is not put at peril for side effects and life threatening infections.

         Tovaxin consists of a trivalent formulation (MBP, PLP and MOG) of attenuated myelin-peptide reactive T-cells (MRTCs) which targets only the myelin-specific subset of T-cells. Current therapies on the market and under development do not eliminate the MRTCs and are, therefore, only a palliative treatment to reduce the frequency and occurrence of MS symptoms. The current iteration of Tovaxin is a trivalent formulation, which uses six peptides (two each from three myelin proteins) to select the MRTCs. This formulation is very pharmacologically active with only minimal local and systemic side effects. Tovaxin, a whole T-cell vaccine, is a completely new class of drug for MS that works in concert with the body's immune regulatory system to suppress the T-cell-mediated inflammatory activity and deplete the MRTCs.

         This same technology platform will have application in other T-cell mediated diseases such as Crohn's disease, psoriasis, rheumatoid arthritis and type 1 diabetes.


Tovaxin(TM) Intellectual Property

         Tovaxin is protected by a series of patents and patent applications. There is also substantial know-how surrounding the Tovaxin manufacturing process that should be patentable.

         The technology was discovered by Dr. Jingwu Zhang of Baylor College of Medicine in Houston. We have an exclusive, worldwide license from the Baylor College of Medicine to develop and commercialize three technology areas for MS, namely T-cell vaccination, peptides, and diagnostics. Under the License Agreement with the Baylor College of Medicine, we have rights to a total of 7 patents (2 U.S. and 5 foreign) and 69 patent applications (6 U.S., 62 foreign, and 1 Patent Cooperation Treaty [PCT]).

         The license was granted to us by Baylor in exchange for common stock in Opexa Pharmaceuticals, Inc. (acquired by us in November 2004). The key terms of the agreement are: exclusive, worldwide, and a 2% royalty on net sales of licensed products. The royalty decreases after the aggregate net sales exceed $500 million. There are no other performance or payment terms in the license. We also have a separate consulting agreement with the inventor, Dr. Jingwu Zhang, which grants us the right of first refusal on all future discoveries made by Dr. Zhang.


Tovaxin(TM) Manufacturing

         We manufacture our TCV therapy in our own GMP facility. The TCV technology is similar to that of traditional microbial vaccine technology, where the pathogen (or the attenuated derivative) is used to derive the protective antigens necessary to induce protective immune responses. In preparing a TCV therapy, the myelin autoreactive T-cells causing the disease are taken from the blood, specifically identified, and expanded ex vivo by incubating these T-cells with MBP, PLP, and MOG-selected peptides in the presence of antigen-presenting cells and growth factors. Myelin-peptide reactive T-cells are grown to therapeutic levels and cryopreserved. Prior to use, the MRTCs are expanded, formulated, and attenuated (by irradiation) to render them incompetent to replicate but viable for therapy. These attenuated T-cells are administered subcutaneously through a series of injections. A single draw of a 500 ml bag of blood is sufficient to provide a full year's therapeutic regime of Tovaxin.

         We have improved the manufacturing process of Tovaxin. Based on a new process, turnaround (receipt of blood from the patient and return Tovaxin to the patient) is decreased from 12 to 5 weeks and it is anticipated that an annual course of therapy will cost $3,000-4,000 to manufacture. Current therapies are priced at $16,000 to $23,000 annually. The price of newer therapies with better safety and efficacy profiles are anticipated to exceed $20,000 annually.

         We have also validated supply chain logistics improvements that make manufacturing with a regional central facility economical. The viability of blood MRTCs from the time the blood is drawn from the patient to receipt at the processing facility has been established at a minimum of 24 hours, which is sufficient for anywhere in the United States and, likely, Canada. Experiments are underway to determine whether blood MRTCs viability can be extended to at least 72 hours. Stability on the final TCV formulation for injection into patients has already been established at 72 hours. We are actively conducting experiments to improve the stability profile of Tovaxin.

         We have developed a supply chain agreement with Lifeblood Biological Services (Memphis, TN) in which Lifeblood will manage blood collection and shipment to our manufacturing facility using the same infrastructure that is used to collect transfusable products. We will manage direct shipment of the TCV to the investigator for administration to patient.


Clinical Development of Tovaxin(TM)

         The intent of our clinical development program is to position Tovaxin as first-line therapy for MS. Improvements in efficacy combined with the inherent safety of the treatment make this goal realistic. If successful, Tovaxin would be the first product that specifically targets the "root cause" of MS--the myelin autoreactive T-cells. Compared to other treatments available, this therapy is individualized autologous, easier to tolerate and potentially places the disease into remission. If patients are treated early enough in the disease course, this therapy may prevent progression to more serious forms of MS and possibly allows the reversal of disease. Furthermore, Tovaxin seems to be appropriate to be combined with existing therapies to form a therapeutic cocktail that could be used over the entire life cycle of a patient as other treatments are added or replaced. Remyelination therapies should be easier to develop and implement following the depletion and regulation of the myelin autoreactive T-cells.

         The clinical effectiveness of whole T-cell vaccines has evolved from 1990 to 2005 due to formulation improvements. There are three primary myelin proteins (MBP, MOG and PLP) that have been implicated in T-cell pathogenesis of MS. In the early 1990's, Dr. Zhang used monovalent MBP-reactive T cell
formulations  to  treat  patients  in  an  open-label   clinical  trial,   which
demonstrated an excellent safety profile and a 40% reduction in Annualized Relapse Rate (ARR; a primary outcome measure for licensing MS therapies) (Table
1). Patients treated in Israel with a divalent (MBP, MOG) formulation had an excellent safety profile and reduced ARR by 55% (Table 1). Most recently, patients treated in our Phase I/II open-label studies with trivalent (MBP, MOG, and PLP) formulations had an excellent safety profile and reduced ARR by 90% (Table 1). In the upcoming Phase IIb trial, a new formulation refinement will be implemented that is expected to further improve efficacy.

--------------------------------------------------------------------------------
Table 1. Comparison of Annual Relapse Rate Reductions with T-Cell Vaccine Formulations
--------------------------------------------------------------------------------
T-Cell Vaccine   Peptide Formulation     Annual Relapse Rate     Number Patients
Formulation                                 Reduction (%)*
--------------------------------------------------------------------------------
Monovalent                MBP                    40                    114
--------------------------------------------------------------------------------
Divalent                  MBP, MOB               55                     20
--------------------------------------------------------------------------------
Trivalent                MBP, MOG, PLP           90                     16
--------------------------------------------------------------------------------
Patient-Specific**    Variable based on
                       patient-specific
                          T-cells               TBD***                  150
--------------------------------------------------------------------------------

* All three clinical trials were open-label. ** The Phase IIb trial will select peptide-specific myelin-reactive Tcells to tailor the T-cell vaccine specifically for the individual patient. *** TBD = to be determined. Over the past 10 years 150 patients have been treated with T-cell vaccine.

Tovaxin(TM) Phase IIb

         The Phase IIb trial, entitled "A Multicenter, Randomized, Double-Blind, Placebo-Controlled Study of Subcutaneous Tovaxin(TM) in Subjects with Clinically Isolated Syndrome or Relapsing Remitting Multiple Sclerosis", to be initiated in the first half of 2006, will be a multi-site double-blind, randomized, placebo-controlled 150 (100 treated, 50 placebo) patient trial. The patient population will be those patients with early stage disease where Tovaxin is likely to have its greatest impact. The primary endpoint will be lesion evaluation (the total number of gadolinium-enhancing lesions) via MRI with a secondary endpoint being annual relapse rate. This trial is designed to rigorously demonstrate the safety and efficacy of Tovaxin in the fastest, most economical manner prior to initiating a pivotal Phase III trial approximately the second half of 2007.

         A rigorous, blinded study is now required using patient-specific formulation(s) in subjects with early stage disease (where the therapy is likely to work best) to specifically define safety and efficacy parameters prior to entering a Phase III registration study. The Tovaxin vaccine unlike other MS products in development activates regulatory T-cells (Tregs) that (1) induce the depletion of the myelin autoreactive T-cells (anti-idiotypic response of anti-id networks of CD4+ and CD8+ Tregs) that recognize specific MRTCs by their unique TCR CDR3 peptides, and (2) induce immune responses to T-cell activation markers (anti-ergotypic response that recognizes the state of activation of T-cells irrespective of their TCR specificity), and (3) skews the pro-inflammatory Th1 phenotype autoantigen-specific cells that produce IFN-gamma and interleukin [IL]-2 and IL-12 to anti-inflammatory Th2 phenotype autoantigen-specific cells that produce IL-4, IL-10, IL-6 and IL-12. These combined effects of TCV have the potential to allow the body to repair the multiple sclerosis lesions.


Stem Cell Therapy

         Stem cells are undifferentiated primary cells that have the potential to become any tissues and organs of the body. They hold enormous therapeutic promise for the development of effective treatments and possibly cure various diseases. Hematopoietic stem cells, present in the bone marrow and precursors to all blood cells, are currently the only type of stem cells commonly used for therapy. Doctors have been transferring HSCs in bone marrow transplants for more than 40 years. Advanced techniques for collecting or "harvesting" HSCs are now used to treat leukemia, lymphoma and several inherited blood disorders.

         The clinical potential of stem cells has also been demonstrated in the treatment of other human diseases, including diabetes and advanced kidney cancer. However, these new therapies have been offered only to a very limited number of patients using adult stem cells.

         New clinical applications for stem cells are currently being tested therapeutically for the treatment of liver diseases, coronary diseases, autoimmune and metabolic disorders (amyloidosis), chronic inflammatory diseases (lupus) and other advanced cancers.

         Unfortunately stem cell therapies have technical, ethical and legal hurdles to overcome before they will be able to be used to effect tissue and organ repair in disease states that heretofore have only treated the symptoms. A significant hurdle to most uses of stem cells is that scientists do not yet fully understand the signals that turn specific genes on and off to influence the differentiation of the stem cell. Therefore, scientists will have to be able to precisely control the differentiation of stem cells into the specific cell type to be used in therapy and drug testing Current knowledge of the signals controlling differentiation fall well short of being able to mimic these conditions precisely to consistently have identical differentiated cells for each specified use.

         To realize the promise of novel cell-based therapies for such pervasive and debilitating diseases, scientists must be able to easily and reproducibly manipulate stem cells so that they possess the necessary characteristics for successful differentiation, transplantation and engraftment. The following is a list of steps in successful cell-based treatments that scientists will have to learn to precisely control to bring such treatments to the clinic. To be useful for transplant purposes, stem cells must be reproducibly made to:

         o Proliferate extensively and generate sufficient quantities of tissue
         o        Differentiate into the desired cell type(s)
         o        Survive in the recipient after transplant
         o        Integrate into the surrounding tissue after transplant
         o Function appropriately for the duration of the recipient's life
         o        Avoid harming the recipient in any way
         o        Avoid the problem of immune rejection

         Although there are many ways to access stem cells, our autologous blood monocyte-derived stem cells offer distinct advantages. The press has been focused on embryonic stem cells because, intrinsically, they have the most potential but recent studies have indicated that adult stem cells maybe better clinically. Embryonic stem cells have three major drawbacks: (1) They are very expensive to access, requiring 150 to 250 embryos to develop one cell line;(2) They are very difficult to control; and (3) They are used by administering them into another individual (allogeneic), thus risking rejection. Some of these drawbacks can be overcome if the cord blood stem cells are frozen at birth; but most people have not done this. Therefore, the only practical way to access one's own stem cells is either through bone marrow, the spinal cord or fat tissue. All of these procedures require expensive, hospital treatment and are fairly traumatic to the patient.

         Stem cell transplants have been shown to be successful. Investigators have conducted clinical studies on late stage heart failure patients using stem cells from the patients' bone marrow injected directly into the damaged parts of the heart. This procedure involved threading a catheter through an artery into the left ventricle (the heart's main pumping chamber) and "mapping" specific sites of muscle damage. Stem cells were then injected into these areas. After two months, the treated patients had significantly less heart failure and angina and were better able to pump blood than the untreated patients. The treated group also tended to do better on treadmill tests, and after four months, the treated patients had a sustained improvement in pumping power and the ability to supply blood to the entire body. A summary of several studies using stem cells to treat heart failure is provided in Appendix D.

Stem Cell Platform

         Our second exciting opportunity and comprehensive technology platform involves a proprietary process to produce large quantities of monocyte-derived stem cells (MDSC) from blood at a relatively low cost. The importance of these MDSC is that they can be prepared from a patient's monocytes, expanded ex vivo, and then administered to the same patient. Because this is an autologous therapy, there should be no rejection issues and no need for the use of debilitating anti-rejection drugs. Moreover, this method avoids the controversial ethical issues associated with embryonic stem cells. Lastly, since the source of MDSC is the patient's own peripheral blood, it has the advantage of being abundant, easy to obtain even on a repetitive basis, and cost effective.

         Adult stem cells are unspecialized cells that have potential to develop into many different cell types in the body. Adult stem cells are believed to be a potential autologous renewable replacement source which might be used to treat various diseases, such as heart disease, type 1 diabetes, stroke, heart attack, burn injuries, spinal cord injuries, Parkinson's and Alzheimer's diseases, and many others. Adult stem cells are in clinical trials globally and are currently being used therapeutically in Thailand where hematopoietic stem cells (HSCs) are being used to treat cardiac disease (severe angina pectoris). In addition, adult stem cells are in clinical trials in the U.S. (mesenchymal stem cells), Brazil, Uruguay and Europe (bone marrow derived stem cells).

         Working either alone or in conjunction with strategic partners, we intend to utilize these MDSC from the same patient to effect autologous tissue or organ repair. The initial internal therapeutic targets are late stage heart failure and type 1 diabetes. Other therapeutic targets would be pursued through early-stage licensing or strategic alliances. This program is currently in pre-clinical development. The value proposition is to confirm that we can make large amounts of inexpensive functional stem cells from easily accessible monocytes and then leverage off the advances being made globally to accelerate clinical trials.

         Our technology and solution circumvents many of the problems other stem cell technologies have by being able to access large quantities of pluripotent (able to self replicate and be differentiated into all cell types except germ cells) stem cells from a patients own blood. The proprietary system works by first separating the monocytes (a type of white blood cell) from a patient's blood. These monocytes are then reversed in their evolution (de-differentiated) by applying specific growth factors to them to yield a unique MDSC. Blood is rich in monocytes and a 500 ml bag of blood will yield over 100 million stem cells.


Stem Cell Pre-Clinical and Clinical Development

         We plan to conduct pre-clinical animal studies on these MDSC in the first quarter of 2006 before filing and IND. The plan is to leverage off of extensive international research and clinical trials and develop these cells internally for late stage heart failure and type 1 diabetes. All other potential applications will be out-licensed to generate upfront cash, milestone payments, and royalties.

         Type 1 diabetes and heart failure were chosen for internal development because they are large markets (over 1 million patients in the U.S.) and we have a proprietary method of creating islet cells. Stem cell research using more expensive processes has shown encouraging clinical results for the use of cellular therapy in these indications. The objective will be to develop these programs through proof of principle in human and then out-license them to a major company.

Stem Cell Intellectual Property

         We have an exclusive, worldwide license from the University of Chicago, through its prime contractor relationship with Argonne National Laboratory, to the development of pluripotent stem cells from monocytes isolated from human peripheral blood and their use in treating diseases. The technology was discovered at the Argonne National Laboratory, a U.S. Department of Energy Laboratory. Under the License Agreement with the University of Chicago, we have the rights to a total of 8 patent applications (3 US, 2 PCT and 3 Foreign). We hold a license to produce cells that generate insulin using its core stem cell technology as well as a license for the use of some unique growth factors, which have overcome the challenge of differentiating an adult stem cell to produce insulin. A patent application has been filed for the use of MDSC to develop beta-islet cells for treatment of type 1 diabetes. We have filed a patent application for the use of MDSC to treat heart disease based on technology developed by us since acquiring the license from the University of Chicago. Under the terms of this license, the University is entitled to 2.6% of our outstanding stock of based on the first $10 million of equity financing. In addition, we are obligated to pay a milestone payment and a 4% royalty on sales.


Stem Cell Strategy

         We will review possible strategic partners for stem cells following the proof-of-principle in animal models and the submission of an IND for diabetes and cardiology. Possible licensing would be for marketing rights in exchange for upfront money, milestone payments, payment of all ongoing clinical costs in licensed territories, and royalties on sales.

         Synergy between T-Cell Vaccination and Stem Cell Therapeutics

         Insulin  dependent type 1 diabetes  (T1D;  insulin  dependent  diabetes
(IDDM)) mellitus is a T cell-mediated inflammatory autoimmune disease of the pancreas, resulting in a lack of insulin. In a person with T1D, beta cells of Langerhans are damaged by autoimmune inflammation, leading to an insufficiency of insulin. In T1D several autoantigen-specific T cell autoreactivities have been identified. These include islet-specific antigens, like insulin, and other nonislet-specific antigens, like glutamic acid decarboxylase (GAD), carboxypeptidase H (CPH), and tyrosine phosphatase (IA-2) among others. Of all the known autoantigens implicated in the disease process, treatment with only insulin, GAD 65, and the heat shock protein 60 (HSP60) peptide p277 can protect nonobese diabetic (NOD) mice from disease. Insulin and GAD 65 are also the most prominent islet autoantigens shown to be recognized by peripheral T cells from T1D patients. These antigens, among others, may form the basis for a PharmaFrontier's TCV therapy for T1D.

 Our TCV program has significant synergy with our stem cell program with respect to the treatment modality for T1D. Because autoreactive T-cells are implicated in the destruction of beta cells, a therapeutic strategy that includes T1D TCV followed by new stem cell derived beta cell replacement could be an extraordinary therapy or cure for T1D.

Licenses, Patents and Proprietary Rights

         We believe that proprietary protection of our technologies will be critical to the development of our business. We intend to protect our proprietary intellectual property through patents and other appropriate means. We rely upon trade-secret protection for some confidential and proprietary information and take active measures to control access to that information. We currently have non-disclosure agreements will all of our employees.

         Our intellectual property strategy includes developing proprietary technology for the sourcing, scale up, manufacturing, and storage of T cells and pluripotent adult stem cells and the use of these cells in multiple therapeutic applications. This strategy will include expanding on technologies in-licensed to us as well as in-licensing additional technologies through collaborations with universities and biotech companies.

         We have licenses to certain patents that relate to our T cell technology and our pluripotent adult stem cell technology.

T Cell Therapy IP

         We have an exclusive, worldwide license from the Baylor College of Medicine to patent applications claiming rights to the treatment of multiple sclerosis using modified T cells and to the use of the T cell technology as a diagnostic. Under the Baylor license we are obligated to pay a percentage of net sales of products subject to the licensed patents.

         We also have an exclusive worldwide license for the intellectual property rights and research results of an autologous T cell vaccine for the treatment of rheumatoid arthritis from the Shanghai Institutes for Biological Sciences (SIBS), Chinese Academy of Sciences of the People's Republic of China. Pursuant to the SIBS license agreement, we made an initial payment to SIBS and we are obligated to pay a percentage of net sales of products subject to the licensed technology. SIBS' initial human clinical trial results indicate that the T cell vaccination induces immune responses that correlate with clinical improvements measured as reductions in ACR50 (American College Rheumatology
(ACR) criteria, which measures joint swelling and tenderness and other factors such as pain and disability) and reductions in rheumatoid arthritis laboratory parameters

Stem Cell Therapy IP

         We have an exclusive, worldwide license from the University of Chicago to a patent application claiming rights to the development of adult pluripotent stem cells from monocytes isolated from adult human peripheral blood. The technology was developed at the Argonne National Laboratory, a U.S. Department of Energy Laboratory operated by the University of Chicago.

         Pursuant to the license we have issued a total of 533,064 shares of our common stock to the University of Chicago. We have also agreed to pay the University of Chicago $1.5 million upon the earlier of April 30, 2006 or our raising $10 million or more in any financing. We are also obligated to issue to the University of Chicago sufficient additional shares of common stock so that the University holds a total of 2.6% of our outstanding stock after our raising $10 million or more in any financing. We have agreed to pay a percentage of royalties on sales of products subject to the licensed patents, as well as sublicense fees. In addition, the University of Chicago license requires us to expend on research and development at least $2,000,000 within two (2) years of the execution of the license and at least an additional $4,000,000 within four
(4) years of the execution of the license. Research and development expenditures by sublicensees may account for half of each amount. Failure to meet the above criteria may result in the license being amended to restrict the grant to only:
(a) an exclusive license in two cell therapy areas, and (b) a non-exclusive license in the remaining cell areas. The license also requires us to sell a product or method based on the licensed technology by February 2011.

Research Collaborations

         We anticipate that from time to time in the future we will enter into collaborative research agreements with other academic and research institutions. We will use such agreements to enhance our research capabilities. Typically, in the industry, such agreements provide the industry partner with rights to license the intellectual property created through the collaboration. We may also enter into collaborative research agreements with other pharmaceutical companies when we believe such collaboration will support the development and commercialization of our technology.

Commercialization Through Third Party

         We anticipate that we will grant sublicenses for certain applications of our technologies. We believe that by sublicensing some of the rights to our technology to pharmaceutical companies and other third parties, we will be able to more efficiently develop some applications of our technologies. We currently do not have any sublicenses.

Competition

         The development of therapeutic and diagnostic agents for human disease is intensely competitive. Major pharmaceutical companies currently offer a number of pharmaceutical products to treat heart attack, stroke, Parkinson's disease, diabetes, liver diseases, arthritis and other diseases for which our technologies may be applicable. Many pharmaceutical and biotechnology companies are investigating new drugs and therapeutic approaches for the same purposes, which may achieve new efficacy profiles, extend the therapeutic window for such products, alter the prognosis of these diseases, or prevent their onset. We believe that our products, when and if successfully developed, will compete with these products principally on the basis of improved and extended efficacy and safety and their overall economic benefit to the health care system. We expect competition to increase. We believe that our most significant competitors will be fully integrated pharmaceutical companies and more established biotechnology companies. Smaller companies may also be significant competitors, particularly through collaborative arrangements with large pharmaceutical or biotechnology companies. Some of our primary competitors in the current treatment of and in the development of treatments for multiple sclerosis include Biogen, Elan, Serono, Aventis, Teva, and Schering AG. Some of our primary competitors in the development of stem cell therapies include Aastrom Biosciences, Geron, Gamida-Cell Ltd, Stem Cells Inc., Cellerant Therapeutics, Viacell, and Osiris Therapeutics. Many of these competitors have significant products in development that could be competitive with our potential products.

Sales and Marketing

         We intend to develop a sales force to market our multiple sclerosis cell therapy and diagnostic products in the U.S. Given the concentration of multiple sclerosis among a relatively small number of specialized neurologists, we believe that a modest size sales force would be sufficient to market the multiple sclerosis products. Our plan is to start building the sales force with the launch of the multiple sclerosis diagnostic products.

         We expect to partner with large biotech and pharmaceutical companies for the marketing and sales of our stem cell therapy products.

Description of Property  UPDATE

         Our principal executive offices are located at 2635 N. Crescent Ridge Drive, The Woodlands, Texas, and our telephone number is (281) 272-9331. This 10,200 sq. ft. facility is located on 3 acres. This location provides space for research and development laboratories; a specialized flow cytometry and microscopy lab; support of clinical trials with GMP manufacturing suites; quality systems management with a quality control laboratory, regulatory affairs offices, quality assurance space; as well as administrative support space. There is 2500 sq. ft. of space in the facility still available for future build-out. The facility including the property is leased for a term of ten years with two options for an additional five years each at the then prevailing market rate. We believe that our lease is at a competitive or market rate.

Government Regulation

         Our research and development activities and the future manufacturing and marketing of our potential products are, and will be, subject to regulation for safety and efficacy by a number of governmental authorities in the United States and other countries.

         In the United States, pharmaceuticals, biologicals and medical devices are subject to Food and Drug Administration or FDA, regulation. The Federal Food, Drug and Cosmetic Act, as amended, and the Public Health Service Act, as amended, the regulations promulgated thereunder, and other Federal and state statutes and regulations govern, among other things, the testing, manufacture, safety, efficacy, labeling, storage, export, record keeping, approval, marketing, advertising and promotion of our potential products. Product development and approval within this regulatory framework takes a number of years and involves significant uncertainty combined with the expenditure of substantial resources.

FDA Approval

         We will need to obtain FDA approval of any therapeutic product we plan to market and sell. The steps required before our potential products may be marketed in the United States include:

         1. Preclinical Laboratory and Animal Tests. Preclinical tests include laboratory evaluation of the product and animal studies in specific disease models to assess the potential safety and efficacy of the product and our formulation as well as the quality and consistency of the manufacturing process.

         2. Submission to the FDA of an Application for an Investigational New Drug Exemption, or IND, Which Must Become Effective Before U.S. Human Clinical Trials May Commence. The results of the preclinical tests are submitted to the FDA as part of an IND, and the IND becomes effective 30 days following its receipt by the FDA, as long as there are no questions, requests for delay or objections from the FDA.

         3. Adequate and Well-Controlled Human Clinical Trials to Establish the Safety and Efficacy of the Product. Clinical trials involve the evaluation of the product in healthy volunteers or, as may be the case with our potential products, in a small number of patients under the supervision of a qualified physician. Clinical trials are conducted in accordance with protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Any product administered in a U.S. clinical trial must be manufactured in accordance with clinical good manufacturing practices, or GMP, determined by FDA. Each protocol is submitted to the FDA as part of the IND.

         The protocol for each clinical study must be approved by an independent Institutional Review Board, or IRB, at the institution at which the study is conducted and the informed consent of all participants must be obtained. The IRB will consider, among other things, the existing information on the product, ethical factors, the safety of human subjects, the potential benefits of the therapy and the possible liability of the institution.

         Clinical development is traditionally conducted in three sequential phases, which may overlap:

         o In Phase I, products are typically introduced into healthy human subjects or into selected patient populations to test for adverse reactions, dosage tolerance, absorption and distribution, metabolism, excretion and clinical pharmacology.

         o        Phase II involves  studies in a limited patient  population to
                  (i) determine the efficacy of the product for specific targeted indications and populations, (ii) determine optimal dosage and dosage tolerance and (iii) identify possible adverse effects and safety risks. When a dose is chosen and a candidate product is found to be effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials begin.

         o Phase III trials are undertaken to conclusively demonstrate clinical efficacy and to test further for safety within an expanded patient population, generally at multiple study sites.

         The FDA continually reviews the clinical trial plans and results and may suggest changes or may require discontinuance of the trials at any time if significant safety issues arise.

         1. Submission to the FDA of Marketing Authorization Applications. The results of the preclinical studies and clinical studies are submitted to the FDA in the form of marketing approval authorization applications.

         2. FDA Approval of the Application(S) Prior to Any Commercial Sale or Shipment of the Drug Biologic Product Manufacturing Establishments Located in Certain States Also May be Subject to Separate Regulatory and Licensing Requirement. The testing and approval process will require substantial time, effort and expense. The time for approval is affected by a number of factors, including relative risks and benefits demonstrated in clinical trials, the availability of alternative treatments and the severity of the disease. Additional animal studies or clinical trials may be requested during the FDA review period, which might add to that time.

         After FDA approval for the product, the manufacturing and the initial indications, further clinical trials may be required to gain approval for the use of the product for additional indications. The FDA may also require unusual or restrictive post-marketing testing and surveillance to monitor for adverse effects, which could involve significant expense, or may elect to grant only conditional approvals.

FDA Manufacturing Requirements

         Among the conditions for product licensure is the requirement that the prospective manufacturer's quality control and manufacturing procedures conform to the FDA's current good manufacturing practices, or GMP, requirement. Even after product licensure approval, the manufacturer must comply with GMP on a continuing basis, and what constitutes GMP may change as the state of the art of manufacturing changes. Domestic manufacturing facilities are subject to regular FDA inspections for GMP compliance, which are normally held at least every two years. Foreign manufacturing facilities are subject to periodic FDA inspections or inspections by the foreign regulatory authorities with reciprocal inspection agreements with the FDA. Domestic manufacturing facilities may also be subject to inspection by foreign authorities.

Fast Track, Priority Review and Accelerated Approval

         Fast Track refers to a process for interacting with the FDA during drug development. Priority Review applies to the time frame the FDA targets for reviewing a completed application. Accelerated Approval (Subpart H) applies to the design and content of the studies used to support a marketing claim.

         Fast Track is a formal mechanism to interact with the FDA using approaches that are available to all applicants for marketing claims. The Fact Track mechanism is described in the Food and Drug Administration Modernization Act of 1997. The benefits of Fast Track include scheduled meetings to seek FDA input into development plans, the option of submitting a New Drug Application
(NDA) in sections rather than all components simultaneously, and the option of requesting evaluation of studies using surrogate endpoints as discussed below. The Fast Track designation is intended for the combination of a product and a claim that addresses an unmet medical need, but is independent of Priority Review and Accelerated Approval. An applicant may use any or all of the components of Fast Track without the formal designation. Fast Track designation does not necessarily lead to a Priority Review or Accelerated Approval.

         Priority Review is a designation for an application after it has been submitted to the FDA for review for approval of a marketing claim. Under the Food and Drug Administration Modernization Act of 1997, reviews for New Drug Applications, or NDAs, are designated as either Standard or Priority. A Standard designation sets the target date for completing all aspects of a review and the FDA taking an action on the application (approve or not approve) at 10 months after the date it was filed. A Priority designation sets the target date for the FDA action at 6 months. A Priority designation is intended for those products that address unmet medical needs.

         Accelerated Approval or Subpart H Approval is a program described in the NDA regulations that is intended to make promising products for life threatening diseases available on the market on the basis of preliminary evidence prior to formal demonstration of patient benefit. The studies are designed to measure and the FDA evaluation is performed on the basis of a surrogate marker (a measurement intended to substitute for the clinical measurement of interest, usually prolongation of survival) that is considered likely to predict patient benefit. The approval that is granted may be considered a provisional approval with a written commitment to complete clinical studies that formally demonstrate patient benefit. The Federal Register published a discussion of Accelerated Approval with comments. Absent a formal demonstration of patient benefit, a risk benefit assessment cannot be made. Accelerated Approval designation does not necessarily lead to a Priority Review.

Proposed FDA Regulations

         The FDA is requiring human cell, tissue, and cellular and tissue-based product (HCT/P) establishments to follow current good tissue practice, which governs the methods used in, and the facilities and controls used for, the manufacture of HCT/Ps; recordkeeping; and the establishment of a quality program. The agency is also issuing new regulations pertaining to labeling, reporting, inspections, and enforcement that will apply to manufacturers of those HCT/Ps regulated solely under the authority of the Public Health Service Act, and not as drugs, devices, and/or biological products.

         As part of this approach, the FDA has published final rules for registration of establishments that engage in the recovery, screening, testing, processing, storage or distribution of human cells, tissues, and cellular and tissue-based products, and for the listing of such products. These products specifically include stem cells that are progenitors of blood cells; however, the FDA makes no explicit statement regarding the inclusion of other types of stem cells. In addition, the FDA has published proposed rules for making suitability determinations for donors of cells and tissue and for current good tissue practice for manufacturers using them. We cannot now determine the full effects of this regulatory initiative, including precisely how it may affect the clarity of regulatory obligations and the extent of regulatory burdens associated with pluripotent adult stem cell research (for stem cells that give rise to various tissue types, including blood), and the manufacture and marketing of adult stem cell products.

Other Regulations

         In addition to safety regulations enforced by the FDA, we are also subject to regulations under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and other present and potential future foreign, Federal, state and local regulations.


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

         Outside the United States, we will be subject to regulations that govern the import of drug products from the United States or other manufacturing sites and foreign regulatory requirements governing human clinical trials and marketing approval for our products. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursements vary widely from country to country. In particular, the European Union is revising its regulatory approach to high tech products, and representatives from the United States, Japan and the European Union are in the process of harmonizing and making more uniform the regulations for the registration of pharmaceutical products in these three markets.

Employees

         As of December 31, 2005, we had 18 full time employees. We believe that our relations with our employees are good. None of our employees is represented by a union or covered by a collective bargaining agreement.

Legal Proceedings

         We are not currently a party to any legal proceedings.

                                   MANAGEMENT

         The following table sets forth certain information regarding our current directors and executive officers.

         Our executive officers are elected by the board of directors and serve at the discretion of the board. All of the current directors serve until the next annual stockholders' meeting or until their successors have been duly elected and qualified.

                        Name                        Age                               Position
     David B. McWilliams......................      62      President and Chief Executive Officer, Director
     Brooks Boveroux..........................      62      Chairman of the Board
     C. William Rouse                               58      Chief Financial Officer
     Jim C. Williams..........................      62      Chief Operating Officer
     Donna R. Rill............................      52      Vice President of Operations
     Sandy L. Livney..........................      50      Vice President of Administration / Controller
     Anthony N. Kamin.........................      45      Director
     Paul M. Frison...........................      68      Director
     Terry H. Wesner                                62      Director


         Biographical information for our directors and executive officers is set forth below:

         Brooks Boveroux was elected as the Chairman of the Board since October, 2005. Mr. Boveroux also serves as Chairman of our Audit Committee since that date. Mr. Boveroux had previously served as the senior vice president--finance, chief financial officer and treasurer of IMCOR Pharmaceutical Co. since August 1, 2000 and as that company's secretary since November 12, 2002 until his retirement in September 2004. For the five years prior to joining PharmaFrontiers Corp., Mr. Boveroux served as chief financial officer and vice president of investor relations for The Liposome Company, Inc., chief financial officer of Synergy Pharmaceuticals, Inc. and as a consultant advising corporations in the area of corporate finance. Mr. Boveroux is a graduate of Hamilton College and received his Masters of Business Administration in Finance from the Wharton School of the University of Pennsylvania.

         David B. McWilliams was appointed President and Director in August 2004. From December 2004 until August 2004, Mr. McWilliams was a private investor. From June 2003 to December 2003, Mr. McWilliams served as President and CEO of Bacterial Barcodes, Inc., a molecular diagnostics company. From May 2002 to June 2003, Mr. McWilliams served as CEO of Signase, Inc., a cancer therapy company. Mr. McWilliams served as CEO of Encysive Pharmaceuticals Inc., a cardiovascular therapeutics company from June 1992 to March 2002. Prior to June 1992, Mr. McWilliams served as CEO of Zonagen Inc., a human reproductive products company. Prior to that time, Mr. McWilliams was a senior executive with Abbott Laboratories and a management consultant with McKinsey & Co. He currently serves as a director of Novelos Therapeutics, Inc. and Fairway Medical Systems, Inc. He also serves on the boards of the Texas Healthcare and Bioscience Institute and the Houston Technology Center. He received an MBA in finance from the University of Chicago, and a B.A. in chemistry, Phi Beta Kappa, from Washington and Jefferson College.

         Jim C. Williams has served as our Chief Operating Officer since November 2004. Dr. Williams served as Vice President of Clinical and Regulatory Affairs and as Chief Operating Officer for Opexa Pharmaceuticals, Inc. from February 2004 to November 2004. From August 2003 to February 2004 he was Senior Vice President, Regulatory Affairs and Operations for OSIRIS Therapeutics, Inc., and from November 2002 to August 2003 Dr. Williams was Vice President US Regulatory Affairs for Powderject Vaccines. From September 2001 to November 2002 Dr. Williams served as Assistant Vice President, Worldwide Regulatory Affairs for Wyeth BioPharma. Prior to this Dr. Williams served as Executive Director Regulatory Affairs for Aventis Pasteur from November 1994 to September 2001. Dr. Williams retired in 1994 as Captain from the U.S. Public Health Service with over twenty years of service in applied research and human-use product development which included assignments with the FDA, Center for Biologics Evaluation and Research as a Director Scientist in the Division of Vaccine and Related Product Applications; the US Army Medical Research Institute of Infectious Diseases as Chief, Intracellular Pathogens branch and the National Institutes of Health, National Institutes of Allergy and Infectious Diseases; and at the U.S. Naval Medical Research Institute as a research microbiologist.

         C. William Rouse has served as our Chief Financial Officer since May 2004. Prior to May 2004, Mr. Rouse was Managing Director of Rouse Associates from April 1999 until May 2004. From January 1995 to April 1999 he was Chief Marketing Officer for Futorian Inc. and from December 1990 to January 1995 he was a Division General Manager for Masco Corporation. Prior to 1990 Mr. Rouse was President of BEI, Inc. Mr. Rouse has led several startups and turnarounds and founded several successful companies.

         Donna R. Rill has served as our Vice President of Operations since November 2004. Ms. Rill has nearly 30 years of extensive clinical and research laboratory experience in cell and gene therapy research and clinical application, immunological techniques and assessment, microbiology, diagnostic virology, experimental design, and method development and implementation. She has expertise in the areas of laboratory development and operations, FDA GMP and regulatory compliance, quality control/assurance system development, and clinical Standards of Practice. From April 2003 to November 2004 she was the
Director of Quality Systems and Process Development at Opexa Pharmaceuticals, Inc. From November 1997 to April 2003 she was the Director of Translational Research for the Center for Cell & Gene Therapy at Baylor College of Medicine. She has worked to design, and qualify GMP Cell & Gene Therapy Laboratories, GMP Vector Production facilities, and Translational Research Labs at St. Jude Children(1)s Research Hospital, Texas Children(1)s Hospital, and Baylor College of Medicine. Ms. Rill has held the positions of Laboratory Director of Cell and Gene Therapy, Translational Research Center for Cell and Gene Therapy, Baylor College of Medicine; Associate Scientist/Lab Manager of the Bone Marrow Transplant Research Laboratory, and the GMP Cell & Gene Therapy Laboratories, St. Jude Children(1)s Research Hospital; Clinical Infectious Disease Laboratory Manager, Education Coordinator and Clinical Instructor, Department of Clinical Laboratory, LeBonheur Children's Medical Center and University of Tennessee Center for the Health Sciences..

         Sandy L. Livney has served as our Vice President of Administration and Controller since November 2004. Ms. Livney has over 25 years of experience working in private and public enterprises in various accounting and marketing roles. She became certified as a Certified Public Accountant by the State of Texas in 1981. Prior to November 2004, Ms. Livney worked for Systems Management Solutions, Inc. as its Controller beginning in June 2003 and served as Secretary, Treasurer and Chief Financial Officer until joining PharmaFrontiers. From January 2001 until May 2003, Ms. Livney worked for Petro-Valve, Inc., a privately owned enterprise, in a variety of capacities including Vice President of Business Development, Interim Controller and Personal Assistant to the owner. From January 1999 to 2001, Ms. Livney worked for T. Warren Investments, Inc., a privately owned enterprise, in a variety of functions including Controller, Business Manager and Personal Assistant to the Owner.

         Anthony N. Kamin has served as a Director since December, 2004. Since Mr. Kamin currently serves as President of two companies. Eastwood Investment Management is a private equity multi-strategy and multi-asset class manager. Interim Medical Management provides a range of management services primarily in the biotechnology and medical device fields. From 1998 to 2003, Kamin was a venture partner with Venture Strategy Partners. He is a co-founder of Nobex Corporation (oral protein and peptide delivery) and Hi Fidelity Entertainment. He is also currently Chairman of the Board of Advisors for Devlab, a center for technology commercialization at Northwestern University. He also serves on boards for Illinois Technology Enterprise Center (ITEC) in Chicago, Real American Restaurants, B2P.com, and The Cove School for children with learning disabilities. Kamin received a Masters Degree from Yale University in International Relations with a concentration in International Law.

         Paul M. Frison has served as a Director of the Company since November, 2004. Mr. Frison has been President and CEO of the Houston Technology Center since January 1999. Before helping to found the Houston Technology Center in 1999, Frison spent 24 years as President and/or CEO building three public companies, NYSE-listed LifeMark, NASDAQ-listed ComputerCraft, and LifeCell Corp. (LIFC: NASDAQ-NM). Mr. Frison currently serves on the Board of Directors of the Houston Technology Center, Micromed Technologies, Inc., The Institute of Research and Rehabilitation, The Entrepreneurship Institute, The Houston Entrepreneurs Foundation, Texas Council of AEA, Texchange, and the Advisory Council of the University of Houston - College of Technology. He received his B.A. from Occidental College in Los Angeles, California.

         Terry H. Wesner has served as a Director since August 2005. Mr. Wesner is a biostatistician and a graduate of The University of Memphis with degrees in biology, mathematics, and statistics. His first position after graduate school was an appointment to the faculty of Harvard School of Medicine as Director of Research for the National Diabetes Association. While a faculty member at Harvard School of Medicine, Mr. Wesner researched gestational diabetics. Since then he has been a Professor of Mathematics and Statistics, published a successful series of 30 college level mathematics textbooks with McGraw-Hill Publishers, and for the last five years has been the CEO and owner of Bernard J. Klein Publishing and GetMath Educational Software. Mr. Wesner brings a unique
perspective   to  the  Board  as  one  of  the   founding   investors  in  Opexa
Pharmaceuticals, our wholly owned subsidiary; his son has been undergoing treatment with our T-cell based treatment for Multiple Sclerosis. Mr. Wesner also has been elected to the National Council of The Text and Academic Authors Association, his company has formed a partnership with World Vision to bring free educational materials to needy schools throughout the United States, served as Chair of his community's planning commission, founded and is now Vice-Chair of his community's building authority, serves on The Advisory Board for The Ann Arbor Academy a school for children with learning disabilities, and volunteers for various other community and civic organizations.

Committees of the Board of Directors

         We currently have an audit committee, a compensation committee, and a nominating and corporate governance committee.

         Audit Committee. The audit committee selects, on behalf of our board of directors, an independent public accounting firm to be engaged to audit our financial statements, discuss with the independent auditors their independence, review and discuss the audited financial statements with the independent auditors and management and recommend to our board of directors whether the audited financials should be included in our Annual Reports to be filed with the Securities and Exchange Commission. The Audit Committee operates pursuant to a written charter, which was adopted February 3, 2005. The current members of the audit committee are Messrs. Boveroux and Wesner.

         All of the current members of the Audit Committee are non-employee directors who: (1) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (2) have not participated in the preparation of our financial statements or the financial statements of Opexa; and (3) are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The board has determined that Mr. Boveroux qualifies as an "Audit Committee Financial Expert" as defined by item 401(e) of Regulation S-B of the Exchange Act.

         Compensation Committee. The compensation committee reviews and either approves, on behalf of our board of directors, or recommends to the board of directors for approval (1) the annual salaries and other compensation of our executive officers and (2) individual stock and stock option grants. The compensation committee also provides assistance and recommendations with respect to our compensation policies and practices and assists with the administration of our compensation plans. The members of our Compensation Committee are independent directors as defined in the applicable rules and regulations promulgated by the SEC, and are neither an officer nor employee of us or our subsidiary. The Compensation Committee operates pursuant to a written charter, which was adopted August 11, 2004. The current members of the compensation committee are Messrs. Wesner and Frisson.

         Nominating and Corporate Governance Committee. The nominating and corporate governance committee assists our board of directors in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our board of directors, selecting director nominees for our annual meetings of shareholders, evaluating the performance of our board of directors, and developing and recommending to our board of directors corporate governance guidelines and oversight with respect to corporate governance and ethical conduct. Messrs. Wesner, Kamin and Frison are the current members of the Nominating and Corporate Governance Committee, all of whom have been found by the Board of Directors to be an "independent director" pursuant to the applicable rules and regulations promulgated by the SEC. This committee operates pursuant to a written charter adopted on February 3, 2005.

         Compensation Committee Interlocks And Insider Participation. Our Compensation Committee is comprised of Messrs. Wesner and Frison. None of the committee members has ever been an employee of PharmaFrontiers Corp. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

Compensation of Directors

         Mr. Boveroux is compensated $3,000 per month and $5,000 quarterly plus $2,000 for each regular Board meeting attended in person and $1,000 for each regular meeting attended by teleconference. Mr. Boveroux is also compensated $1,000 for each Audit Committee meeting he attends. Mr. Kamin is compensated $3,000 per month and $2,500 quarterly plus $1,000 for each regular Board meeting attended in person and $500 for each regular meeting attended by teleconference. Mr. Kamin is also compensated $500 for each Nominating Committee meeting he attends. Messrs. Wesner and Frison are compensated $2,500 quarterly plus $1,000 for each regular Board meeting attended in person and $500 for each regular meeting attended by teleconference. Mr. Wesner is compensated $500 for each committee meeting he attends and Mr. Frison is compensated $1,000 for each Compensation Committee meeting he attends and $500 for each Nominating Committee meeting he attends. Mr. McWilliams who is a director and an officer does not receive any compensation for his services as a member of our board of directors. We reimburse our directors for travel and lodging expenses in connection with their attendance at board and committee meetings.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

         The following tables set forth certain information regarding our CEO and each of our most highly-compensated officers whose total annual salary and bonus for the fiscal years ending December 31, 2004, 2003 and 2002 exceeded $100,000.

                                      Annual Compensation          Long Term Compensation Awards
                                      -------------------              Securities Underlying            All Other
          Name and                          Salary       Bonus                Options                  Compensation
     Principal Position          Year         ($)         ($)                   (#)                         ($)
     ------------------          ----         ---         ---                   ---                         ---
David B.  McWilliams (1)         2004        73,000        -                370,000 (2)                     -
                                 2003          -           -                     -                          -
                                 2002          -           -                     -                          -

Warren Lau (3)                   2004        98,000        -                     -                          -
                                 2003          -           -                     -                          -
                                 2002          -           -                     -                          -

Jason Otteson (4)                2004        42,000        -                     -                          -
                                 2003       102,000        -                  24,000                        -
                                 2002       102,000        -                     -                          -

----------
(1) Served as chief executive officer since August 2004.
(2) See "Executive Employment Contracts" for a discussion of the option.
(3) Served as chief executive officer from June 2004 through August 2004.
(4) Served as chief executive officer until June 2004.

                        Option Grants in Last Fiscal Year

                               (Individual Grants)

                            Number of Securities      % of Total Options      Exercise/Base Price    Expiration Date
          Name                 Options Granted      Granted to Fiscal Year         ($/Share)
---------------------------------------------------------------------------------------------------------------------
David B. McWilliams                370,000                   32%                     3.00              August 2009
Warren Lau                            -                       -                        -                    -
Jason Otteson                         -                       -                        -                    -

                Options Exercises and Fiscal 2004 Year End Values

                                       Number of Shares                           Value of Unexercised
                                    Underlying Unexercised                        In-the-Money Options
                                 Options at December 31 2004                    at December 31 2004 (1)
--------------------- -----------------------  ------------------------   -------------------- --------------------
          Name                 Exercisable           Unexercisable            Exercisable         Unexercisable
--------------------  -----------------------  ------------------------   -------------------  --------------------
David B. McWilliams                    50,000               320,000    $          170,000    $          1,088,000
Warren Lau                                  -                     -    $                -    $                  -
Jason Otteson                               -                     -                     -                       -

(1) The value of "in-the-money" stock options represents the difference between the $3.00 exercise price of such options and the fair market value of $6.40 per share of common stock as of December 31, 2004, the closing price of the common stock reported on the OTC Bulletin Board.

         No options were exercised during the fiscal year ended December 31, 2004. No stock appreciation rights were outstanding at the end of the 2004 fiscal year.

Executive Employment Contracts

         Mr. David B. McWilliams has an existing employment agreement with us that he entered into effective August 23, 2004. Mr. McWilliams' current agreement for the position of chief executive officer is at an annual salary of $250,000 and may be terminated by us or Mr. McWilliams at any time for any or no reason. Mr. McWilliams has the right to purchase 370,000 shares of our common stock at a price per share of $3.00, of which 10,000 shares vest on the 1st day of each month of Mr. McWilliams' employment. In January 2005, Mr. McWilliams was granted an option to purchase 50,000 shares of our common stock at a purchase price of $3.00 per share.

         C. William Rouse entered into an employment agreement, expiring April 2006, providing for an annual salary of $180,000. Mr. Rouse has the right to purchase 100,000 shares of our common stock at a price per share of $3.00. This option will vest in three parts: 33,333 on April 29, 2005, 33,333 on April 29, 2006 and finally 33,334 on April 29, 2007. Any unexercised options will expire on April 29, 2009. In January 2005, Mr. Rouse was granted an option to purchase 50,000 shares of common stock at a purchase price of $3.00 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of our common stock beneficially owned as of December 31, 2005 by:

         o those persons or groups known to beneficially own more than 5% of our common stock;

         o        each of our executive officers and directors; and

         o        all of our directors and executive officers as a group.

         For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Except as indicated below, the security holders listed possess sole voting and investment power with respect to the shares beneficially owned by that person.


                                                                ---------------------- --------------------
                                                                  Number of Shares        Percentage of
           Name and Address of Beneficial Owner(1)                      Owned               Class(2)
                                                                ---------------------- --------------------
George Jarkesy, Jr. (3).......................................              2,047,582         9.72%
Top Tier Investments (4)......................................              1,228,837         5.96%
Terry Wesner (5)..............................................                610,529         2.91%
David B. McWilliams (6).......................................                433,293         2.06%
C. William Rouse ((7).........................................                256,301         1.24%
Anthony N. Kamin (8)..........................................                170,000           *
Jim C. Williams (9)...........................................                134,204           *
Sandy Livney (10).............................................                 88,333           *
Paul M. Frison (11)...........................................                 38,333           *
Brooks Boveroux (12)..........................................                 16,667           *
Donna R. Rill (13)............................................                 23,617           *

All  directors  and  executive  officers as a group (6 persons
including the executive officers and directors listed above)..              1,525,123         7.07%
-------

* Less than 1%.

(1) Unless otherwise indicated the address of the beneficial owner is: c/o PharmaFrontiers Corp., 2635 N. Crescent Ridge Drive, The Woodlands, Texas 77381.

(2) Ownership percentages are based on 20,619,545 shares of common stock issued and outstanding as of December 31, 2005.

(3) Includes 835,080 shares held by the Jarkesy Foundation, Inc. Mr. Jarkesy's spouse holds voting and dispositive power with respect to these shares. (3) Address for Mr. Jarkesy and Jarkesy Foundation is 18205 Burkhardt Road, Tomball, TX 77377.

(4) Address of the beneficial owner is 1103 North Bay Front, Newport Beach, CA 92662-1237.

(5) Includes 33,332 shares of common stock that Mr. Wesner may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of December 31, 2005. Includes 333,625 shares of common stock that Mr. Wesner may purchase upon exercise of warrants that are currently exercisable and held by Mr. Wesner and his wife Mary Ann Wesner.

(6) Includes 223,334 shares of common stock that Mr. McWilliams may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of December 31, 2005. Includes 143,703 shares of common stock that Mr. McWilliams may purchase upon exercise of warrants that are currently exercisable.

(7) Includes 66,667 shares of common stock that Mr. Rouse may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of December 31, 2005. Includes 25,214 shares of common stock that Mr. Rouse may purchase upon exercise of warrants that are currently exercisable.

(8) Includes 65,000 shares of common stock that Mr. Kamin may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of December 31, 2005.

(9) Includes 41,667 shares of common stock that Dr. Williams purchase upon exercise of stock options that are currently vested or will become vested within 60 days of December 31, 2005. Includes 56,819 shares of common stock that Dr. Williams may purchase upon exercise of warrants that are currently exercisable.

(10) Includes 10,000 shares owned by Mrs. Livney's husband, David. Includes 13,333 shares of common stock that Mrs. Livney may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of December 31, 2005. Includes 27,500 shares of common stock that Mrs. Livney may purchase upon exercise of warrants that are currently exercisable. Includes 27,500 shares of common stock that Mrs. Livney's husband, David, may purchase upon exercise of warrants that are currently exercisable.

(11) Includes 38,333 shares of common stock that Mr. Frison may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of December 31, 2005.

(12) Includes 16,667 shares of common stock that Mr. Boveroux may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of December 31, 2005.

(13) Includes 20,000 shares of common stock that Mrs. Rill may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of December 31, 2005.

                              SELLING STOCKHOLDERS

         No stockholder may offer or sell shares of our common stock under this prospectus unless such stockholder has notified us of his or her intention to sell shares of our common stock and this prospectus has been declared effective by the SEC, and remains effective at the time such selling stockholder offers or sells such shares. We are required to amend this prospectus to reflect material developments in our business, financial position and results of operations. Each time we file an amendment to this prospectus with the SEC, it must first be declared effective prior to the offer or sale of shares of our common stock by the selling stockholders.

         The common stock covered by this prospectus is to be offered for the account of the selling stockholders in the following table. The selling stockholders may from time to time sell all, some or none of the shares of common stock offered by this prospectus.

         The following table, which we have prepared based on information provided to us by the applicable selling stockholder, sets forth the name, the number of shares of common stock beneficially owned by the selling stockholders intending to sell our common stock and the number of shares of common stock to be offered. Unless set forth below, none of the selling stockholders selling in connection with the prospectus has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus.

                                                                     Number of
                                        Number of Shares of          Shares of                Number and % of
                                            Common Stock            Common Stock           Outstanding Shares of
                                         Beneficially Owned           Offered             Common Stock Owned After
     Name of Selling Stockholder                (1)                  Hereunder             Completion of Offering
-------------------------------------- ----------------------      ----------------      ---------------------------
                                                                                             Number        % (2)
                                                                                         -------------  ------------

AFDSMSSAS, L.P. (3)                                   52,500               52,500                   -0-      *


Alkek & Williams Ventures (4)                        512,501              512,501                   -0-      *

Alpine Atlantic Asset Management AG
(5)                                                1,240,295            1,240,295                   -0-      *


Andrew B. & Shanna Sue Linbeck (6)                   127,500              127,500                   -0-      *


Anthony J. Spatacco, Jr. (7)                          73,570               73,570                   -0-      *


Anthony M. Sensoli (8)                               251,644              251,644                   -0-      *

Anthony M. Sensoli, IRA Charles
Schwab & Co., Inc. Custodian (9)                      44,620               44,620                   -0-      *


Archie McK Malone (10)                               136,760              136,760                   -0-      *

Arthur J. & Phyllis C. Goodwin 2001
Family Trust Dated 4-26-01 (11)                       29,736               29,736                   -0-      *


Beverly E. Wrubel (12)                                29,634               29,634                   -0-      *


Billie Willmon Jenkin (13)                            60,356               60,356                   -0-      *


Bobby D. Perry (14)                                  125,003              125,003                   -0-      *


Bradley S. Stewart (15)                               77,192               77,192                   -0-      *


Brewer & Pritchard, PC (16)                          382,506              382,506                   -0-      *


Bruce C. Marek (17)                                  308,356              308,356                   -0-      *


Bruno Nordberg (18)                                   62,625               62,625                   -0-      *


Bruno or Joan A. Nordberg, JWROS (19)                 74,007               74,007                   -0-      *


C. William Rouse (20)                                234,583               38,134               196,450      *


                                                                     Number of
                                        Number of Shares of          Shares of                Number and % of
                                            Common Stock            Common Stock           Outstanding Shares of
                                         Beneficially Owned           Offered             Common Stock Owned After
     Name of Selling Stockholder                (1)                  Hereunder             Completion of Offering
-------------------------------------- ----------------------      ----------------      ---------------------------
                                                                                             Number        % (2)
                                                                                         -------------  ------------

Cameron Living Trust Ltd 8/31/95 (21)                 29,603               29,603                   -0-      *


Capital Growth Resources (22)                         55,235               55,235                   -0-      *


Centrum Bank AG (23)                                 295,000              295,000                   -0-      *


Charles L. Bradley (24)                              125,003              125,003                   -0-      *

Cimarron Biomedical Equity Master
Fund, L.P. (25)                                      625,001              625,001                   -0-      *

Citigroup Global Markets Custodian
FBO  Mary Ann Wesner, 2004 Roth IRA
(26)                                                  13,257               13,257                   -0-      *

Citigroup Global Markets Custodian
FBO  Mary Ann Wesner, 2005 Roth IRA
(27)                                                   7,228                7,228                   -0-      *

Citigroup Global Markets Custodian
FBO  Terry Wesner, 2004 Roth
IRA (28)                                              10,311               10,311                   -0-      *


Citigroup Global Markets Custodian
FBO  Terry Wesner, 2005 Roth IRA (29)                 13,257               13,257                   -0-       *


CKW LLC (30)                                          62,501               62,501                   -0-      *


Clariden Investments LTD (31)                        154,178              154,178                   -0-      *


Crestview Capital Master, LLC (32)                 1,875,000            1,875,000                   -0-      *


Crutchfield Family 1976 Trust (33)                   147,603              147,603                   -0-      *


Dale W. Spradling (34)                               438,253              308,253               130,000      *


Daniel L. Zimmerman (35)                              74,135               74,135                   -0-      *


David B. McWilliams (36)                             423,193              207,958               215,235     1.02


David Livney (37)                                     37,500               37,500                   -0-      *


                                                                     Number of
                                        Number of Shares of          Shares of                Number and % of
                                            Common Stock            Common Stock           Outstanding Shares of
                                         Beneficially Owned           Offered             Common Stock Owned After
     Name of Selling Stockholder                (1)                  Hereunder             Completion of Offering
-------------------------------------- ----------------------      ----------------      ---------------------------
                                                                                             Number        % (2)
                                                                                         -------------  ------------

David P. Haswell (38)                                 30,271               30,271                   -0-      *


Davis Investments V LP (39)                        2,306,745            2,136,474               170,271      *

Delaware Charter Guaranty & Trust fbo
Andre Guay, IRA (40)                                  24,077               24,077                   -0-      *

Delaware Charter Guaranty & Trust fbo
Gisele Guay, IRA (41)                                 36,115               36,115                   -0-      *

Delaware Charter Guaranty & Trust fbo
Ronald Brangwyn, IRA (42)                             30,384               30,384                   -0-      *


Dietrich & Rosemarie Riemer (43)                      75,000               75,000                   -0-      *


DLD Family Investments, LLC (44)                     500,003              500,003                   -0-      *


Donald G. Stewart (45)                               340,430              291,919                48,511      *


Douglas Alan Jenkin (46)                             118,575              118,575                   -0-      *


E.  Elaine Schuster (47)                              59,329               59,329                   -0-      *


E55 LP (48)                                           62,501               62,501                   -0-      *


Edward W. Gray and Sharon H. Gray (49)                29,541               29,541                   -0-      *


Elizabeth J. Hanson (50)                              75,000               75,000                   -0-      *


Elizabeth J. Hanson, IRA (51)                         29,675               29,675                   -0-      *


Enable Growth Partners LP (52)                     1,938,390            1,938,390                   -0-      *


Enable Opportunity Partners LP (53)                  225,000              225,000                   -0-      *


Ervin Living Trust (54)                               60,500               60,500                   -0-      *

Ervin Living Trust Dtd.7/6/95, Robert
D. Ervin & Rita Y. Ervin Co-TTEES
(55)                                                  62,501               62,501                   -0-      *


                                                                     Number of
                                        Number of Shares of          Shares of                Number and % of
                                            Common Stock            Common Stock           Outstanding Shares of
                                         Beneficially Owned           Offered             Common Stock Owned After
     Name of Selling Stockholder                (1)                  Hereunder             Completion of Offering
-------------------------------------- ----------------------      ----------------      ---------------------------
                                                                                             Number        % (2)
                                                                                         -------------  ------------

First Trust Corporation TTEE FBO:
Lynn C. Kalcic (56)                                   14,227               14,227                   -0-      *

First Trust Corporation TTEE FBO:
Mary A. Kalcic (57)                                   39,109               39,109                   -0-      *


Frank M. Mandola (58)                                123,342              123,342                   -0-      *


Fred S. Harper (59)                                  166,111              166,111                   -0-      *


Gary Hanson & Elizabeth Hanson (60)                   29,603               29,603                   -0-      *


Gemini Master Fund, Ltd. (61)                        296,541              296,541                   -0-      *


George E. Liberato (62)                               61,671               61,671                   -0-      *


George Jarkesy, Jr.                                1,474,500            1,474,500                   -0-      *


H. Michael Lambert (63)                              349,658              304,658                45,000      *


Harold E. Tellefsen Trust (64)                        86,203               86,203                   -0-      *

HRBFA Custo. Of the IRA FBO Mary Ann
Sharrow (65)                                         107,125              107,125                   -0-      *

HRBFA Custo. Of the IRA FBO Paul G.
Sharrow (66)                                         101,173              101,173                   -0-      *


I. Dwyane Davis (67)                                 121,481              121,481                   -0-      *


Insiders Trend Fund LP (68)                          129,436              129,436                   -0-      *


Jack Dulworth (69)                                   125,003              125,003                   -0-      *


James E. Striedel (70)                               153,202              153,202                   -0-      *


James G. Geistfeld Living Trust (71)                  29,644               29,644                   -0-      *


Jarkesy Foundation, Inc. (72)                        635,080              635,080                   -0-      *


Jerome T. Usalis (73)                              1,138,080              908,079               230,001     1.09


                                                                     Number of
                                        Number of Shares of          Shares of                Number and % of
                                            Common Stock            Common Stock           Outstanding Shares of
                                         Beneficially Owned           Offered             Common Stock Owned After
     Name of Selling Stockholder                (1)                  Hereunder             Completion of Offering
-------------------------------------- ----------------------      ----------------      ---------------------------
                                                                                             Number        % (2)
                                                                                         -------------  ------------

Jessica Spradling (74)                               375,000              375,000                   -0-      *


Jimmy C. Williams (75)                               106,869               80,479                26,390      *


John H. Crutchfield (76)                             295,308              295,308                   -0-      *


John T. Borgese (77)                                 145,579              145,579                   -0-      *


Joseph D. Mandola (78)                               264,182              247,515                16,667      *


Joseph L. Draskovich (79)                             30,250               30,250                   -0-      *


Joyce E. Burris (80)                                  30,332               30,332                   -0-      *


Kalcic Exemption Trust (81)                           30,312               30,312                   -0-      *


Kirk Folkerts (82)                                   269,762              216,628                53,134      *


Lakeview Direct Investments, LP (83)                 250,001              250,001                   -0-      *


Lawrence S. Yunker (84)                               17,657               17,657                   -0-      *


LB (Swiss) Private Bank LTD (85)                      77,063               77,063                   -0-      *


Linda M. Barone/Larry R. Zilli (86)                   74,161               74,161                   -0-      *


Liparus, LLC (87)                                     29,613               29,613                   -0-      *


Lone Star No. 1, Ltd  (88)                           127,500              127,500                   -0-      *


Louis R. Reif (89)                                    98,251               75,651                22,600      *


Marcus F. Wray (90)                                   62,501               62,501                   -0-      *


Mark A. Stewart (91)                                 332,553              279,386                53,167      *


Mark S. Boland (92)                                  122,631              122,631                   -0-      *


                                                                     Number of
                                        Number of Shares of          Shares of                Number and % of
                                            Common Stock            Common Stock           Outstanding Shares of
                                         Beneficially Owned           Offered             Common Stock Owned After
     Name of Selling Stockholder                (1)                  Hereunder             Completion of Offering
-------------------------------------- ----------------------      ----------------      ---------------------------
                                                                                             Number        % (2)
                                                                                         -------------  ------------


Michael Hamblett (93)                                147,603              147,603                   -0-      *


Michael K. Boudreaux (94)                             29,592               29,592                   -0-      *


Michel C. Neumann (95)                                29,962               29,962                   -0-      *


Nancy R. Greer Linn (96)                              58,856               58,856                   -0-      *

NFS LLC/FMTC FBO Richard E Crawford
(97)                                                 148,271              148,271                   -0-      *


Nick Lippuner & Marianne Lippuner (98)                92,926               92,926                   -0-      *


Norman R. Morris Living Trust (99)                    62,501               62,501                   -0-      *


Pamela Dru Sutton (100)                               73,955               73,955                   -0-      *


Panacea Fund, LLC (101)                              626,250              626,250                   -0-      *


Pankaj A. Patel (102)                                295,719              295,719                   -0-      *


Parsifal Investments, L.P. (103)                     131,250              131,250                   -0-      *


Patrick Linbeck (104)                                 78,607               28,607                50,000      *


Paul G. Sharrow (105)                                 29,644               29,644                   -0-      *


Paul Masters, IRA (106)                              147,192              147,192                   -0-      *

Pershing LLC as Custodian FBO Kinnary
Patel Rollover IRA (107)                             117,712              117,712                   -0-      *

Pershing LLC as Custodian FBO Kinnary
Patel Roth IRA (110)                                 117,712              117,712                   -0-      *


Pinnacle Trust Co., LTA (111)                        625,001              625,001                   -0-      *

Provident Premier Master Fund, Ltd
(112)                                                591,438              591,438                   -0-      *


Renaissance Interests, L.P. (113)                    262,500              262,500                   -0-      *


                                                                     Number of
                                        Number of Shares of          Shares of                Number and % of
                                            Common Stock            Common Stock           Outstanding Shares of
                                         Beneficially Owned           Offered             Common Stock Owned After
     Name of Selling Stockholder                (1)                  Hereunder             Completion of Offering
-------------------------------------- ----------------------      ----------------      ---------------------------
                                                                                             Number        % (2)
                                                                                         -------------  ------------

Richard N. Ernst (114)                               296,541              296,541                   -0-      *


Richard T. Jeleniewski (115)                          74,289               74,289                   -0-      *


Robert F. Donathan (116)                             295,308              295,308                   -0-      *


Roland Hartman (117)                                 348,322              148,322               200,000      *


Ronald Brangwyn (118)                                 62,501               62,501                   -0-      *

Rudy Aguirre and Therese Mosqueda
Ponce (119)                                           30,384               30,384                   -0-      *


S. Edmund Resciniti (120)                            125,003              125,003                   -0-      *


SAA Trust (121)                                       62,625               62,625                   -0-      *

SAA Trust, Paul & MaryAnn Mallis
TTEES (122)                                           44,420               44,420                   -0-      *


Salient Partners (123)                                87,920               87,920                   -0-      *

Sanders Morris Harris (124)                          582,892              582,892                   -0-      *


Sandra L. Livney (125)                                37,500               37,500                   -0-      *


Schroder & Co Bank AG (126)                          524,031              524,031                   -0-      *


Scott B. Seiman (127)                                150,000              150,000                   -0-      *


Shantilal C. Patidar (128)                           183,666              138,666                45,000      *


SIBEX Capital Fund, Inc. (129)                       750,000              750,000                     -      *


SMI Re Limited (130)                               3,572,397            3,372,397               200,000      *

Snehal S Patel & Kinnary Patel, Jt.
Tenants in Common (131)                              979,610              979,610                   -0-      *

Stahl Family Revocable Living Trust
dated 8-23-01 (132)                                   30,260               30,260                   -0-      *

                                                                     Number of
                                        Number of Shares of          Shares of                Number and % of
                                            Common Stock            Common Stock           Outstanding Shares of
                                         Beneficially Owned           Offered             Common Stock Owned After
     Name of Selling Stockholder                (1)                  Hereunder             Completion of Offering
-------------------------------------- ----------------------      ----------------      ---------------------------
                                                                                             Number        % (2)
                                                                                         -------------  ------------

Sterling Trust Co fbo Carol A. Wynn
(133)                                                 58,856               58,856                   -0-      *

Sterling Trust Company, Custodian fbo
Harold E. Tellefsen (134)                             54,931               54,931                   -0-      *

Stone & Sutton, P.A. P/S Trust Pam
Sutton, Trustee (135)                                 29,582               29,582                   -0-      *


T. William Merrill (136)                             125,003              125,003                   -0-      *


TCMP3  Partners, L.P. (137)                          296,438              296,438                   -0-      *


Terry H. Wesner (138)                                364,540              308,048                56,492      *


Terry Wesner & MaryAnn Wesner (139)                  152,329              152,329                   -0-      *


Timothy L. Brawner (140)                              29,644               29,644                   -0-      *


Todd R. Allen (141)                                   92,269               92,269                   -0-      *


University of Chicago                                550,397              550,397                   -0-      *

vFinance Managed by Jonathan C. Rich
(142)                                                 14,000               14,000                   -0-      *

Yellowstone Equity Partners, Ltd.
(143)                                                243,750              243,750                   -0-      *

Millard B. Ryland, IRA (144)                          87,499               87,499                   -0-      *

Albert and Margaret Alkek Foundation
(145)                                                625,002              625,002                   -0-      *

Beverly B. Arnold (146)                              250,002              250,002                   -0-      *

Walter W. Pollack, Jr. (147)                         375,000              375,000                   -0-      *

Michael and Kristine Marrale (148)                    75,000               75,000                   -0-      *

Sam Buck (149)                                        75,000               75,000                   -0-      *

Starboard Capital Markets (150)                        1,000                1,000                   -0-      *

Monarch Capital Group, LLC (151)                         850                  850                   -0-      *

SW Bach (152)                                         11,900               11,900                   -0-      *

Harry Groszecki  (153)                               112,500              112,500

                                                                     Number of
                                        Number of Shares of          Shares of                Number and % of
                                            Common Stock            Common Stock           Outstanding Shares of
                                         Beneficially Owned           Offered             Common Stock Owned After
     Name of Selling Stockholder                (1)                  Hereunder             Completion of Offering
-------------------------------------- ----------------------      ----------------      ---------------------------
                                                                                             Number        % (2)
                                                                                         -------------  ------------

Lippert Heilshorn & Associates Inc.
(154)                                                 49,838               49,838

James Boston (155)                                    27,503               27,503


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of July 15, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)      Percentage is based on 21,153,746 shares of common stock outstanding.

(3) Includes 38,500 shares of common stock underlying warrants. Saleh M Shenaq exercises voting and dispositive power over all of the shares beneficially owned by AFDSMSSAS.

(4) Includes 375,834 shares of common stock underlying warrants. Alkek & Williams Ventures is a private investment fund. Scott Seaman exercises voting and dispositive power over all of the shares beneficially owned by Alkek & Williams Ventures.

(5) Includes 817,149 shares of common stock underlying warrants. Alpine Atlantic Asset Management AG is a private investment fund. Willy Betschart exercises voting and dispositive power over all of the shares beneficially owned Alpine, a Zurich based private investment fund.

(6)      Includes 93,500 shares of common stock underlying warrants.

(7)      Includes 48,451 shares of common stock underlying warrants.

(8)      Includes 165,839 shares of common stock underlying warrants.

(9) Includes 29,421 shares of common stock underlying warrants. Anthony M. Sensoli exercises voting and dispositive power over all of the shares beneficially owned by Anthony M. Sensoli, IRA Charles Schwab & Co., Inc. Custodian.

(10)     Includes 94,791 shares of common stock underlying warrants.

(11) Includes 19,607 shares of common stock underlying warrants. Arthur J. Goodwin exercises voting and dispositive power over all of the shares beneficially owned by Arthur J. & Phyllis C. Goodwin 2001 Family Trust Dated 4-26-01.

(12)     Includes 19,531 shares of common stock underlying warrants.

(13)     Includes 39,861 shares of common stock underlying warrants.

(14)     Includes 91,669 shares of common stock underlying warrants.

(15)     Includes 51,107 shares of common stock underlying warrants.

(16) Includes 36,669 shares of common stock underlying warrants. Brewer and Pritchard, PC is a professional corporation. Thomas Pritchard exercises voting and dispositive power over all of the shares beneficially owned by Brewer and Pritchard PC.

(17)     Includes 204,128 shares of common stock underlying warrants.

(18)     Includes 45,925 shares of common stock underlying warrants.

(19)     Includes 48,772 shares of common stock underlying warrants.

(20) Includes 25,215 shares of common stock underlying warrants and 66,667 options that are vested with an exercise price of $3.00.

(21)     Includes 19,509 shares of common stock underlying warrants.  Mr. George
         R. Cameron exercises voting and dispositive power over all of the shares beneficially owned by Cameron Living Trust.

(22) Includes 37,371 shares of common stock underlying warrants. Capital Growth Resources is a Broker/Dealer that acquired these securities for underwriting activities. Walt Miller has the power to vote and dispose of these shares owned by Capital Growth Resources.

(23) Includes 194,333 shares of common stock underlying warrants. William Pinamonti exercises voting and dispositive power over all of the shares beneficially owned by Centrum Bank AG.

(24)     Includes 91,669 shares of common stock underlying warrants.

(25) Includes 458,334 shares of common stock underlying warrants. Cimarron Biomedical Equity Master Fund is an investment fund. J. H. Cullum Clark has the power to vote and dispose of PharmaFrontiers Common Stock owned by Cimarron Biomedical Equity Master Fund.

(26) Includes 8,731 shares of common stock underlying warrants. Mary Ann Wesner exercises voting and dispositive power over all of the shares beneficially owned by Mary Ann Wesner, 2004 Roth IRA.

(27) Includes 4,761 shares of common stock underlying warrants. Mary Ann Wesner exercises voting and dispositive power over all of the shares beneficially owned by Mary Ann Wesner, 2005 Roth IRA.

(28)     Includes 6,791 shares of common stock underlying warrants. Terry Wesner
         exercises  voting  and  dispositive   power  over  all  of  the  shares
         beneficially owned by Terry Wesner, 2004 Roth IRA.

(29)     Includes 8,731 shares of common stock underlying warrants. Terry Wesner
         exercises  voting  and  dispositive   power  over  all  of  the  shares
         beneficially owned by Terry Wesner, 2005 Roth IRA.

(30) Includes 45,834 shares of common stock underlying warrants. CKW LLC is a private investment fund. David J Kowalick exercises voting and dispositive power over all of the shares beneficially owned by CKW LLC.

(31) Includes 102,064 shares of common stock underlying warrants. Clariden Investments LTD. Is a private investment fund. Ricc-Lee Ingram exercises voting and dispositive power over all of the shares beneficially owned by Clariden Investments LTD.

(32) Includes 1,375,000 shares of common stock underlying warrants. Crestview Capital Master, LLC is a private investment fund. Daniel I. Warsh exercises voting and dispositive power over all of the shares beneficially owned by Crestview Capital Master, LLC.

(33) Includes 97,242 shares of common stock underlying warrants. John Crutchfield exercises voting and dispositive power over all of the shares beneficially owned by Crutchfield Family 1976 Trust

(34)     Includes 204,053 shares of common stock underlying warrants.

(35)     Includes 48,866 shares of common stock underlying warrants.

(36) Includes 143,703 shares of common stock underlying warrants and 146,667 options that are vested with an exercise price of $3.00.

(37)     Includes 27,500 shares of common stock underlying warrants.

(38)     Includes 19,998 shares of common stock underlying warrants.

(39) Includes 1,456,747 shares of common stock underlying warrants. Davis Investments V, LP is a private investment fund. Christopher Davis exercises voting and dispositive power over all of the shares beneficially owned by Davis Investments V, LP.

(40)     Includes 15,896 shares of common stock underlying warrants.  Andre Guay
         exercises  voting  and  dispositive   power  over  all  of  the  shares
         beneficially owned by Andre Guay, IRA.

(41)     Includes 23,844 shares of common stock underlying warrants. Gisele Guay
         exercises  voting  and  dispositive   power  over  all  of  the  shares
         beneficially owned by Gisele Guay, IRA.

(42) Includes 20,081 shares of common stock underlying warrants. Ronald Brangwyn exercises voting and dispositive power over all of the shares beneficially owned by Ronald Brangwyn, IRA.

(43)     Includes 55,000 shares of common stock underlying warrants.

(44) Includes 366,669 shares of common stock underlying warrants. Laura Liang exercises voting and dispositive power over all of the shares beneficially owned by DLD Family Investments, LLC.

(45)     Includes 197,574 shares of common stock underlying warrants.

(46)     Includes 78,155 shares of common stock underlying warrants.

(47)     Includes 39,108 shares of common stock underlying warrants.

(48)     Includes 45,834 shares of common stock underlying warrants.  Fanny Chan
         exercises  voting  and  dispositive   power  over  all  of  the  shares
         beneficially owned by E55LP.

(49)     Includes 19,463 shares of common stock underlying warrants.

(50)     Includes 55,000 shares of common stock underlying warrants.

(51)     Includes 19,561 shares of common stock underlying  warrants.  Elizabeth
         J. Hanson exercises voting and dispositive power over all of the shares beneficially owned by Elizabeth J. Hanson, IRA.

(52) Includes 1,355,486 shares of common stock underlying warrants. Enable Growth Partners LP is a private investment fund. Brendan O'Neil exercises voting and dispositive power over all of the shares beneficially owned by Enable Growth Partners LP.

(53) Includes 165,000 shares of common stock underlying warrants. Enable Opportunity Partners LP is a private investment fund. Brendan O'Neil exercises voting and dispositive power over all of the shares beneficially owned by Enable Opportunity Partners LP.

(54) Includes 39,967 shares of common stock underlying warrants. Robert D. Ervin exercises voting and dispositive power over all of the shares beneficially owned by Ervin Living Trust.

(55) Includes 45,834 shares of common stock underlying warrants. Robert D. Ervin & Rita Y. Ervin Co-TTEES exercise voting and dispositive power over all of the shares beneficially owned by Ervin Living Trust Dated 7/6/95.

(56) Includes 9,381 shares of common stock underlying warrants. Lynn C. Kalcic exercises voting and dispositive power over all of the shares beneficially owned by First Trust Corporation TTEE FBO: Lynn C. Kalcic.

(57) Includes 25,787 shares of common stock underlying warrants. Mary A. Kalcic exercises voting and dispositive power over all of the shares beneficially owned by First Trust Corporation TTEE FBO: Mary A. Kalcic.

(58)     Includes 81,651 shares of common stock underlying warrants.

(59)     Includes 114,115 shares of common stock underlying warrants.

(60)     Includes 19,509 shares of common stock underlying warrants.

(61) Includes 195,463 shares of common stock underlying warrants. Gemini Master Fund, Ltd. is a private investment fund. Steven Winters exercises voting and dispositive power over all of the shares beneficially owned by Gemini Master Fund, Ltd.

(62)     Includes 40,826 shares of common stock underlying warrants.

(63)     Includes 201,416 shares of common stock underlying warrants.

(64) Includes 61,455 shares of common stock underlying warrants. Harold E. Tellefsen exercises voting and dispositive power over all of the shares beneficially owned by Harold E. Tellefsen Trust.

(65) Includes 70,638 shares of common stock underlying warrants. Mary Ann Sharrow exercises voting and dispositive power over all of the shares beneficially owned by HRBFA Custodian of the IRA FBO Mary Ann Sharrow.

(66) Includes 66,714 shares of common stock underlying warrants. Paul G. Sharrow exercises voting and dispositive power over all of the shares beneficially owned by HRBFA Custodian of the IRA FBO Paul G. Sharrow.

(67)     Includes 84,686 shares of common stock underlying warrants.

(68) Includes 85,870 shares of common stock underlying warrants. Insiders Trend Fund LP is a private investment fund. Anthony Marchese exercises voting and dispositive power over all of the shares beneficially owned by Insiders Trend Fund LP. (69) Includes 91,669 shares of common stock underlying warrants.

(70)     Includes 101,348 shares of common stock underlying warrants.

(71) Includes 19,539 shares of common stock underlying warrants. James G. Geistfeld exercises voting and dispositive power over all of the shares beneficially owned by James G. Geistfeld Living Trust.

(72) Includes 439,325 shares of common stock underlying warrants. George Jarkesy Jr. exercises voting and dispositive power over all of the shares beneficially owned by Jarkesy Foundation.

(73)     Includes 662,625 shares of common stock underlying warrants.

(74)     Includes 275,000 shares of common stock underlying warrants.

(75)     Includes 56,818 shares of common stock underlying warrants.

(76)     Includes 194,559 shares of common stock underlying warrants.

(77)     Includes 102,358 shares of common stock underlying warrants.

(78)     Includes 168,311 shares of common stock underlying warrants.

(79)     Includes 19,983 shares of common stock underlying warrants.

(80)     Includes 20,044 shares of common stock underlying warrants.

(81) Includes 20,029 shares of common stock underlying warrants. Paul A Kalic exercises voting and dispositive power over all of the shares beneficially owned by Kalic Exemption Trust.

(82)     Includes 147,861 shares of common stock underlying warrants.

(83) Includes 183,334 shares of common stock underlying warrants. Thomas Elden exercises voting and dispositive power over all of the shares beneficially owned by Lakeview Direct Investments, LP.

(84)     Includes 11,628 shares of common stock underlying warrants.

(85)     Includes 51,013 shares of common stock underlying  warrants.  Olaf Herr
         exercises  voting  and  dispositive   power  over  all  of  the  shares
         beneficially owned by LB (Swiss) Private Bank LTD.

(86)     Includes 48,885 shares of common stock underlying warrants.

(87) Includes 19,516 shares of common stock underlying warrants. Gregory Mallis exercises voting and dispositive power over all of the shares beneficially owned by Liparus, LLC.

(88) Includes 93,500 shares of common stock underlying warrants. James H. Glanville exercises voting and dispositive power over all of the shares beneficially owned by Lone Star No. 1, Ltd

(89)     Includes 49,977 shares of common stock underlying warrants.

(90)     Includes 45,834 shares of common stock underlying warrants.

(91)     Includes 193,883 shares of common stock underlying warrants.

(92)     Includes 85,530 shares of common stock underlying warrants.

(93)     Includes 97,242 shares of common stock underlying warrants.

(94)     Includes 19,501 shares of common stock underlying warrants.

(95)     Includes 19,772 shares of common stock underlying warrants.

(96)     Includes 38,761 shares of common stock underlying warrants.

(97) Includes 97,732 shares of common stock underlying warrants. Richard E. Crawford exercises voting and dispositive power over all of the shares beneficially owned by NFS LLC/FMTC FBO Richard E. Crawford.

(98)     Includes 65,946 shares of common stock underlying warrants.

(99) Includes 45,834 shares of common stock underlying warrants. Norman R. Morris exercises voting and dispositive power over all of the shares beneficially owned by Norman R. Morris Living Trust.

(100)    Includes 48,734 shares of common stock underlying warrants.

(101) Includes 459,250 shares of common stock underlying warrants. Panacea Fund, LLC is a private investment fund. Charles Polsky exercises voting and dispositive power over all of the shares beneficially owned by Panacea Fund, LLC.

(102)    Includes 194,861 shares of common stock underlying warrants.

(103) Includes 96,250 shares of common stock underlying warrants. Parsifal Investments, L.P. is a private investment fund. Alfred L. Deaton III exercises voting and dispositive power over all of the shares beneficially owned by Parsifal Investments, L.P.

(104) Includes 28,607 shares of common stock underlying warrants. Patrick Linbeck is a financial consultant and acquired these securities for a result of the Company's June/July 2005 funding.

(105)    Includes 19,539 shares of common stock underlying warrants.

(106) Includes 96,941 shares of common stock underlying warrants. Paul Masters exercises voting and dispositive power over all of the shares beneficially owned by Paul Masters IRA.

(107) Includes 77,522 shares of common stock underlying warrants. Kinnary Patel exercises voting and dispositive power over all of the shares beneficially owned by Kinnary Patel Rollover IRA.

(108) Includes 77,522 shares of common stock underlying warrants. Kinnary Patel exercises voting and dispositive power over all of the shares beneficially owned by Kinnary Patel Roth IRA.

(109) Includes 458,334 shares of common stock underlying warrants. Pinnacle Trust Co., LTA is a private investment fund that acquired these securities for underwriting activities. Andrew Linbeck has the power to vote and dispose of PharmaFrontiers Common Stock owned by Pinnacle Trust Co., LTA.

(110) Includes 389,721 shares of common stock underlying warrants. Provident Premier Master Fund, Ltd. is a private investment fund. Steven Winters exercises voting and dispositive power over all of the shares beneficially owned by Provident Premier Master Fund, Ltd.

(111) Includes 192,500 shares of common stock underlying warrants. Renaissance Interests, L.P. is a private investment fund. Bradley C. Karp exercises voting and dispositive power over all of the shares beneficially owned by Renaissance Interests, L.P.

(112)    Includes 195,463 shares of common stock underlying warrants.

(113)    Includes 48,979shares of common stock underlying warrants.

(114)    Includes 194,559 shares of common stock underlying warrants.

(115)    Includes 97,769 shares of common stock underlying warrants.

(116)    Includes 45,834 shares of common stock underlying warrants.

(117)    Includes 20,081 shares of common stock underlying warrants.

(118)    Includes 91,669 shares of common stock underlying warrants.

(119) Includes 45,925 shares of common stock underlying warrants. Paul and Mary Ann Mallis TTEES exercise voting and dispositive power over all of the shares beneficially owned by SAA Trust.

(120) Includes 29,274 shares of common stock underlying warrants. Paul and Mary Ann Mallis TTEES exercise voting and dispositive power over all of the shares beneficially owned by SAA Trust Paul and Mary Ann Mallis TTEES.

(121) Includes 59,640 shares of common stock underlying warrants. Salient Partners is an investment firm that acquired these securities for underwriting activities. Andrew Linbeck has the power to vote and dispose of PharmaFrontiers Common Stock owned by Salient Partners.

(122) Includes 304,968 shares of common stock underlying warrants. Sanders Morris Harris is an investment firm that acquired these securities for underwriting activities. Ben Morris has the power to vote and dispose of PharmaFrontiers Common Stock owned by Sanders Morris Harris.

(123)    Includes 37,500 shares of common stock underlying warrants.

(124) Includes 346,889 shares of common stock underlying warrants. Markus Keller exercises voting and dispositive power over all of the shares beneficially owned by Schroder & Co Bank AG

(125)    Includes 110,000shares of common stock underlying warrants.

(126)    Includes 96,188 shares of common stock underlying warrants.

(127) Includes 550,000 shares of common stock underlying warrants. SIBEX Capital Fund, Inc. is a private investment fund. Oleg S. Krasnoshchek exercises voting and dispositive power over all of the shares beneficially owned by SIBEX Capital Fund, Inc.

(128) Includes 2,231,091 shares of common stock underlying warrants. SMI Re Limited is a private investment fund. Dr. Reginal McDaniel exercises voting and dispositive power over all of the shares beneficially owned by SMI Re Limited.

(129)    Includes 38,761 shares of common stock underlying warrants.

(130) Includes 609,219 shares of common stock underlying warrants. Frederick Stahl Jr. exercises voting and dispositive power over all of the shares beneficially owned by Stahl Family Revocable Living Trust Dated 8-23-01.

(131) Includes 38,761 shares of common stock underlying warrants. Carol A Wynn exercises voting and dispositive power over all of the shares beneficially owned by Sterling Trust Company FBO Carol A. Wynn.

(132) Includes 36,323shares of common stock underlying warrants. Harold E Tellefsen exercises voting and dispositive power over all of the shares beneficially owned by Sterling Trust Company FCustodian FBO Harold E Tellefsen.

(133)    Includes 19,494 shares of common stock underlying warrants.  Pam Sutton
         exercises  voting  and  dispositive   power  over  all  of  the  shares
         beneficially owned by P.A. P/S Trust Pam Sutton Trustee.

(134)    Includes 91,669 shares of common stock underlying warrants.

(135) Includes 195,388 shares of common stock underlying warrants. TCMP3 Partners, LP is a private investment fund. Steve Slawson exercises voting and dispositive power over all of the shares beneficially owned by TCMP3 Partners, LP.

(136)    Includes 203,902 shares of common stock underlying warrants.

(137)    Includes 100,708 shares of common stock underlying warrants.

(138)    Includes 19,539 shares of common stock underlying warrants.

(139)    Includes 65,464 shares of common stock underlying warrants.

(140) Includes 14,000 shares of common stock underlying warrants. vFinance is an investment firm that acquired these securities for underwriting activities. Jonathon C. Rich has the power to vote and dispose of PharmaFrontiers Common Stock owned by vFinance.

(141) Includes 178,750 shares of common stock underlying warrants. Yellowstone Equity Partners, Ltd. is a private investment fund. Brenda Lee exercises voting and dispositive power over all of the shares beneficially owned by Yellowstone Equity Partners, Ltd.

(142) Includes 64,166 shares of common stock underlying warrants. Millard B. Ryland exercises voting and dispositive power over all of the shares beneficially owned by Millard B. Ryland IRA.

(143) Includes 458,335 shares of common stock underlying warrants. Albert & Margaret Alkek Foundation is a private investment fund. Scott Seaman exercises voting and dispositive power over all of the shares beneficially owned by Albert & Margaret Alkek Foundation.

(144)    Includes 183,335 shares of common stock underlying warrants.

(145)    Includes 275,000 shares of common stock underlying warrants.

(146)    Includes 55,000 shares of common stock underlying warrants.

(147)    Includes 55,000 shares of common stock underlying warrants.

(148) Includes 1,000 shares of common stock underlying warrants. Starboard Capital Markets is an investment firm that acquired these securities for underwriting activities. Michael Hamblet has the power to vote and dispose of PharmaFrontiers Common Stock owned by Starboard Capital Markets.

(149) Includes 1,000 shares of common stock underlying warrants. Monarch Capital Group, LLC is an investment firm that acquired these securities for underwriting activities. Anthony Marchese has the power to vote and dispose of PharmaFrontiers Common Stock owned by Monarch Capital Group, LLC.

(150) Includes 11,900 shares of common stock underlying warrants. SW Bach is an investment firm that acquired these securities for underwriting activities. Guy Clemente has the power to vote and dispose of PharmaFrontiers Common Stock owned by SW Bach.

(151)    Includes 82,500 shares of common stock underlying warrants.

(152) Keith L. Lippert has the power to vote and dispose of the shares owned by Lippert Heilshorn & Associates, Inc.

(153)    Includes 20,169 shares of common stock underlying warrants.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         There are no related party transactions.

                            DESCRIPTION OF SECURITIES

Our Capitalization

Common Stock

         We are authorized to issue 100,000,000 shares of common stock, par value $0.05 per share. As of January 31, 2006, there were 20,619,545 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. There are no cumulative voting rights. Common stockholders do not have preemptive rights or other rights to subscribe for additional shares, and the common stock is not subject to conversion or redemption. In the event of liquidation, the holders of common stock will share equally in any balance of corporate assets available for distribution to them. Subject to the rights of holders of the any other securities subsequently issued, holders of the common stock are entitled to receive dividends when and as declared by our Board of Directors out of funds legally available. We have not paid any dividends since its inception and has no intention to pay any dividends in the foreseeable future. Any future dividends would be subject to the discretion of the Board of Directors and would depend on, among other things, our future earnings, the operating and financial condition, our capital requirements, and general business conditions.

Preferred Stock

         We are authorized to issue 10,000,000 shares of preferred stock, no par value per share. As of July 15, 2005, no shares of preferred stock are issued and outstanding. Our Board of Directors can, without approval of our stockholders, issue one or more series of preferred stock. If we offer preferred stock, our Board of Directors will determine the number of shares and the rights, preferences and limitations of each series. These rights, preferences and limitations may include specific designations, number of shares, liquidation value, dividend rights, liquidation and redemption rights, voting rights, other rights, including conversion or exchange rights, if any, and any other specific terms.

Promissory Notes

         During  the  six  months  ended   February  14,  2005,  we  issued  15%
Convertible Exchangeable Notes with an aggregate principal amount of $6.1 million. On June 30, 2005, all of the 15% Convertible Exchangeable Notes and associated rights to warrants were exchanged for common stock and Series A Warrants, Series B Warrants and Series C Warrants. None of the notes or rights to warrants remain outstanding.

Warrants and Options

         2004 Stock Incentive Plan. Pursuant to our 2004 Stock Incentive Plan we may issue to our officers, directors, employees and consultants incentive stock options, non-qualified stock options and shares of restricted stock. The plan provides for us to issue up to 2,000,000 shares of its common stock pursuant to awards under the plan. The maximum number of shares in the Plan was increased to 3,000,000 by shareholder vote at our annual meeting in June 2005. As of July 15, 2005, we had outstanding options, granted pursuant to the plan, to purchase 1,424,500 shares of common stock at an exercise price of $3.00 per share. All of our outstanding options expire five years after the date of grant. The plan is designed to qualify under the Internal Revenue Code as an incentive stock option plan.

         Series A Warrants, Series B Warrants and Series C Warrants. As of July 15, 2005 we have issued and outstanding (i) Series A Warrants to purchase an aggregate of 10,335,133 of our common shares, (ii) Series B Warrants to purchase an aggregate of 4,134,053 of our common shares, and (iii) Series C Warrants to purchase an aggregate of 8,268,106 of our common shares.

                  The Series A Warrant is exercisable at any time and has an exercise price of $2.00 per share and expires on the later of (i) February 17, 2006 or (ii) five months after the registration statement for the re-sale of the warrant shares becomes effective; if we issue common stock or common stock equivalents for a price less than $1.50, the exercise price will be revised to equal such lower price and the number of shares subject to the warrant shall increase proportionately; provided, however, the exercise price will not be reduced below $1.00 and any increase in the number of shares shall be proportionately limited.

                  The Series B Warrant is exercisable at any time and has an exercise price of $2.90 per share and expires on the later of (i) October 17, 2006 or (ii) 12 months after the registration statement for the re-sale of the warrant shares becomes effective; if we issue common stock or common stock equivalents for a price less than $1.50, the exercise price will be revised to $2.00 and the number of shares subject to the warrant shall increase proportionately.

                  The Series C Warrant is exercisable at any time and has an exercise price of $4.00 per share and expires June 17, 2010; if prior to the third anniversary of the closing of the offering we issue common stock or common stock equivalents for a price less than $1.50, the exercise price will be revised to $3.00 and the number of shares subject to the warrant shall increase proportionately; if prior to the third anniversary of the closing of the offering we issue common stock or common stock equivalents for a price less than the then current exercise price but more than $1.50, the exercise price will be revised to equal the weighted average price of the outstanding shares and the newly issued shares; if after the third anniversary of the closing of the offering we issue common stock or common stock equivalents for a price less than the then current exercise price, the exercise price will be revised to equal the weighted average price of the outstanding shares and the newly issued shares; whenever any such adjustments are made to the exercise price, the number of shares subject to the Series C Warrant shall increase proportionately; provided, the exercise price will not be reduced below $3.00 and any increase in the number of shares shall be proportionately limited.

                  All of the warrants are exercisable immediately. Each of the Series A warrants, Series B warrants and Series C warrants are only exercisable by "accredited investors" as defined in Regulation D under the Securities Act of 1933.

         Placement Agent Warrants. In connection with the 15% Convertible Exchangeable Note offering and the common stock offerings closed June 17, 2005 and July 17, 2005, we have issued to the placement agent and other brokerage firms in those offerings warrants to purchase an aggregate of 460,847 shares of common stock at an exercise price of $1.50. These warrants are exercisable immediately and will expire June 17, 2010.

         Other Obligations To Issue Shares. Our license agreement with the University of Chicago obligates us, subsequent to the later of November 30, 2005 or a financing, raising $10 million or more, to issue sufficient additional shares to the University of Chicago so that it holds 2.6% of our common stock.

         Restrictions on Sales By Certain Existing Shareholders

         A total of 3,941,248 shares of our common stock held by Warren C. Lau, George Jarkesy, Jr., R. Wayne Fritzsche, Robert H. Gow, David M. Klausmeyer, Bruce Mackler and David R. Strawn are subject to a lock-up agreement that precluded any sales prior to June 4, 2005 and, thereafter, limits sales of up to an aggregate of 492,656 shares of our common stock per 90-day period. This lock-up will terminate if the last sales price of our common stock is at or above $10.00 per share for 10 out of 20 consecutive days, or upon a "change of control" transaction.

         A total of 891,820 shares of our common stock held by George Jarkesy, Jr. and Brewer & Prichard, P.C. are subject to another lock-up agreement effective May 2004 that limits sales of up to an aggregate of 74,319 shares of our common stock per 90-day period. This lock-up agreement restriction will terminate if the last sales price of the our common stock is at or above $10.00 per share for 10 out of 20 consecutive days, or upon a "change of control" transaction.

         A total of 2,500,000 shares held by Top Tier Investment, LLC and various other shareholders are subject to another lock-up agreement effective November 5, 2004 that precludes any sales prior to November 5, 2005 and, thereafter, limits sales of up to an aggregate of 312,500 shares of our common stock per 90-day period. There is no termination provision in this lock-up agreement.

                              PLAN OF DISTRIBUTION

         We are registering shares of our common stock on behalf of the selling stockholders. As used in this prospectus, "selling stockholders" includes donees, transferees, pledgees and other successors in interest (other than purchasers pursuant to this prospectus) selling shares received from a named selling stockholder after the date of this prospectus. We will pay for all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will pay for all selling discounts and commissions, if any. The selling stockholders may offer and sell their shares from time to time in one or more of the following types of transactions (including block transactions):

         o on any national exchange on which the shares are listed or any automatic quotation system through which the shares are quoted,

         o        in the over-the-counter market,

         o        in privately negotiated transactions,

         o        through put and call transactions,

         o        through short sales, and

         o        a combination of such methods of sale.

         The selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. The selling stockholders may use brokers, dealers or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as a principal, or both.

         The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to these broker-dealers or other financial institutions of shares, which such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction). The selling stockholders may also engage in short sales of shares and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover the short sales.

         The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Neither we nor any selling stockholder can presently estimate the amount of such compensation. Because a selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the applicable exchange or automated quotation system pursuant to Rule 153 under the Securities Act of 1933. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

         The selling stockholders and any other person participating in a distribution of the securities covered by this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for certain periods prior to the commencement of or during such distribution. Regulation M's prohibition on purchases may include purchases to cover short positions by the selling stockholders, and a selling stockholder's failure to cover a short position at a lender's request and subsequent purchases by the lender in the open market of shares to cover such short positions, may be deemed to constitute an inducement to buy shares, which is prohibited by Regulation M. All of the above may effect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

         We are not aware of whether the selling stockholders have entered into any agreements, understanding or arrangements with any broker-dealers regarding the sale of their shares, nor as we aware that there is an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

         Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of that rule.

         Following notification by a selling stockholder that it has entered into any material arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

         o        the  name  of  each  such  selling   stockholder  and  of  the
                  participating broker-dealer(s);

         o        the number of shares involved;

         o        the initial price at which these shares were sold;

         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        any other facts material to the transactions.

         In addition, following notification by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest of such selling stockholder intends to sell more than 500 shares, we will file a supplement to this prospectus.

                                  LEGAL MATTERS

         The validity of the common stock offered by this prospectus was passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

                                     EXPERTS

         The consolidated financial statements for the year ended December 31, 2004 and for the period from January 22, 2003 (date of inception) to December 31, 2003 included in this prospectus have been audited by Malone & Bailey PC, independent registered public accounting firm, as stated in their report appearing herein.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is part of a registration statement we file with the Securities and Exchange Commission. This prospectus does not contain all of the information contained in the registration statement and all of the exhibits and schedules thereto. For further information about PharmaFrontiers Corp., please see the complete registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of such documents.

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room in Washington, D.C. by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         We file information electronically with the Securities and Exchange Commission. Our Securities and Exchange Commission filings also are available from the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

                          INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheet as of September 30, 2005......................................................         F-2
Consolidated Statements of Expenses for the nine months ended September 30, 2005 and 2004................         F-3
Consolidated Statements of Cash Flow for the nine months ended September 30, 2005 and 2004 and the
      period from January 22, 2003 (Inception) to September 30, 2005.....................................         F-4
Report of Independent Registered Public Accounting Firm..................................................         F-9
Consolidated Balance Sheet as of December 31, 2004.......................................................        F-10
Consolidated Statements of Expenses for the year ended December 31, 2004 and the period from January 22,
      2003 (Inception) through December 31, 2003 and 2004................................................        F-11
Consolidated Statement of Changes in Stockholders Equity from January 22, 2003 (Inception) through
      December 31, 2004..................................................................................        F-12
Consolidated Statements of Cash Flows for the year ended December 31, 2004 and the period from January
      22, 2003 (Inception) through December 31, 2003 and 2004............................................        F-13

                              PHARMAFRONTIERS CORP.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2005
                                   (unaudited)


Current Assets

     Cash ................................................................ $  4,353,317
     Prepaid expenses ....................................................      169,955
                                                                           ------------
     Current assets ......................................................    4,523,272

Intangible assets, net of accumulated amortization of $648,630 ........... $ 26,539,721
Property & equipment, net of accumulated depreciation of $205,762 ........      344,710
                                                                           ------------
     Total Assets ........................................................ $ 31,407,703
                                                                           ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts payable .................................................... $    521,232
     Accrued expenses ....................................................      254,823
     Third party non-convertible note ....................................    1,500,000
                                                                           ------------
          Total Current Liabilities ......................................    2,276,055
                                                                           ------------

Commitments and Contingencies ............................................         --
Stockholders' Equity
     Convertible preferred stock, no par value, 10,000,000 shares
         authorized, none issued and outstanding .........................         --
     Common stock, $.05 par value, 50,000,000 shares
         authorized, 20,609,545 shares issued and outstanding ............    1,030,477
     Additional paid in capital ..........................................   49,069,732
     Deficit accumulated during the development stage ....................  (20,968,561)
                                                                           ------------
          Total Stockholders' Equity .....................................   29,131,648
                                                                           ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..................... $ 31,407,703
                                                                           ============

                              PHARMAFRONTIERS CORP.
                          (A Development Stage Company)
                       CONSOLIDATED STATEMENTS OF EXPENSES
                Nine Months Ended September 30, 2005 and 2004 and
                 the Period from January 22, 2003 (Inception) to
                               September 30, 2005
                                   (unaudited)

                                               Three Months Ended               Nine Months Ended         Inception Through
                                                  September 30,                   September 30,             September 30,
                                         -----------------------------     -----------------------------  -----------------
                                            2005               2004           2005             2004               2005
                                         ------------     ------------     ------------     ------------  -----------------
General and administrative ...........   $  2,762,826     $    612,145     $  7,092,615     $  1,685,714     $  9,843,782
                                         ------------     ------------     ------------     ------------     ------------
Research and development .............        622,311             --          1,877,787             --          2,510,408
                                         ------------     ------------     ------------     ------------     ------------
     Net operating loss ..............     (3,385,137)        (612,145)      (8,970,402)      (1,685,714)    (12,354,1900
Interest income ......................         31,565            2,475           50,474            2,475           56,466
Other income .........................         11,958            1,882           21,903            1,882           24,282
Interest expense .....................     (1,385,234)         (20,462)      (7,323,573)        (169,966)      (8,237,701)
Loss on disposition of fixed assets ..           --               --               --               --           (457,122)
Other expense ........................           --               --               (296)            --               (296)
                                         ------------     ------------     ------------     ------------     ------------
Net Loss .............................   $ (4,726,848)    $   (628,250)    $(16,221,894)    $ (1,851,323)    $(20,968,561)
                                         ============     ============     ============     ============     ============

Basic and diluted loss per share .....   $      (0.23)    $      (0.08)    $      (1.16)    $      (0.31)             N/A

Weighted average shares outstanding ..     20,482,826        7,397,171       13,973,315        5,890,241              N/A

                              PHARMAFRONTIERS CORP.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                Nine Months Ended September 30, 2005 and 2004 and
                 the Period from January 22, 2003 (Inception) to
                               September 30, 2005
                                   (unaudited)

                                                         Nine Months                               Inception through
                                                     Ended September 30,      Nine Months Ended      September 30,
                                                            2005             September 30, 2004           2005
                                                     ------------------     --------------------     -------------
Cash flows from operating activities ................    $(16,221,894)         $ (1,851,323)         $(20,968,561)
     Net loss
     Adjustments to reconcile net loss
       to net cash used in
         operating activities:
       Stock issued for services ....................         999,400               849,000             1,848,400
       Stock issued for debt ........................         109,070                  --                 109,070
     Amortization of discount on notes payable
     due to warrants and beneficial conversion
     feature ........................................       5,516,638               159,403             6,313,205
       Amortization of intangible assets ............       1,227,850                 1,154             1,479,611
       Depreciation .................................          74,792                  --                  87,850
       Option expense ...............................       3,908,044                  --               4,031,378
       Loss on disposition of fixed asset ...........            --                    --                 457,122
       Debt forgiveness
     Changes in:
       Accounts payable .............................        (141,866)              131,163               (83,059)
       Prepaid expenses .............................         (75,618)              (57,579)             (114,568)
       Accrued expenses .............................          38,168                83,697                69,493
       Notes Payable ................................            --                  (5,000)                 --
                                                         ------------          ------------          ------------
     Net cash used in operating activities ..........      (4,565,416)             (689,485)           (6,770,059)
                                                         ------------          ------------          ------------
Cash flows from investing activities
     Purchase of licenses ...........................            --                (107,742)             (232,742)
     Purchase of property & equipment ...............         (77,519)              (15,198)             (250,523)
                                                         ------------          ------------          ------------
     Net cash used in ...............................         (77,519)             (122,940)             (483,265)
       investing activities
                                                         ------------          ------------          ------------
Cash flows from financing activities
     Common stock sold for cash .....................       5,305,989                 9,000             5,315,989
     Common stock repurchased and
       canceled .....................................            --                    --                    (325)
       Proceeds from debt ...........................       2,896,885             1,554,634             6,354,591
     Repayment on notes payable .....................         (58,614)                 --                 (63,614)
     Stock payable ..................................            --                 288,366                  --
                                                         ------------          ------------          ------------
     Net cash provided by ...........................       8,144,260             1,852,000            11,606,641
       financing activities
                                                         ------------          ------------          ------------
Net change in cash ..................................       3,501,325             1,039,575             4,353,317
Cash at beginning of year ...........................         851,992                    68                  --
                                                         ------------          ------------          ------------
Cash at end of period ...............................    $  4,353,317          $  1,039,643          $  4,353,317
                                                         ============          ============          ============

                                      F-4

                              PHARMAFRONTIERS CORP.
                          (A Development Stage Company)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                Nine Months Ended September 30, 2005 and 2004 and
                 the Period from January 22, 2003 (Inception) to
                               September 30, 2005
                                   (unaudited)


                                                Nine Months Ended         Nine Months Ended        Inception through
                                                September 30, 2005       September 30, 2004         September 30, 2005
                                              -----------------------    --------------------     --------------------
NON-CASH TRANSACTIONS
Issuance of common stock for purchase of
     Opexa...............................        $                --            $  --               $   23,750,000
Issuance of common stock to Sportan
     shareholders........................                         --               --                      147,733
Issuance of common stock for University
     of Chicago license..................                  1,868,384               --                    2,295,474
Issuance of common stock for interest....                    525,513               --                      525,513
Conversion of notes payable to common
     stock...............................                  6,159,610               --                    6,407,980
Conversion of accrued liabilities to
     Common Stock........................                     17,176               --                       17,176
Conversion of accounts payable to note
     payable.............................                         --               --                       93,364
Discount on convertible notes relating
     to:
     - warrants..........................                  1,433,108               --                    3,309,790
     - beneficial conversion feature.....                    831,945               --                    1,715,974
     - stock attached to notes...........                    999,074               --                    1,654,682

                              PHARMAFRONTIERS CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (unaudited)

NOTE 1 - BASIS OF PRESENTATION

         The accompanying unaudited interim financial statements of PharmaFrontiers Corp., ("Pharma"), (a development stage company), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in Pharma's latest Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for the fiscal year 2004, as reported in Form 10-KSB, have been omitted.

NOTE 2 - STOCK BASED COMPENSATION

         Pharma accounts for stock-based compensation under the intrinsic value method. Under this method, Pharma recognizes no compensation expense for stock options granted when the number of underlying shares is known and exercise price of the option is greater than or equal to the fair market value of the stock on the date of grant. The following table illustrates the effect on net loss and net loss per share if Pharma had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation for the nine months ended September 30, 2005 and 2004:


                                                                                                            Inception
                                             Three Months Ended                                              through
                                                September 30,          Nine Months Ended September 30,    September 30,
                                         --------------------------    -------------------------------    -------------
                                             2005           2004            2005              2004             2005
Net loss as reported...................  $ (4,726,848)   $ (628,250)     $ (16,221,894)    $ (1,851,323)   $(20,968,561)
Add:   stock based compensation
        determined under intrinsic
        value-based method.............      1,166,502            --          1,900,806              --       2,024,139
Less:   stock based compensation
        determined under fair value
        based method...................    (2,388,998)            --        (3,303,730)              --      (3,457,094)
                                         ------------    ----------      -------------     ------------    ------------
Pro forma net loss.....................  $ (5,949,344)   $ (628,250)     $ (17,624,818)    $ (1,851,323)   $(22,401,516)
                                         ============    ==========      =============     ============    ============
Basic and diluted
       Net loss per common share:
  As reported..........................  $      (0.23)   $    (0.08)     $       (1.16)    $      (0.31)             N/A
  Pro forma............................         (0.29)        (0.08)             (1.26)           (0.31)             N/A


         The weighted average fair value of the stock options granted during 2005 was $2.85. Variables used in the Black-Scholes option-pricing model include
(1) 2% risk-free interest rate, (2) expected option life is the actual remaining life of the options as of each year end, (3) expected volatility is 97.39% and
(4) zero expected dividends.

NOTE 3 - THIRD PARTY CONVERTIBLE NOTES & STOCK PAYABLE TO NOTE HOLDERS

         Between September 2004 and February 2005, Pharma issued convertible notes to investors totaling $6,124,859. On June 30, 2005 a total of $6,650,372 comprised of the principal of the notes of $6,124,859 and accumulated interest of $525,513, which accrued at a rate of 15% per annum, was exchanged for 4,433,598 units at $1.50 per share. Each unit is comprised of one share of common stock and three separate types of warrants to purchase a total of 2.75 shares of common stock as stated below. In addition, 1,232,997 shares of Common Stock were issued in consideration for the surrender of the rights to the Bridge Warrants held by the note holders. All of the Bridge Notes and Bridge Warrants were exchanged so that none are now outstanding.

         o Warrants: In connection with the bridge note exchange and private placement offerings in June and July three separate types of warrants to purchase a total of 2.75 shares of common stock were issued as follows: (i) a Series A Warrant for 1.25 shares with an exercise price of $2.00 which expires on the later of January 25, 2006 or five months after the registration statement referred to below is declared effective; (ii) a Series B Warrant for one-half of a share with an exercise price of $2.90 which expires on the later of September 25, 2006 or 12 months after the registration statement referred to below is declared effective; (iii) and a Series C Warrant for one share with an exercise price of $4.00 that expires on May 25, 2010.

NOTE 4 - REGISTRATION OF SHARES

On July 19, 2005 Pharma filed a registration statement on Form SB-2 to register the resale of 35,906,722 shares of common stock, including 12,723,562 shares of common stock previously issued and 23,183,160 shares of common stock issuable upon the exercise of common stock purchase warrants.

NOTE 5 - NOTES PAYABLE

         Notes payable to third parties consists of the following:

         Note payable to the University of Chicago; no interest;  due earlier of
              Pharma  raising  $10,000,000  in an Equity  Financing or April 30,
              2006;
              secured by license...................................  $ 1,500,000


NOTE 6 - COMMITMENT AND CONTINGENCIES

         After purchasing Opexa Pharmaceuticals, Inc. ("Opexa") Pharma assumed an eighteen-month operating lease from Opexa for a research facility. The lease commenced in June 2003 and was due to expire in November 2004. Pharma extended the lease initially until March 31, 2005 and extended it again until September 30, 2005. Pharma terminated the lease on October 7, 2005 and entered into a ten-year lease with a new landlord which commenced on October 1, 2005. Pharma entered into a remodeling construction contract to complete three Gmp production suites at our new facility. The construction contract plus equipment purchased separately is expected to total approximately $500,000. The construction began October 1st and is to be completed in December 2005, which coincides with the previously announced estimated startup of the planned Phase 2b Tovaxin Clinical Trial.

NOTE 7 - EQUITY

         During February 2005, 23,000 shares of common stock valued at their fair value of $161,000 were issued to note holders for the conversion of $51,927 of principal and interest from the notes.

         In March 2005, 451,688 shares of common stock with a relative fair value of $999,074 were issued to note holders as their additional shares for their subscription investment in Pharma. See Note 3 for details.

         In June 2005, 200,000 shares of common stock valued at their fair value of $940,000 were issued to Pharma's consultants for their services.

         In June 2005, Pharma sold 3,387,217 shares of common stock with 9,314,868 warrants for $5,080,826. The warrants have exercise prices ranging from $2 to $4 and expire in seven months to four years. The relative fair value of the common stock is $886,913 and the relative fair value of the warrants is $4,198,913. Offering costs of $434,262 related to shares issued were charged to additional paid in capital.

         In June 2005, 5,658,575 shares of common stock were issued to note holders for the conversion of $6,124,859 of principal and $525,513 interest from convertible notes. See Note 3.

         In June 2005, 274,836 shares of common stock were issued to the University of Chicago per the terms of a license agreement. These shares were recorded at $1,758,950.

         In July 2005, Pharma sold 507,292 shares of common stock with 1,395,053 warrants for $760,938. The warrants have exercise prices ranging from $2 to $4 and expire in seven months to four years. The relative fair value of the common stock is $216,801 and the relative fair value of the warrants is $544,137. Offering costs of $61,290 related to shares issued were charged to additional paid in capital.

         In August 2005, 17,099 shares of common stock were issued to the University of Chicago per the terms of a license agreement. These shares were recorded at $109,434.

         In August 2005, 30,000 shares of common stock valued at their fair value of $59,400 were issued to a consultant for his services.

NOTE 8 - WARRANTS AND OPTIONS

         In April 2005, options to purchase 12,500 shares of Common Stock were issued to three Opexa employees at an exercise price of $3.00 per share. One third of the options vest on the first anniversary date, one third of the options vests on the second anniversary date, and the remaining one third vests on the third anniversary date. These options have an intrinsic value of $14,925.

         In April 2005, warrants to purchase 20,000 shares of Common Stock was issued to a consultant at an exercise price of $3.00 per share of which one third of the warrants vest on the first anniversary date, one third of the warrants vests on the second anniversary date, and the remaining one third vests on the third anniversary date. These warrants have a fair value of $83,562.

         In April 2005, warrants to purchase 100,000 shares of Common Stock was issued to a consultant at an exercise price of $3.00 per share of which 40,000 warrants vested immediately, and the remaining 60,000 warrants vest at the rate of 2,500 warrants per month for twenty-four months. These warrants have a fair value of $417,812.

         In June 2005, options to purchase 30,000 shares of Common Stock were issued to two independent directors at an exercise price of $3.00 per share, of which options vested immediately. These options have no intrinsic value due to exercise price exceeded the market price at the date of the grant.

         In July 2005, warrants to purchase 460,846 shares of Common Stock were issued to several brokerage firms as the offering costs and commissions for Pharma's debt and equity financing at an exercise price of $1.50 per share. These warrants have a fair value of $2,197,162 and vest immediately.

         In August 2005, options to purchase 20,000 shares of Common Stock were issued to a new director at an exercise price of $1.14 per share. One third of the options vested immediately, one third of the options vest on the first anniversary date, and the remaining one third vests on the second anniversary date. These options have no intrinsic value due to exercise price exceeded the market price at the date of the grant.

         In August 2005, warrants to purchase 200,000 shares of Common Stock were issued to a consultant at an exercise price of $1.19 per share. The options vest at a future date at such time that certain pre-determined events occur. These warrants have a fair value of $175,484.

         In September 2005, warrants to purchase 15,000 shares of Common Stock were granted to a consultant at an exercise price of $1.19 per share of which options vested immediately. These warrants have a fair value of $13,161.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
   PharmaFrontiers Corp.
   (a development stage company)
   The Woodlands, Texas


We have audited the accompanying consolidated balance sheet of PharmaFrontiers Corp., ("Pharma")(a development stage company), as of December 31, 2004 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended and the period from January 22, 2003 (Inception) through December 31, 2003 and 2004. These consolidated financial statements are the responsibility of Pharma's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pharma as of December 31, 2004 and the consolidated results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Pharma will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, Pharma has suffered recurring losses from operations and has a negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas


February 23, 2005

                              PHARMAFRONTIERS CORP.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004

Current Assets
     Cash ..........................................................    $    851,992
     Prepaid expenses ..............................................          94,337
                                                                        ------------
     Current assets ................................................         946,329

Intangible assets, net of $251,761 of
     accumulated amortization ......................................      26,791,073
Property & equipment, net of $184,318
     of accumulated depreciation ...................................         341,984
                                                                        ------------
         Total Assets ..............................................    $ 28,079,386
                                                                        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts payable ..............................................    $  1,188,617
     Accrued expenses ..............................................         233,831
     Convertible notes, net of
         unamortized discount of $2,619,754 ........................         608,221
     Stock payable to convertible note holders .....................         367,243
     Notes payable .................................................       2,485,253
                                                                        ------------
                   Total Current Liabilities .......................       4,883,165
                                                                        ------------
Commitments and Contingencies ......................................            --


Stockholders' Equity
     Convertible preferred stock, no par value,
         10,000,000 shares authorized, none issued and outstanding .            --
     Common stock, $.05 par value, 50,000,000 shares
         authorized, 10,059,838 shares issued and outstanding ......         502,992
     Additional paid in capital ....................................      27,439,896
     Deficit accumulated during the development stage ..............      (4,746,667)
                                                                        ------------
                 Total Stockholders' Equity ........................      23,196,221
                                                                        ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ....................    $ 28,079,386
                                                                        ============






                 See accompanying summary of accounting policies and notes to consolidated financial statements

                              PHARMAFRONTIERS CORP.
                          (A Development Stage Company)
                    CONSOLIDATED STATEMENTS OF EXPENSES Year
          ended December 31, 2004 and the Period from January 22, 2003
                 (Inception) through December 31, 2003 and 2004


                                                                                    Inception        Inception
                                                                                     through          through
                                                                     2004              2003            2004
                                                                ----------------   -------------   --------------
General and administrative....................................       $3,127,488      $   80,801      $ 3,208,289
Research and development......................................          632,621              --          632,621
                                                                ----------------   -------------   --------------
         Net operating loss...................................       (3,760,109)        (80,801)      (3,840,910)
Interest income...............................................            5,992              --            5,992
Other income..................................................            2,379              --            2,379
Interest expense..............................................         (868,926)        (45,202)        (914,128)
                                                                ----------------   -------------   --------------
NET LOSS                                                           $ (4,620,664)     $ (126,003)     $(4,746,667)
                                                                ================   =============   ==============
Basic and diluted loss per share..............................     $       (.73)          N/A
Weighted average shares outstanding...........................        6,309,145           N/A



                 See accompanying summary of accounting policies and notes to consolidated financial statements

                              PHARMAFRONTIERS CORP.
                          (A Development Stage Company)
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
           From January 22, 2003 (Inception) through December 31, 2004


                                                                                     Deficit
                                                                                   Accumulated
                                                                                   During the
                                                         Common Stock              Development
                                                    Shares          Amount            Stage             Total
                                                  -----------    ------------    --------------      ------------
Shares issued for cash.........................    5,250,000      $     1,000    $           --      $      1,000
Shares repurchased and cancelled...............   (1,706,250)            (325)               --              (325)
Discount relating to:
  - beneficial conversion feature..............           --           28,180                --           28,180
  - warrants attached to debt..................           --           28,180                --           28,180
Net loss ......................................           --               --          (126,003)         (126,003)
                                                  ----------    -------------    --------------      ------------
Balances at December 31, 2003                      3,543,750           57,035          (126,003)          (68,968)

Shares issued for:
  - cash ......................................       22,500            9,000                --             9,000
  - services...................................    2,065,000          849,000                --           849,000
  - license....................................      242,688          427,075                --           427,075
  - reverse merger with Sportan................      997,399         (147,733)               --          (147,733)
  - acquisition of Opexa.......................    2,500,000       23,750,000                --        23,750,000
  - additional shares attached to
    convertible debt...........................      161,000          288,366                --           288,366
  - conversion of convertible notes............      607,501          248,370                --           248,370
Shares cancelled...............................      (80,000)             --                 --                --
Offering costs relating to
  convertible debt.............................           --         (365,909)               --          (365,909)
Discount relating to:
  - beneficial conversion feature..............           --          855,849                --           855,849
  - warrants attached to debt..................           --        1,848,502                --         1,848,502
Option expense.................................           --          123,333                --           123,333
Net loss                                                  --               --        (4,620,664)       (4,620,664)
                                                  ----------      -----------    --------------      ------------
Balances at December 31, 2004..................   10,059,838       27,942,888    $   (4,746,667)     $ 23,196,221
                                                  ==========      ===========    ==============      ============
Less:  par.....................................                       502,992
                                                                  -----------
Additional paid in capital.....................                   $27,439,896
                                                                  ===========





                 See accompanying summary of accounting policies and notes to consolidated financial statements

                              PHARMAFRONTIERS CORP.
                          (A Development Stage Company)
                   CONSOLIDATED STATEMENTS OF CASH FLOWS Year
          ended December 31, 2004 and the Period from January 22, 2003
                 (Inception) through December 31, 2003 and 2004


                                                                                 Inception         Inception
                                                                                  through           through
                                                                2004                2003              2004
                                                           --------------     --------------   ----------------
Cash flows from operating activities
  Net loss...........................................        $ (4,620,664)       $  (126,003)     $  (4,746,667)
    Adjustments to reconcile net
    loss to net cash used in
    operating activities:
      Stock issued for services......................             849,000                 --            849,000
      Amortization of discount on
        notes payable due to warrants
        and beneficial conversion feature............             753,812             42,755            796,567
      Amortization of intangible assets..............             251,761                 --            251,761
      Depreciation...................................              13,058                 --             13,058
      Option expense.................................             123,333                 --            123,333
      Loss on disposition of fixed assets............             457,122                 --            457,122
    Changes in:
      Accounts payable...............................              58,670                137             58,807
      Prepaid expenses...............................             (38,950)                --            (38,950)
      Accrued expenses...............................              23,822              7,504             31,326
                                                           --------------     --------------   ----------------
  Net cash used in
    operating activities.............................          (2,129,036)           (75,607)        (2,204,643)
                                                           --------------     --------------   ----------------
Cash flows from investing activities
  Purchase of licenses ..............................            (232,742)                --           (232,742)
  Purchase of property & equipment...................            (173,004)                --           (173,004
                                                           --------------     --------------   ----------------
  Net cash used in
    investing activities.............................            (405,746)                --           (405,746)
                                                           --------------     --------------   ----------------
Cash flows from financing activities
  Common stock sold for cash.........................               9,000              1,000             10,000
  Common stock repurchased and canceled                                                 (325)              (325)
  Payments on license notes payable..................              (5,000)                --             (5,000)
  Proceeds from debt.................................           3,382,706             75,000          3,457,706
                                                           --------------     --------------   ----------------
  Net cash provided by
    financing activities.............................           3,386,706             75,675          3,462,381
                                                           --------------     --------------   ----------------
Net change in cash...................................             851,924                 68            851,992
Cash at beginning of year............................                  68                 --                 --
                                                           --------------     --------------   ----------------
Cash at end of year..................................        $    851,992        $        68      $     851,992
                                                           ==============     ==============   ================


                 See accompanying summary of accounting policies and notes to consolidated financial statements

                              PHARMAFRONTIERS CORP.
                          (A Development Stage Company)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
        Year ended December 31, 2004 and the Period from January 22, 2003
                 (Inception) through December 31, 2003 and 2004


                                                                                Inception         Inception
                                                                                 through           through
                                                                2004               2003              2004
                                                           --------------     --------------   ----------------
NON-CASH TRANSACTIONS
  Issuance of common stock for
    purchase of Opexa................................        $23,750,000               $  --        $23,750,000
  Issuance of common stock to
Sportan shareholders.................................            147,733                  --            147,733
  Issuance of common stock for
    University of Chicago license....................            427,075                  --            427,075
  Conversion of notes payable
    to common stock..................................            248,370                  --            248,370
  Conversion of accounts payable
    to note payable..................................             93,364                  --             93,364
  Discount on convertible notes
    relating to:
    - warrants.......................................          1,848,502              28,180          1,876,682
    - beneficial conversion feature..................            855,849              28,180            884,029
    - stock attached to notes........................            288,366                  --            288,366




                 See accompanying summary of accounting policies and notes to consolidated financial statements

                              PHARMAFRONTIERS CORP.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

         PharmaFrontiers Corp. ("Pharma") was incorporated in Texas on January 22, 2003 as a biopharmaceutical company engaged in developing autologous personalized cell therapies. During the development stage, Pharma acquired the worldwide license to technology developed at Argonne National Laboratory, a U.S. Department of Energy Laboratory Operated by the University of Chicago ("Argonne"). This is an exclusive license to a stem cell technology in which adult pluripotent stem cells are derived from monocytes obtained from the patient's own blood. (the "License"). A patent application was filed in November 2003, with the United States Patent and Trade Office regarding the technology involved in the License.

         On October 7, 2004 Pharma entered into an agreement to acquire all of the outstanding stock of Opexa Pharmaceuticals, Inc. ("Opexa"). The agreement closed on November 5, 2004. A total of 2,500,000 shares of Pharma's common stock were exchanged for all the outstanding stock of Opexa's of which 250,000 shares is held in escrow and the balance of 2,250,000 was issued to Opexa's shareholders in December 2004. The acquisition was accounted for under the purchase method, where all of Opexa's assets are restated to their fair market value on the acquisition date, which approximated book value. The 2,500,000 shares of Pharma were valued at $23,750,000 or $9.50 per share, which represents their current value at the time. See note 12 for details.

         Opexa holds rights to technology to diagnose and treat multiple sclerosis through modified autoreactive T cells and is currently in FDA Phase I/II human dose ranging clinical trials to evaluate its safety and effectiveness in treating multiple sclerosis.

         Basis of presentation. The consolidated financial statements include the accounts of Pharma and its wholly-owned subsidiary, Opexa. Significant inter-company accounts and transactions have been eliminated.

         Reclassifications. Certain amounts in the 2003 consolidated financial statements have been reclassified to conform to the 2004 consolidated financial statement presentation.

         Use of Estimates in Financial Statement Preparation. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and cash equivalents. For purposes of the statements of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less.

         Long-lived Assets. Property and equipment are stated on the basis of historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations.

         Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

         Income Taxes. Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

         Stock-Based Compensation. Pharma accounts for stock-based compensation under the intrinsic value method. Under this method, Pharma recognizes no compensation expense for stock options granted when the number of underlying shares is known and exercise price of the option is greater than or equal to the fair market value of the stock on the date of grant. The following table illustrates the effect on net loss and net loss per share if Pharma had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                                        Inception           Inception
                                                                         through             through
                                                        2004               2003               2004
                                                   ------------     -----------------    ---------------
Net loss as reported........................       $(4,620,664)        $ (126,003)        $(4,746,667)
  Add: stock based compensation
       determined under intrinsic
       value-based method...................           123,333                 --             123,333

  Less: stock based compensation
        determined under fair value-
        based method........................          (153,364)                --            (153,364)
                                                  -------------     ----------------  ----------------
Pro forma net loss..........................       $(4,650,695)        $ (126,003)        $(4,776,698)

Basic and diluted net loss per common share:
As reported.................................       $      (.73)               N/A               N/A
Pro forma...................................       $      (.74)               N/A               N/A


         The weighted average fair value of the stock options granted during 2004 was $3.09. Variables used in the Black-Scholes option-pricing model include
(1) 2% risk-free interest rate, (2) expected option life is the actual remaining life of the options as of each year end, (3) expected volatility is from 0.1% to 796.30% and (4) zero expected dividends.

         Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the absence of common stock equivalents.

         Research and development. Research and development expenses include salaries and related employee expenses and consulting fees, facility costs, and laboratory costs. All costs for research and development activities are expensed as incurred. Pharma expenses the costs of licenses of patents and the prosecution of patents until the issuance of such patents and the commercialization of related products is reasonably assured.

Recently Issued Accounting Pronouncements:

         In December 2004, the FASB issued SFAS No.123R, "Accounting for Stock-Based Compensation" SFAS No.123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No.123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No.123R, only certain pro forma disclosures of fair value were required. SFAS No.123R shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. While Pharma has issued options to employees recently, the adoption of this new accounting pronouncement is not expected to have a material impact on the consolidated financial statements of Pharma during the calendar year 2006.

         Pharma does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on their consolidated financial position, results of operations or cash flow.

NOTE 2 - GOING CONCERN

         As shown in the accompanying consolidated financial statements, Pharma incurred recurring net losses of $4,620,664 and $126,003 in fiscal 2004 and 2003, respectively, has an accumulated deficit of $4,746,667 and a working capital deficit of $3,936,836 as of December 31, 2004. These conditions raise substantial doubt as to Pharma's ability to continue as a going concern. Management is trying to raise additional capital through sales of convertible debt and equity. The consolidated financial statements do not include any adjustments that might be necessary if Pharma is unable to continue as a going concern.

NOTE 3 - LICENSE AGREEMENT

         In February 2004, Pharma entered into an agreement with the University of Chicago ("University") for the worldwide license to technology developed at Argonne National Laboratory, a U.S. Department of Energy Laboratory Operated by the University. In consideration for the license, Pharma paid the University $57,742 and agreed to issue 375,375 shares of its common stock. 187,688 shares valued at $75,075 were issued on February 20, 2004. In December 2004, the License Agreement was amended granting Pharma an exclusive, non-transferable worldwide license to the University's stem cell technology. In consideration for the amendment, Pharma paid the University an additional $175,000, issued the University 55,000 shares of common stock valued at $352,000, bringing the total ownership of Pharma by the University to 242,688 shares, agreed to pay the University $1,500,000 on the earlier of October 30, 2005 or upon the closing of a Pharma financing where proceeds are greater than $10 million and agreed to issue the University shares of Pharma common stock, including the shares already issued, equal to 2.6% of the total outstanding number of shares after conversion of the 15% exchangeable convertible subordinated promissory notes upon the later of the First financing or November 30, 2005 and after issuance of any and all equity in the form of stock at the close of the first Financing.

         In June of 2004, Pharma paid $50,000 to The University of Texas MD Anderson Cancer Center for the option to negotiate a licensing agreement for the use of peripheral blood stem cells for cardiac regeneration. The option to negotiate the licensing agreement expired on September 21, 2004 and the non-refundable fee of $50,000 was written off at the end of the fourth quarter.

NOTE 4 - INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2004:

                        Description                                    Life                     Amount
-----------------------------------------------------------       -------------       --------------------------
University of Chicago license (see note 3).................          19 years                        $ 3,051,706
Opexa intangible group (see note 12).......................          16 years                         23,991,128
                                                                                                      27,042,834
Less: accumulated amortization.............................                                             (251,761)
                                                                                      --------------------------
                                                                                                     $26,791,073

Amortization   expense  totaled  $251,761  and  $0  in  fiscal  2004  and  2003, respectively.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2004:


                          Description                                     Life                   Amount
--------------------------------------------------------------    ----------------    ---------------------------
Leasehold improvements........................................          5 years                       $   29,795
Computer equipment............................................          3 years                           50,669
Office furniture and equipment................................         3-5 years                         224,218
Laboratory equipment..........................................         5-10 years                        221,620
                                                                                         ------------------------
                                                                                                         526,302
Less: accumulated depreciation................................                                          (184,318)
                                                                                         ------------------------
                                                                                                       $ 341,984
                                                                                         ========================

Depreciation   expense   totaled  $13,058  and  $0  in  fiscal  2004  and  2003,
respectively.

NOTE 6 - INCOME TAXES

         Pharma uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2004 and 2003, Pharma incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $3,000,000 at December 31, 2004, and will expire in the years 2023 through 2024.

At December 31, 2004, deferred tax assets consisted of the following:

Deferred tax assets
  Net operating losses...........................................          $     1,020,000
  Less:  valuation allowance.....................................               (1,020,000)
                                                                     ----------------------
Net deferred tax asset...........................................          $            --
                                                                     ======================

NOTE 7 - THIRD PARTY CONVERTIBLE NOTES & STOCK PAYABLE TO NOTE HOLDERS

         During 2004, Pharma issued convertible notes to investors totaling $3,227,975. A description of the notes is as follows:

         o Maturity: The notes mature on November 30, 2005, at which time the principal amount of the notes will be mandatorily convertible into shares of common stock at the conversion price (as described below).

         o Interest: Interest will accrue at a rate of 15% per annum. If Pharma completes an Equity Financing prior to November 30, 2005, interest will be converted to common stock using a conversion price of the weighted average gross offering price of Pharma's common stock or common stock equivalents issued in the Equity Financing. If no such Equity Financing occurs, the accrued interest is convertible at $3.00 per share.

         o Mandatory Exchange: In the event Pharma raises $10,000,000 in one or a series of transactions by selling common stock or common stock equivalents prior to the maturity of the notes ("Equity Financing"), the principal amount of the notes will by automatically exchanged for the same type of securities issued in the Equity Financing. The exchange will occur upon the closing of the Equity Financing. The conversion price used for the mandatory exchange will be equal to the weighted average gross offering price of the common stock or common stock equivalents sold in the Equity Financing. Pharma will pay accrued interest on the closing date in cash or shares of common stock valued at the common stock offering price of the Equity Financing.

         o Conversion and conversion price: In the event that there is no Equity Financing, the principal amount of the notes will automatically convert into common stock and Pharma will have the right to pay the accrued interest on notes in cash or with shares of common stock. The number of shares of common stock shall be determined by dividing the amount owed by $3.00. The conversion price may be adjusted from time to time upon the occurrence of certain specified events.

         o Additional shares: For each $100,000 loaned to Pharma, 10,000 shares of common stock will be issued.

         o Warrants: If the notes are mandatorily exchanged for Pharma securities, Pharma will issue investors one-year warrants. The number of warrants issued will be determined by dividing the aggregate principal amount of the notes by the exercise price. The exercise price of the warrants will be equal to 50% of the weighted average gross offering price of the common stock or common stock equivalents issued in the Equity Financing. If there is no Equity Financing prior to the maturity of the notes, Pharma will issue note holders warrants identical to those issued upon a mandatory exchange, except that the exercise price shall equal the conversion price.

         The proceeds from the notes have been discounted for the relative fair value of the warrants, the stock, and beneficial conversion feature. All discounts will be amortized over the life of the notes. As of December 31, 2004, the stock has not been issued. A summary of the notes is as follows:

                                                                           Notes                Stock
                                                                          Payable              Payable
                                                                      ---------------    -------------------
Gross proceeds from notes........................................        $ 3,227,975            $      --
Less: Relative fair value of:
        stock payable to note holders............................           (655,608)             655,608
        warrants.................................................         (1,782,510)                  --
        beneficial conversion feature............................           (789,857)                  --
        amounts already issued...................................                  --            (288,365)
Add: amortization of discounts...................................            608,221                   --
                                                                      ---------------    -------------------
Carrying amount of notes and stock on
  December 31, 2004..............................................        $   608,221            $ 367,243
                                                                      ===============    ===================


         As of December 31, 2004, Pharma had only issued 161,000 of the 322,978 additional common shares due to note holders. The relative fair value of the remaining 161,978 shares totaled $367,243 and is accrued as of December 31, 2004.

NOTE 8 - NOTES PAYABLE TO

Notes payable to third parties consists of the following:


Note payable to a vendor for services;
  12% interest; due in February 2005;
  unsecured............................................................              $   58,614
Note payable to individual; interest of
  12%; due on demand; unsecured........................................                  34,750
Note payable to the University of Chicago;
  no interest; due earlier of Pharma raising
  $10,000,000 in an Equity Financing or
  October 30, 2005; secured by license
  (see note 3 for details).............................................               1,500,000
Stock payable to the University of Chicago
  equal to 2.6% of outstanding shares; no interest;
  due later of Pharma raising
  $10,000,000 in an Equity Financing or
   November 30, 2005; secured by license
  (see note 3 for details).............................................                 891,889
                                                                                     ----------
                                                                                     $2,485,253
                                                                                     ==========
Total


NOTE 9 - STOCK PURCHASE AGREEMENT

In June 2004, Pharma was acquired by Sportan United Industries, Inc. in a transaction accounted for as a reverse acquisition. Pharma's shareholders were issued 6,386,439 Sportan shares in exchange for 100 percent of the outstanding common shares of Pharma. Immediately following this transaction, Sportan changed its name to Pharma and 7,383,838 shares were outstanding.

NOTE 10 - EQUITY

         In 2003, Pharma sold 5,250,000 shares of common stock for $1,000 in cash. On April 2, 2003, 1,706,250 shares were reacquired for $325 and canceled.

         Additional contributions to capital of $56,360 resulted from the discounted value to notes payable due to warrants and beneficial conversion features attached to convertible notes issued in 2003.

         During 2004, 22,500 shares of common stock were sold for $9,000 in cash.

         During 2004, 2,065,000 shares of common stock valued at their then fair value of $849,000 were issued to Pharma's employees and consultants for their services.

         In February 2004, 187,688 shares of common stock valued at their then fair value of $75,075 were issued to the University of Chicago per the terms of a license agreement. In December 2004, 55,000 shares of common stock valued at their then fair value of $352,500 were issued to the University of Chicago per the terms of an amended license agreement. See note 3 for details.

         In June 2004, 997,399 shares of common stock were issued for net liabilities of $147,733 to Sportan's shareholders for the reverse merger with Sportan. See note 9 for details.

         In November 2004, 2,500,000 shares of common stock valued at their then fair value of $23,750,000 were issued to 30 accredited investors in connection with the acquisition of Opexa Pharmaceuticals, of which 250,000 shares are subject to an escrow agreement. See note 12 for details.

         In December 2004, 161,000 shares of common stock with a relative fair value of $288,366 were issued to note holders as their additional shares for their subscription investment in Pharma. See note 7 for details.

         During 2004, 607,501 shares of common stock were issued to note holders for the conversion of $248,370 of principal and interest from convertible notes.

         In November 2004, 80,000 shares of common stock were cancelled pursuant to the terms of an employment separation agreement.

         Offering costs of $365,909 related to the convertible notes issued in 2004 that are mandatorily convertible were charged to additional paid in capital. Additional contributions to capital of $2,827,684 relating to the discounted value to notes payable from warrants and beneficial conversion features attached to convertible notes issued in 2004. See note 7 for details.

NOTE 11 - STOCK OPTION PLAN

         In 2004 Pharma adopted the 2004 Stock Option Plan ("the Plan"). The Plan provides for the granting of stock options to employees and consultants of Pharma.

         Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Pharma employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Pharma employees and consultants. The Board of Directors has discretion to determine the number, term, exercise price and vesting of all grants. 150,000 warrants were granted to investors related to the convertible notes in 2003. 1,165,000 options were granted to employees and consultants in 2004 and 1,427,993 warrants were granted to investors related to the convertible notes in 2004.

Summary information regarding options is as follows:

                                                                   Weighted                       Weighted
                                                                    Average                        Average
                                                                   Exercise                       Exercise
                                                    Options          Price         Warrants         Price
                                                   -----------   -------------    -----------    -----------
Year ended December 31, 2003:
  Granted...................................                --          $  --          150,000         $ .10
Outstanding at December 31, 2003............                --             --          150,000           .10
Year ended December 31, 2004:
Granted.....................................          1,165,000           3.22       1,427,993          2.29
Outstanding at December 31, 2004............          1,165,000         $ 3.22       1,577,993         $2.08



Options and warrants outstanding and exercisable as of December 31, 2004:

                                               Options             Options            Warrants           Warrants
   Exercise Price      Remaining Life        Outstanding         Exercisable        Outstanding         Exercisable
-------------------    --------------       ---------------      ------------       ------------        -----------
       $5.00               5 years                  130,000                --                --                  --
        3.00               5 years                1,035,000            23,333                --                  --
        3.00               1 year                        --                --         1,075,991            1,075,991
        .10                1 year                        --                --           502,002              502,002
                                            ---------------      ------------       -----------         ------------
                                                  1,165,000            23,333         1,577,993            1,577,993
                                            ===============      ============       ===========         ============

As of December 31, 2004, there were no options or warrants outstanding to purchase Opexa common stock.

NOTE 12 - PURCHASE OF OPEXA

         On October 7, 2004 Pharma entered into an agreement to acquire all of the outstanding stock of Opexa. The agreement closed on November 5, 2004. Pharma issued Opexa shareholders 2,500,000 shares of Pharma's common stock for all of the outstanding stock of Opexa. 250,000 of the 2,500,000 shares were put in escrow. The acquisition was accounted for under the purchase method, where all of Opexa's assets are restated to their fair market value on the acquisition date, which approximated book value. The 2,500,000 shares of Pharma were valued at their then fair value of $23,750,000 or $9.50 per share.

         Pharma acquired Opexa because Opexa holds rights to technology to diagnose and treat multiple sclerosis through modified autoreactive T cells and is currently in FDA Phase I/II human dose ranging clinical trials to evaluate its safety and effectiveness in treating multiple sclerosis.

         The results of operations for Opexa from November 6, 2004 through December 31, 2004 are included in the Statement of Expenses and the Statement of Cash Flows.

         The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition:

Current assets...............................................          $ 55,387
Property, plant and equipment, net...........................           639,160
Intangible assets............................................        23,991,128
                                                                    -----------
Total assets acquired........................................        24,685,675
                                                                    -----------
Current liabilities..........................................           935,675
                                                                    -----------
Total liabilities assumed....................................           935,675
                                                                    -----------
Net assets acquired..........................................       $23,750,000
                                                                    ===========

         Of the $23,991,128 of acquired intangible assets, the full amount is assigned to an inseparable group of patents and licenses that cannot function independently by themselves. The weighted average useful life of the intangible group as of December 31, 2004 is approximately 16.5 years.

         The following shows the pro forma results of operations as though the purchase of Opexa had been completed as of January 1, 2003:

                                                                                          Inception
                                                                                           through
                                                                          2004               2003
                                                                     -------------      ------------
  General and administrative...................................        $ 4,289,023      $ 1,482,810
  Research and development.....................................          2,383,780        1,408,904
                                                                     -------------      ------------
              Net operating loss...............................        (6,672,803)       (2,891,714)

  Interest income..............................................            11,649           21,406
  Other income.................................................            28,008              602
  Interest expense.............................................          (869,661)          (45,202)
                                                                     -------------      -----------
  NET LOSS.....................................................       $(7,502,807)      $(2,914,908)
                                                                     ============       ===========
  Basic and diluted loss per share.............................       $     (1.19)              N/A

  Weighted average shares outstanding..........................         6,309,145               N/A


NOTE 13 - BOARD OF DIRECTORS AGREEMENTS

         In April and May of 2004, Pharma entered into agreements with four individuals that will comprise Pharma's Board of Directors. The agreements resulted in the authorization of 200,000 shares of common stock and compensation of $51,000 per year.

NOTE 14 - COMMITMENT AND CONTINGENCIES

         In 2003 and part of 2004, Pharma's principal office was in the office of one of Pharma's shareholders pursuant to a verbal agreement on a rent-free month-to-month basis.

         After purchasing Opexa, Pharma assumed an eighteen-month operating lease from Opexa for a research facility. The lease commenced in June 2003 and was due to expire in November 2004. Pharma extended the lease until March 31, 2005. Pharma has the option to exercise two 5 year renewals extending the lease to March 31, 2010 and if the second option is exercised, extending the lease to March 31, 2015. Basic rent expense charged to operations for fiscal 2004 and 2003 was $14,234 and $0 respectively.

         Future minimum lease payments under the non-cancelable  operating lease are $21,351 for 2005 and none thereafter........

NOTE 15 - SUBSEQUENT EVENTS

         On February 14, 2005 Pharma completed the second traunch of a private offering of 15% convertible promissory notes (the "notes") and issued notes with an aggregate principal amount of $6.1 million. The notes are mandatorily exchangeable for common stock at the earlier of an "Equity Financing" (as defined below) or upon maturity on November 30, 2005. The notes and accrued interest are convertible at a conversion price equal to the weighted average gross offering price of the common stock or common stock equivalents issued in an Equity Financing. If no such Equity Financing occurs, the notes and accrued interest are convertible at $3.00 per share on November 30, 2005. An "Equity Financing" is defined as Pharma raising at least $10,000,000 in one or a series of transactions of common stock or common stock equivalents prior to the maturity of the notes. As additional consideration for the purchase of notes, Pharma issued to investors an aggregate of 612,468 shares of common stock and, upon the earlier of an Equity Financing or maturity of the notes, each investor will receive a one-year warrant to purchase shares of common stock. Each warrant will be exercisable for that number of shares of common stock equal to the principal amount of the note divided by the warrant's exercise price. The warrant's exercise price will be equal to 50% of the weighted average gross offering price of equity issued in an Equity Financing or, if there is no Equity Financing, $3.00 per share.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

         The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

         Securities and Exchange Commission Registration Fee     $12,911
         Printing Costs                                            3,000
         Legal Fees and Expenses                                  50,000
         Accounting Fees and Expenses                             15,000
         Transfer Agent and Registrar Fees                         3,000
         Miscellaneous                                            10,000
         Total                                                   $------
                                                                  93,056

Item 14. Indemnification of Directors and Officers.

         The Company has the authority under Articles 2.02a(16) and 2.02-1 of the Texas Business Corporation Act ("TBCA") to indemnify its directors and officers to the extent provided for in such statute. The TBCA provides, in part, that a corporation may indemnify a director or officer or other person who was, is or is threatened to be made a named defendant or respondent in a proceeding because such person is or was a director, officer, employee or agent of the corporation, if it is determined that such person: (1) conducted himself in good faith; (2) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interest and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         A corporation may indemnify a person under the TBCA against judgments, penalties, including excise and similar taxes, fines, settlement, unreasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         The Company's Articles of Incorporation provide that none of its directors shall be personally liable to the Company or its shareholders for monetary damages for an act or omission in such director's capacity as a director; provided, however, that the liability of such director is not limited to the extent that such director is found liable for (1) a breach of the director's duty of loyalty to the Company or its shareholders, (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (4) an act or omission for which the liability of the director is expressly provided by an applicable statute.

         The Company believes that these provisions will assist it in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in the Company's Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against the Company's directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

         The Company's Articles of Incorporation and By-laws provide that the Company may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the TCBA.

         Additionally, under their employment agreements with PharmaFrontiers Corp. Messrs. McWilliams and Rouse are entitled to indemnification in their capacity as officers of the Company to the fullest extent permitted by the TCBA.

Item 15. Recent Sales of Unregistered Securities.

         Acquisition of PharmaFrontiers Corp.

                  On June 4, 2004, when the company was named "Sportan United Industries, Inc.," it issued, 6,386,439 shares of common stock to the shareholders of PharmaFrontiers Corporation, a Texas corporation
("PharmaFrontiers") in exchange for all the outstanding capital stock of PharmaFrontiers. The shares of common stock issued in the acquisition were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act of 1933 (the "Securities Act") and/or Section 4(2) of the Securities Act. The Company subsequently changed its name to "PharmaFrontiers Corp."

         Acquisition of OPEXA

         In connection with the closing of the Company's acquisition of OPEXA Pharmaceuticals, Inc., a Delaware corporation ("OPEXA"), on November 5, 2004, the Company issued 2,500,000 shares of its common stock, par value $0.05 per share, to the former holders of common stock of OPEXA in exchange for their OPEXA common stock. The shares of common stock issued in the acquisition were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. On June 9, 2005 the Company issued 200,000 shares of common stock to Sanders Morris Harris, Inc. in exchange for advisory services provided in connection with the acquisition of OPEXA. The shares were sold pursuant to the exemption from registration afforded by Rule 504 under the Securities Act of 1933 (the "Securities Act") and/or Section 4(2) of the Securities Act.

         15%  Exchangeable   Convertible  Subordinated  Note  Private  Placement
Financing and Subsequent Exchange

         During the six months ended February 15, 2005, the Company issued to accredited investors in a private placement: (i) 15% Exchangeable Convertible Notes with a principal amount of $6.1 million, (ii) an aggregate of 612,688 shares of common stock, and (iii) a right to receive a warrant to purchase common stock. The Company received gross proceeds of $6.1 million from this private placement. The securities issued in the acquisition were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act of 1933 (the "Securities Act") and/or Section 4(2) of the Securities Act. In connection with this private placement, the Company entered into Registration Rights Agreements with the purchasers requiring that, among other things, the Company register the shares issued, those shares issuable on conversion of the notes and those shares issuable upon exercise of the warrant for resale under the Securities Act.

         In addition, the Company issued to the placement agents who assisted with the sale of the Notes, warrants to purchase 216,875 shares of Common Stock at a price of $1.50 per share. These warrants expire on February 14, 2010. The Company is obligated to register for resale the shares of common stock issuable upon exercise of the warrants.

         On June 30, 2005 the Company, in exchange for all outstanding 15% Exchangeable Convertible Subordinated Notes and the associated rights to warrants, issued to the accredited investors holding the notes: (i) an aggregate of 5,658,575 shares of our common stock, (ii) Series A Warrants to purchase an aggregate of 5,541,998 shares of our common stock, (iii) Series B Warrants to purchase an aggregate of 2,216,799 shares of our common stock, and (iv) Series C Warrants to purchase an aggregate of 4,433,598 shares of our common stock. In connection with this exchange offering, the Company entered into a Registration Rights Agreement dated June 17, 2005 with the participants in the exchange offer requiring that, among other things, the Company register the shares issued in the exchange offer and issuable upon exercise of the warrants, for resale under the Securities Act.

         The notes and shares of common stock and warrants described above were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act, Section 3(a)(9) of the Securities Act and/or
Section 4(2) of the Securities Act.

         Sale of Common Stock, Series A Warrants, Series B Warrants and Series C Warrants

         In the month ended July 15, 2005, the Company completed a private placement to accredited investors of (i) an aggregate of 3,834,508 shares of common stock at a per share price of $1.50 pursuant to the terms of Securities Purchase Agreements dated June 17, 2005 and July 15, 2005 by and among the Company and each of the purchasers. In connection with this private placement, the Company entered into a Registration Rights Agreement dated June 17, 2005 and July 15, 2005 with the purchasers requiring that, among other things, the Company register the shares for resale under the Securities Act.

         In addition, the Company issued to the placement agents assisting with the private placement, warrants (the "Placement Agent Warrants") to purchase 228,992 shares of common stock at an exercise price of $1.50 per share. The Placement Agent Warrants are exercisable until June 17, 2010. The Company is obligated to register for resale the shares of common stock issuable upon exercise of the Placement Agent Warrants.

         The shares of common stock and warrants described above were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

         Shares of Common Stock Issued To the University of Chicago

         Pursuant to the terms of a First Amended and Restated License Agreement (the "License Agreement") dated December 30, 2004 with the University of Chicago, the Company has issued 533,064 shares of common stock in consideration of the license granted to the Company. The License Agreement obligates the Company, for a period of time, to issue sufficient shares so as to enable the University of Chicago to maintain a certain percentage ownership. Thus the shares were issued from time to time as the Company issued shares in connection with its various offerings. The shares of common stock were offered and sold pursuant to the exemption from registration afforded by Section 4(2) under the Securities Act. In connection with the License Agreement, the Company agreed to register the shares issued thereunder for resale under the Securities Act.

         Item 16. Exhibits and Financial Statement Schedules.

         (a) Exhibits. The following exhibits of the Company are included herein.

Exhibit 2.1     Stock Purchase  Agreement  (incorporated by reference to Exhibit
                2.1 to the  Company's  Current  Report  on Form K filed  June 4,
                2004)

Exhibit 2.2 Merger Agreement (incorporated by reference to Exhibit 2.1 to the Company's Current Report on 8-K filed October 8, 2004)

Exhibit 3.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit A to the Company's Definitive Information Statement filed on June 29, 2004)

Exhibit 3.2*    By-laws

Exhibit 4.1     Form of Common Stock  Certificate  (incorporated by reference to
                Exhibit 2.3 to the Company's Registration Statement on Form 10-SB (File No. 000-25513), initially filed March 8, 1999

Exhibit 5.1*    Opinion of Vinson & Elkins L.L.P.

Exhibit 10.1 2004 Compensatory Stock Option Plan (incorporated by reference to Exhibit B to the Company's Definitive Information Statement filed on June 29, 2004)

Exhibit 10.2    Employment  Agreement  of  David  McWilliams   (incorporated  by
                reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-QSB filed November 16, 2004)

Exhibit 10.3    Second   Amended   Employment   Agreement   of   William   Rouse
                (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed February 4, 2005)

Exhibit 10.4 Amended Employment Agreement of Warren C. Lau (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K filed February 4, 2005)

Exhibit 10.5    Director's  Agreement  of  David  McWilliams   (incorporated  by
                reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB filed November 16, 2004)

Exhibit 10.6 Director's Agreement of Robert H. Gow (incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-KSB filed April 15, 2005)

Exhibit 10.7 Director's Agreement of Paul Frison (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-KSB filed April 15, 2005)

Exhibit 10.8    Director's Agreement of Tony Kamin (incorporated by reference to
                Exhibit 10.8 to the Company's Annual Report on Form 10-KSB filed April 15, 2005)

Exhibit 10.9    Director's   Agreement  of  Brian  Rodriguez   (incorporated  by
                reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB filed November 16, 2004)

Exhibit 10.10 Scientific Board Advisory Agreement of Yong Zhao (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB filed November 16, 2004)

Exhibit 10.11 Termination Settlement and Release Agreement with R. Wayne Fritzsche (incorporated by reference to Exhibit 99.3 to the Company's Current Report on Form 8-K filed February 4, 2005)

Exhibit 10.12   Form of Warrant Agreement  (incorporated by reference to Exhibit
                10.13 to the Company's Annual Report on Form 10-KSB filed April 15, 2005)

Exhibit 10.13 Amended and Restated License Agreement with Baylor College of Medicine (incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-KSB filed April 15, 2005)

Exhibit 10.14   Amended  and  Restated  License  Agreement  with  University  of
                Chicago (incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-KSB filed April 15, 2005)

Exhibit 10.15*  Form of Series A Common Stock Purchase Warrant

Exhibit 10.16*  Form of Series B Common Stock Purchase Warrant


Exhibit 10.17*  Form of Series C Common Stock Purchase Warrant

Exhibit 10.18* Securities Purchase Agreement dated June 17, 2005 by and among the Company and the Investors named therein.

Exhibit 10.19* Registration Rights Agreement dated June 17, 2005 by and among the purchasers of common stock named therein

Exhibit 10.20* Securities Purchase Agreement dated June 30, 2005 by and among the Company and the purchasers of common stock named therein

Exhibit 10.21* Securities Purchase Agreement dated July 15, 2005 by and among the Company and the Investors named therein.

Exhibit 10.22* Registration Rights Agreement dated July 15, 2005 by and among the Company and the Investors named therein.

Exhibit 10.23** License  Agreement  dated  January  13,  2006 by the Company and
                Shanghai Institute for Biological Services.

Exhibit 23.1 *   Consent of Malone & Bailey, PC

Exhibit 23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

*  Previously filed on Form SB-2 filed July 19, 2005.

** Filed herewith.

         (b)      Financial Statement Schedules.

         All schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto.

Item 17. Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               SIGNATURE PAGE FOR
                       FORM SB-2 - REGISTRATION STATEMENT
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of February, 2006.

                                  PHARMAFRONTIERS CORP.

                                  By:      /s/ David B. McWilliams
                                     --------------------------------------
                                  Name:    David B. McWilliams
                                  Title:   Chief Executive Officer


                                  By:      /s/ C. William Rouse
                                     --------------------------------------
                                  Name:    C. William Rouse
                                  Title:   Chief Financial Officer and
                                           Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. McWilliams his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 Signature                                     Title                               Date

 /s/ Brooks Boveroux                .       Chairman of the Board and Director               February 9, 2006
 ------------------------------------------
  Brooks Boveroux


                    *                       President, Chief Executive Officer and           February 9, 2006
 ------------------------------------------ Director (principal executive officer)
 David B. McWilliams




                   *                        Chief Financial Officer                         February 9, 2006
 ------------------------------------------ (principal financial and accounting officer)
 C. William Rouse



                   *                                                                         February 9, 2006
 ------------------------------------------
 Anthony N. Kamin                           Director



                   *                                                                         February 9, 2006
 ------------------------------------------
 Paul M. Frison                             Director




 /s/ Terry Wesner                                                                            February 9, 2006
 ------------------------------------------
 Terry Wesner                               Director


*By:     /s/ David B. McWilliams
-------------------------------------------
         David B. McWilliams


                               SIGNATURE PAGE FOR
                        FORM SB-2 REGISTRATION STATEMENT